Filed Pursuant to Rule 424(b)(5)
Registration No. 333-115582
PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED AUGUST 3, 2004

GE Dealer Floorplan Master Note Trust

Issuer

CDF Funding, Inc. Transferor	General Electric Capital Corporation Master Servicer

Series 2004-1 Asset Backed Securities

	Class A Notes	Class B Notes	Class C Notes

Principal amount	$1,202,000,000	$38,000,000	$10,000,000
Interest rate	One-month LIBOR plus 0.05% per year	One-month LIBOR plus 0.26% per year	One-month LIBOR plus 0.47% per year
Interest payment dates	Monthly on the 20th, beginning September 20, 2004	Monthly on the 20th, beginning September 20, 2004	Monthly on the 20th, beginning September 20, 2004
Expected principal payment date	July 2006 payment date	July 2006 payment date	July 2006 payment date
Final maturity date	July 2008 payment date	July 2008 payment date	July 2008 payment date
Price to public	$1,202,000,000 (or 100%)	$38,000,000 (or 100%)	$10,000,000 (or 100%)
Underwriting discount	$1,646,740 (or 0.137%)	$74,100 (or 0.195%)	$28,000 (or 0.280%)
Proceeds to issuer	$1,200,353,260 (or 99.863%)	$37,925,900 (or 99.805%)	$9,972,000 (or 99.720%)

     The notes will be paid from the issuer’s assets consisting primarily of: (i) floorplan receivables, accounts receivable and asset based lending receivables arising under a portfolio of revolving accounts owned by GE Commercial Distribution Finance Corporation, Transamerica Commercial Finance Corporation, Brunswick Acceptance Company, LLC and other permitted originators from time to time; and (ii) a note trust certificate issued by Distribution Financial Services Floorplan Master Trust (which holds floorplan receivables, accounts receivable and asset based lending receivables arising under a portfolio of revolving accounts owned by GE Commercial Distribution Finance Corporation).

     We expect that your notes will be issued in book-entry form on or about August 12, 2004.

      You should consider carefully the risk factors beginning on page S-12 in this prospectus supplement and page 3 in the prospectus.

     The notes are obligations of GE Dealer Floorplan Master Note Trust only and are not obligations of CDF Funding, Inc., CDF Financing, L.L.C., Distribution Financial Services Floorplan Master Trust, GE Commercial Distribution Finance Corporation, Transamerica Commercial Finance Corporation, Brunswick Acceptance Company, LLC, General Electric Capital Corporation, General Electric Capital Services, Inc. or any other person or entity.

     This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved these notes or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Underwriters of the Class A Notes

Joint Bookrunners

Banc of America Securities LLC	Citigroup

JPMorgan

Deutsche Bank Securities

Loop Capital Markets, LLC

Underwriters of the Class B Notes and Class C Notes

Banc of America Securities LLC	Citigroup

August 3, 2004

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We (CDF Funding, Inc.) provide information to you about the notes in two separate documents: (a) the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and (b) this prospectus supplement, which describes the specific terms of your series of notes.

     Whenever the information in this prospectus supplement is more specific than the information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

     You should rely only on the information provided in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted.

     We include cross references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the table of contents in the accompanying prospectus provide the pages on which these captions are located.

-i-

(continued)

-ii-

(continued)

-iii-

SUMMARY OF TERMS

Issuer:	GE Dealer Floorplan Master Note Trust
Transferor:	CDF Funding, Inc.
Master Servicer:	General Electric Capital Corporation
Originators:	GE Commercial Distribution Finance Corporation (“CDF”), Transamerica Commercial Finance Corporation (“TCFC”), Brunswick Acceptance Company, LLC (“BAC”) or other originators from time to time
Indenture Trustee:	Wilmington Trust Company
Owner Trustee:	The Bank of New York (Delaware)
Expected Closing Date:	August 12, 2004
Commencement of Controlled Accumulation Period (subject to adjustment):	February 1, 2006
Expected Principal Payment Date:	July 2006 payment date
Final Maturity Date:	July 2008 payment date
Clearance and Settlement:	DTC / Clearstream / Euroclear
Minimum Denominations:	$1,000
Servicing Fee Rate:	2% per year
Initial Collateral Amount:	$1,262,626,000
First Interest Payment Date:	September 20, 2004
Required Reserve Account Percentage:	$3.12
Primary Assets of the Issuer:	The issuer’s assets consist primarily of: (i) floorplan receivables, accounts receivable and asset based lending receivables that arise under certain revolving accounts owned by the Originators; and (ii) a note trust certificate issued by Distribution Financial Services Floorplan Master Trust (which holds floorplan receivables, accounts receivable and asset based lending receivables arising under a portfolio of revolving accounts owned by GE Commercial Distribution Finance Corporation).

Notes and Certificates of Your Series:	The Class A, Class B and Class C notes are offered by this prospectus supplement and the accompanying prospectus. The Class D certificates are not being offered by this prospectus supplement or the accompanying prospectus. The Class D certificates will not be entitled to receive any distributions until the date after which all principal and interest have been paid on the Class A, Class B and Class C notes.

SERIES 2004-1

		% of Initial
Class	Amount	Collateral Amount
Class A notes	$1,202,000,000	95.20%
Class B notes	38,000,000	3.01%
Class C notes	10,000,000	0.79%
Class D certificates	12,626,000	1.00%
Initial collateral amount	$1,262,626,000	100.00%

OFFERED NOTES

	Class A	Class B	Class C
Principal Amount:	$1,202,000,000	$38,000,000	$10,000,000
Anticipated Ratings:[1] (Moody’s/S&P/Fitch)	Aaa / AAA / AAA	A1 / A- / A	Baa1 / BBB / BBB+
Credit Enhancement:	Subordination of the Class B notes, the Class C notes and the Class D certificates, plus amounts in the reserve account	Subordination of the Class C notes and the Class D certificates, plus amounts in the reserve account	Subordination of the Class D certificates, plus amounts in the reserve account
Interest Rate:	One-month LIBOR	One-month LIBOR	One-month LIBOR
	plus 0.05% per year	plus 0.26% per year	plus 0.47% per year
Interest Accrual Method:	Actual / 360	Actual / 360	Actual / 360
	Monthly on the	Monthly on the	Monthly on the
Interest Payment Dates:	20th, beginning	20th, beginning	20th, beginning
	September 20, 2004	September 20, 2004	September 20, 2004
ERISA eligibility:	Yes, subject to considerations described under “ERISA Considerations” in the accompanying prospectus.
Debt for United States Federal Income Tax	Yes, subject to considerations described under “U.S. Federal Income Tax Consequences” in the accompanying prospectus.

[1]	It is a condition to issuance that one of these ratings be obtained for each class of notes and that the portion of the note trust certificate that secures the notes of your series be rated investment grade by at least one rating agency.

STRUCTURAL SUMMARY

     This summary is a simplified presentation of certain structural components of Series 2004-1 (your series). It does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire document and the accompanying prospectus before you purchase any notes.

The Issuer

The notes will be issued by GE Dealer Floorplan Master Note Trust, a Delaware statutory trust, under an indenture supplement and the related master indenture, each between the issuer and the indenture trustee.

The indenture trustee is Wilmington Trust Company.

The Originators

As of the closing date for your series, the Originators will be CDF, TCFC and BAC. TCFC was acquired by GE Capital in January 2004. BAC is a joint venture between Transamerica Ventures, LLC, a subsidiary of TCFC, and Brunswick Financial Services Corporation. Transamerica Ventures, LLC holds a 51% interest in BAC. From time to time after the closing date for your series, other entities that are affiliated with an Originator (including other joint ventures to which an Originator, or a subsidiary of an

Originator, is a party) may become Originators.

Collateral for the Notes

The notes are secured by the direct and indirect interests of the issuer in floorplan receivables, accounts receivable and asset based lending receivables.

The issuer will have a direct interest in receivables that the Originators transfer to us, and that we transfer to the issuer. The issuer will have an indirect interest in receivables pursuant to a note trust certificate that Distribution Financial Services Floorplan Master Trust will issue to us, and we will transfer to the issuer. The note trust certificate represents a beneficial ownership interest in a pool of the receivables that are owned by Distribution Financial Services Floorplan Master Trust. We may refer to Distribution Financial Services Floorplan Master Trust as the underlying trust. We may refer to the receivables in which the note trust certificate represents a beneficial ownership interest as the underlying trust receivables.

In the future, we expect the underlying trust to end, at which time the receivables remaining in the underlying trust will be transferred to the issuer. Thereafter, CDF will transfer receivables to us, and we will transfer those receivables to the issuer.

Other Claims on the Underlying Trust Receivables

The underlying trust has issued series, and may in the future issue additional series, secured by the underlying trust receivables. Collections on the underlying trust receivables, as well as underlying trust receivables that are defaulted receivables, will be allocated among the note trust certificate and any other series issued by the underlying trust from time to time. The allocations will be based on the respective interests of each series of the underlying trust in the underlying trust receivables. For a description of allocations to the note trust certificate, see “The Note Trust Certificate — Series 2004-NTC Supplement” in the accompanying prospectus. For further information on the respective interests of each holder of a beneficial interest in the underlying trust receivables (other than the note trust certificate or the dealer overconcentration series issued by the underlying trust), see “Annex II: Series Issued by Distribution Financial Services Floorplan Master Trust.” For a brief description of allocations to the dealer overconcentration series issued by the underlying trust, see “The Note Trust Certificate — Pooling and Servicing Agreement” in the accompanying prospectus. Neither you nor any other noteholder will have the right to consent to the issuance by the underlying trust of future beneficial interests in the underlying trust receivables.

Other Series Issued by the Issuer

Your series and another series issued simultaneously to investors will be the first two series issued by the issuer. The issuer may issue other series from time to time in the future. A summary of the other simultaneously issued series issued by the issuer is in “Annex I: Other Series Issued and Outstanding” included at the end of this prospectus supplement. Neither you nor any other noteholder will have the right to consent to the issuance of future series by the issuer.

Allocations of Collections and Losses

Your notes represent the right to receive principal and interest, which is secured in part by the right to payments from a portion of the collections on the receivables held by the issuer and on the underlying trust receivables.

A portion of collections and defaulted receivables (including collections and defaulted receivables allocated to the note trust certificate) will be allocated to the Collateral Amount. Such allocation will be based, in general, upon the ratio of (a) the Collateral Amount to (b) the result of the Aggregate Principal Receivables plus the outstanding balance of the note trust certificate less overconcentrations. The way this ratio is calculated will vary during each of the following periods that will or may apply to your notes:

•	The revolving period, which will begin on the closing date and end when either of the other two periods begins.

•	The controlled accumulation period, which is scheduled to begin as of the date specified under “Summary of Terms — Commencement of Controlled Accumulation Period (subject to adjustment)” in this prospectus supplement. The controlled accumulation period may begin earlier or later, and end when all notes and certificates of your series have been paid in full. However, if an early amortization event occurs before the controlled accumulation period begins, there will be no controlled accumulation period and an early amortization period will begin. If an early amortization event occurs during the controlled accumulation period, the controlled accumulation period will end, and an early amortization period will begin.

•	The early amortization period, which will only occur if one or more adverse events, known as early amortization events, occurs.

For a description of the Collateral Amount, see “Description of Series Provisions — Collateral Amount” in this prospectus supplement. For a description of the allocation percentage applicable to your series, see “Description of Series Provisions — Allocation Percentages” in this prospectus supplement.

Application of Non-Principal Collections

We use the term “non-principal collections” to refer to (i) collections of interest and non-principal charges on receivables held by the issuer, (ii) recoveries on those receivables, (iii) net investment earnings on funds in the excess funding account, and (iv) to the extent allocable to the note trust certificate, collections of interest and non-principal charges on underlying trust receivables, recoveries on underlying trust receivables, net investment earnings on certain deposit accounts of the underlying trust, and the product of principal payments on underlying trust receivables and a discount factor applicable to underlying trust receivables. Your series’ share of non-principal collections each month (plus net investment earnings on funds on deposit in the reserve account and the principal account) will be applied in the following order of priority:

•	to pay, pro rata, the result of the allocation percentage for your series multiplied by (a) the accrued and unpaid fees and other amounts owed to the indenture trustee up to a maximum amount of twenty-five thousand dollars ($25,000) for each calendar year, (b) the accrued and unpaid fees and other amounts owed to the Owner Trustee up to a maximum amount of twenty-five thousand dollars ($25,000) for each calendar year, (c) the accrued and unpaid fees and other amounts owed to the administrator for the issuer up to a maximum amount of twenty-five thousand dollars ($25,000) for each calendar year, and (d) the accrued and unpaid fees and other amounts owed to the custodian for the issuer (which custodian shall initially be Wilmington Trust Company) up to a maximum amount of twenty-five thousand dollars ($25,000) for each calendar year;

•	to pay the servicing fee for your series for the prior Monthly Period and any overdue servicing fee (to the extent not previously paid) and to reimburse the master servicer for any servicer advance and any accrued and unpaid interest thereon;

•	to pay, pro rata, interest on the Class A notes, including any overdue interest, to the extent permitted by applicable law;

•	to pay, pro rata, interest on the Class B notes, including any overdue interest, to the extent permitted by applicable law;

•	to pay, pro rata, interest on the Class C notes, including any overdue interest, to the extent permitted by applicable law;

•	an amount equal to the Investor Default Amount for the Monthly Period will be deemed to be Available Principal Collections and, during the controlled accumulation period or the early amortization period, will be deposited in the principal account;

•	an amount equal to the sum of the aggregate amount of investor charge-offs and the amount of reallocated principal collections which have not been previously reimbursed will be deemed to be Available Principal Collections and, during the controlled accumulation period or the early amortization period, will be deposited in the principal account;

•	to deposit into the reserve account, during the revolving period and the controlled accumulation period, the amount, if any, required to be deposited in the reserve account;

•	to pay to the persons listed in the first subparagraph above on a pari passu basis any amounts owed to such persons and not paid pursuant to the first subparagraph above;

•	to deposit into the principal account, during the controlled accumulation period, any deficiency in the amount otherwise required to be deposited into the principal account at that time;

•	if the early amortization period has not occurred and is not continuing, the balance, if any, will constitute a portion of excess non-principal collections and will be applied in accordance with the indenture; and

•	if the early amortization period has occurred and is continuing, to make principal payments on the Class A notes until paid in full, the Class B notes until paid in full and the Class C notes until paid in full, in that order of priority.

Similar amounts that are initially allocated to another series will be used to cover any shortfalls to the extent those amounts are not needed by those other series and the excess funds will be allocated to your series as described in “Description of the Notes—Shared Excess Non-Principal Collections” in the accompanying prospectus.

Application of Principal Collections

Principal Receivables

A principal receivable with respect to an account includes all amounts (other than such amounts which represent non-principal receivables) that are payable by the related dealer, manufacturer or distributor. With respect to the underlying trust, the calculation of a principal receivable excludes an amount equal to the product of a discount factor and the outstanding principal balance of that receivable.

Non-Principal Receivables

A non-principal receivable with respect to an account means all amounts billed to the related dealer, manufacturer or distributor in respect of interest and all other non-principal charges.

Principal Collections

Principal collections are collections under the receivables owned by the issuer (other than non-principal collections) on such receivables. Principal collections also include, to the extent allocable to the note trust certificate, collections on the underlying trust receivables other than non-principal collections on the underlying trust receivables.

Revolving Period

During the revolving period, no principal will be paid to, or accumulated for, your series.

Controlled Accumulation Period

During the controlled accumulation period, your series’ share of principal collections will be deposited in a principal account, up to a specified deposit amount on each payment date. Unless an early amortization event occurs, amounts on deposit in that account will be paid on the expected principal payment date first to the Class A noteholders, then to the Class B noteholders and then to the Class C noteholders, in each case until the specified class of notes is paid in full or the amounts available are depleted.

Early Amortization Period

An early amortization period for your series will start if an early amortization event occurs. The early amortization events for your series are described under “Description of Series Provisions — Early Amortization Events” in this prospectus supplement. During the early amortization period, your series’ share of principal collections will be paid monthly first to the Class A noteholders, then to the Class B noteholders and then to the Class C noteholders, in each case until the specified class of notes is paid in full.

Reallocation of Principal Collections

During any of the above periods, principal collections allocated to your series may be reallocated, if necessary, to make required payments of interest on the Class A notes, the Class B notes and the Class C notes and to pay the monthly servicing fee and other amounts (as set forth under “Description of Series Provisions — Reallocation of Principal Collections”) not paid from your series’ share of non-principal collections, withdrawals from the reserve account and excess non-principal collections available from other series that share with your series.

Extra Principal Collections

At all times, collections of principal receivables allocated to your series that are not required to be held or applied for payments on your series will be: first, made available to other series, second, deposited in the excess funding account if needed to maintain the Minimum Free Equity Amount and third, distributed to us or our assigns.

Overconcentrations

Principal collections, non-principal collections and Default Amounts relating to “overconcentrated” dealers, manufacturers and product lines will be allocated as described under “Description of the Notes — Overconcentrations” in the accompanying prospectus.

Credit Enhancement

Credit enhancement for your series includes subordination and the reserve account.

Subordination

Credit enhancement for the Class A notes includes the subordination of the Class B notes, the Class C notes and the Class D certificates.

Credit enhancement for the Class B notes includes the subordination of the Class C notes and the Class D certificates.

Credit enhancement for the Class C notes includes the subordination of the Class D certificates.

Subordination serves as credit enhancement in the following way. The more subordinated, or junior, classes will not, to the extent specified in this prospectus supplement, receive payment of interest or principal until required payments have been made to the more senior classes. As a result, subordinated classes in your series will absorb any shortfalls in collections or deterioration in the collateral for the notes prior to senior classes.

Reserve Account

The issuer will establish and maintain a segregated account to serve as the reserve account.

The required reserve account amount for any payment date will be equal to (a) the result of (i) the percentage specified under “Summary of Terms — Required Reserve Account Percentage” in this prospectus supplement, multiplied by (ii) the outstanding principal balance of the notes plus the stated amount of the certificates of your series or (b) any other amount designated by us. We may only designate a required reserve account amount less than the product specified in clause (a) of the preceding sentence if each rating agency confirms that the designation will not impair its rating of any class of the notes of your series and we certify to the indenture trustee that, based on the facts known to the certifying officer at the time, in our reasonable belief, the designation will not cause an early amortization event to occur for your series.

On or before each payment date, the issuer will withdraw from the reserve account and deposit in the collection account an amount equal to the lesser of:

(1)	the amount then on deposit in the reserve account with respect to that payment date; and

(2)	the amount of the shortfall in non-principal collections available to make payments described in clauses (1) through (6) under “Description of Series Provisions—Application of Non-Principal Collections” in this prospectus supplement.

On each payment date during the revolving period and the controlled accumulation period, the issuer will apply non-principal collections available to your series (to the extent remaining after other priorities) to increase the amount on deposit in the reserve account to the extent the amount on deposit in the reserve account is less than the required reserve account amount.

Credit enhancement for your series is for your series’ benefit only, and you are not entitled to the benefits of credit enhancement available to other series.

Early Amortization Events

The principal of the notes of your series will be payable before the expected principal payment date if an early amortization event for your series occurs. For a description of the early amortization events for your series, see “Descriptions of Series Provisions — Early Amortization Events” in this prospectus supplement.

Optional Redemption

We have the option to exercise a clean-up call in respect of your series when the outstanding principal balance for your series has been reduced to 10% or less of the sum of the initial principal balance of the notes and the stated amount of the certificates of your series, but only if the purchase price paid to the issuer is sufficient to pay in full all amounts owing to the noteholders and certificateholders of your series. See “Description of the Notes — Final Payment of Principal” in the accompanying prospectus.

Tax Status

Subject to considerations described under “U.S. Federal Income Tax Consequences” in the accompanying prospectus, Mayer, Brown, Rowe & Maw LLP, as tax counsel to the issuer, is of the opinion that under existing law, the Class A, Class B and Class C notes will be characterized as debt for federal income tax purposes and that neither the issuer nor the underlying trust will be classified as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. By your acceptance of a note of your series, you will agree to treat your notes as debt for federal, state and local income and franchise tax purposes. See “U.S. Federal Income Tax Consequences” in the accompanying prospectus for additional information concerning the application of federal income tax laws.

ERISA Considerations

Subject to considerations described under “ERISA Considerations” in the accompanying prospectus, the Class A, Class B and Class C notes are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. Each purchaser will be deemed to represent that its purchase and holding of the notes of your series will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code. If you are contemplating purchasing notes on behalf of or with plan assets of any plan or account, we suggest that you consult with counsel regarding whether the purchase or holding of notes could give rise to a prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code.

Risk Factors

There are material risks associated with an investment in the notes of your series. You should consider the matters set forth under “Risk Factors” beginning on page S-12 of this prospectus supplement and on page 3 of the accompanying prospectus.

Ratings

It is a condition to the issuance of your notes that one of the ratings set forth for each class of notes of your series under the caption “Summary of Terms” above be obtained. It is also a condition to the issuance of the notes of your series that the portion of the note trust certificate that secures the notes of your series be rated investment grade by at least one rating agency. Any rating assigned to the notes by a credit rating agency will reflect that rating agency’s assessment solely of the likelihood that noteholders will receive the payments of interest and principal required to be made under the terms of the series and will be based primarily on the value of the receivables held by the issuer plus the underlying trust receivables allocated to the note trust certificate and the credit enhancement provided. The rating is not a recommendation to purchase, hold or sell any notes. The rating does not constitute a comment as to the marketability of any notes, any market price or suitability for a particular investor. Any rating can be changed or withdrawn by a rating agency at any time.

Address and Telephone Information

The address for CDF Funding, Inc. is 5595 Trillium Boulevard, Hoffman Estates, Illinois 60192. CDF Funding, Inc.’s phone number is (847) 747-4043.

The address for CDF Financing, L.L.C. is 5595 Trillium Boulevard, Hoffman Estates, Illinois 60192. CDF Financing, L.L.C.’s phone number is (847) 747-5404.

The address for the issuer is (c/o General Electric Capital Corporation as administrator) 44 Old Ridgebury Road, Danbury, Connecticut 06810. The issuer’s phone number is (c/o General Electric Capital Corporation as administrator) (203) 796-5554.

The address for the underlying trust is Distribution Financial Services Floorplan Master Trust, 5595 Trillium Boulevard, Hoffman Estates, Illinois 60192. The underlying trust’s phone number is (847) 747-4041.

     This prospectus supplement uses defined terms. You can find a glossary of terms under the caption “Glossary of Terms for Prospectus Supplement” beginning on page S-42 in this prospectus supplement and under the caption “Glossary of Terms for Prospectus” beginning on page 82 in the accompanying prospectus.

RISK FACTORS

     In addition to the other information contained in this prospectus supplement and the accompanying prospectus, you should consider the following risk factors — and the “Risk Factors” set forth in the accompanying prospectus — in deciding whether to purchase the notes of your series. The disclosures below and the “Risk Factors” set forth in the accompanying prospectus do not purport to be complete; to fully understand and evaluate those disclosures, you also should read the rest of this prospectus supplement and the accompanying prospectus.

You May Be Unable to Resell Your Notes

     There is currently no secondary market for the notes of your series and we cannot assure you that one will develop. Thus you may not be able to resell your notes at all, or may be able to do so only at a substantial discount. The underwriters may assist in resales of the notes of your series, but they are not required to do so. We do not intend to apply for listing of the notes of your series on any securities exchange or for the inclusion of the notes on any automated quotation system. A trading market for the notes of your series may not develop. If a trading market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.

You May Be Adversely Affected if Your Notes are Repaid Faster or Slower Than You Expect

     You may receive repayment of your notes earlier or later than expected.

•	If your notes are repaid faster than you expect, you may be unable to reinvest principal received on your notes at a yield that is equal to the yield on your notes. If you acquire notes at a premium, repayment of principal at a rate that is faster than the rate you anticipated will result in a lower than anticipated yield.

•	If your notes are repaid later than you expect, you will be unable to use the principal amount of your investment at the time that you expected, and you may miss opportunities to reinvest the money in other investments. Also, if you acquire your notes at a discount, the repayment of principal of your notes later than you anticipated will result in a lower than anticipated yield.

•	Numerous factors may result in your notes being repaid faster or slower than you expect; we cannot assure you that your notes will be repaid on any particular date. Additional discussion of these issues is set forth under “Maturity Considerations” in this prospectus supplement.

Possible Delays and Reductions in Payments on Notes Due to Geographic Concentration

     You may suffer delays and reductions in payments on your notes because of economic conditions in states where dealers, manufacturers or distributors are located.

•	As of June 30, 2004, according to their mailing addresses in the records of the servicer for the underlying trust, dealers, manufacturers or distributors owing underlying trust receivables representing, by receivables balance, 11.7%, 7.3%, 6.0% and 5.5% of the underlying trust receivables, were located in California, Florida, Texas and Minnesota, respectively.

•	As of June 30, 2004, according to their mailing address in the records of the master servicer, dealers, manufacturers or distributors owing receivables that will be held directly by the issuer as of the closing date for your series representing, by receivables balance, 10.3%, 7.8%, 6.9% and 5.5% of such receivables, were located in California, Florida, New York and Texas, respectively.

•	An economic downturn in one or more of the states where concentrations of dealers, manufacturers or distributors are located could adversely affect the performance of the issuer or the underlying trust as a whole, even if national economic conditions remain unchanged or improve, as dealers, manufacturers or distributors in such state or states experience the effects of such a downturn and face greater difficulty in making payments on the receivables.

•	Economic factors such as unemployment, interest rates and the rate of inflation may affect the rate of prepayment and defaults on the receivables and could delay and reduce payments to you.

Possible Delays and Reductions in Payments on Notes Due to Limited Assets of the Issuer

     You may experience delays and reductions in payments on your notes because the issuer will not have any significant assets or sources of funds other than the note trust certificate and the receivables held by the issuer.

•	Your notes will be payable only from the assets of the issuer.

•	You must rely for repayment upon payments on the note trust certificate and the receivables held by the issuer and, if and to the extent available, amounts on deposit in the reserve account. However, amounts to be deposited in the reserve account are limited in amount. If the reserve account is exhausted, the issuer will depend solely on current collections on the note trust certificate and the receivables held by the issuer to make payments on your notes.

     If losses or delinquencies occur with respect to the note trust certificate or receivables held by the issuer which are not covered by payments on other receivables held by the issuer or by the reserve account, you may experience delays and reductions in payments on your notes.

     The notes do not represent an interest in or an obligation of, and are not insured or guaranteed by, the master servicer, any Originator, GE Capital, General Electric Capital Services, Inc., us, CDF Financing, the underlying trust or any other person or entity. You will have no recourse to the master servicer, any Originator, GE Capital, General Electric Capital Services, Inc., us, CDF Financing, the underlying trust or any other person or entity in the event that proceeds of the assets of the issuer are insufficient or otherwise unavailable to make payments on your notes.

Possible Delays and Reductions in Payments on Notes Due to Basis Risk

     You could suffer delays or reductions in payments on your notes because of the way the underlying trust receivables and the receivables held by the issuer bear or do not bear interest and the way in which interest is calculated on your notes.

•	The receivables held by the issuer and the underlying trust receivables generally bear interest at rates announced by particular banks plus a margin. The interest rates applicable to any of the receivables held by the issuer or the underlying trust receivables may be reduced without your consent. Some of the receivables held by the issuer and some of the underlying trust receivables do not bear interest for a specified period after their origination.

•	The interest rate on your notes is calculated as one-month LIBOR plus a margin. The interest rate on your notes from time to time may exceed the rate of interest (to the extent applicable) borne by the receivables.

•	A reduction in interest rates on the receivables held by the issuer or the underlying trust receivables, or an increase in the amount of receivables held by the issuer or the underlying trust receivables that do not bear interest, will reduce the amount of non-principal collections available to fund payment of interest on your notes and to fund other items set forth under “Description of Series Provisions— Application of Non-Principal Collections.”

Possible Delays and Reductions In Payments on Notes Due to Limited Credit Enhancement

     Credit enhancement for the notes of your series will be provided by:

•	application of non-principal collections as described in priorities (6), (7), (10) and (12) under “Description of Series Provisions— Application of Non-Principal Collections” in this prospectus supplement;

•	amounts in the reserve account, if any; and

•	the subordination of the Class B notes, the Class C notes and the Class D certificates for the benefit of each class of notes of your series with an earlier alphabetical designation.

     The amount of the credit enhancement is limited and may be reduced from time to time as described in this prospectus supplement. If the amount of credit enhancement is reduced to zero, you will likely experience delays and/or reductions in payments on your notes.

     Credit enhancement for any other series will not be available to your series.

Possible Delays and Reductions in Payments on Class B Notes Due to Subordination of Class B Notes

     Payments on the Class B notes are subordinated to the Class A notes as described in this prospectus supplement. Accordingly, if you acquire a Class B note, you may suffer delays and/or reductions in payments on your notes even though payments are being made on the Class A notes.

Possible Delays and Reductions in Payments on Class C Notes Due to Subordination of Class C Notes

     Payments on the Class C notes are subordinated to the Class A notes and the Class B notes as described in this prospectus supplement. Accordingly, if you acquire a Class C note, you may suffer delays and/or reductions in payments on your notes even though payments are being made on the Class A notes and the Class B notes.

Deposits of Funds in the Excess Funding Account Will Reduce the Amount of Non-Principal Collections that are Available to the Issuer

     Pursuant to the indenture, the issuer will establish a deposit account that we call the excess funding account. Any funds deposited in the excess funding account will likely earn a rate of return lower than the yield on a comparable amount of receivables. Accordingly, any deposit of funds in the excess funding account will reduce the amount of non-principal collections available to the issuer and could result in a delay and/or reduction in payments to you.

Ability to Change Discount Factor May Result in Delays or Reductions in Payments on Notes

     You may be adversely affected because the discount factor applicable to the underlying trust receivables may be changed without your consent.

•	For purposes of calculating non-principal collections, some principal payments on the underlying trust receivables are treated as if they were interest or other non-principal charges relating to the underlying trust receivables.

•	The product of principal payments on each underlying trust receivable times a percentage that we call the discount factor will be deemed to be non-principal collections with respect to the underlying trust receivables.

•	As of the date of this prospectus supplement, the discount factor applicable to the underlying trust receivables is one-half of one percent (0.5%). Such discount factor may be adjusted upwards or downwards, without your consent, but may in no event exceed one percent (1%).

•	Any increase in the discount factor with respect to the underlying trust will result in a higher amount of non-principal collections and a lower amount of principal collections than would otherwise occur. Conversely, any decrease in the discount factor with respect to the underlying trust would result in a lower amount of non-principal collections and a higher amount of principal collections than would otherwise occur.

•	Changes in the amount of principal collections or non-principal collections could result in a delay and reduction in payments to you.

Series Maturity Date

     If an early amortization event occurs, the early amortization period will begin. The early amortization period for your series will end on the Series Maturity Date, even if your series has not been paid in full. As a result, principal payments will no longer be made on your series unless the indenture trustee exercises remedies as described in the accompanying prospectus under “The Indenture — Events of Default; Rights Upon Event of Default.” If the Series Maturity Date occurs as a result of the Collateral Amount being reduced to zero or the occurrence of the final maturity date specified under “Summary of Terms” in this prospectus supplement, the issuer’s failure to make principal payments will be an event of default and the indenture trustee will be able to exercise such remedies. However, no assurance can be given as to how quickly such remedies will be exercised or payments will be made.

Ratings are Not Recommendations

     Any rating of your notes by a rating agency indicates the rating agency’s view regarding the likelihood of the ultimate payment of principal and the timely payment of interest, at the applicable interest rate, on your notes.

     Among the things a rating will not indicate are:

•	the likelihood that principal will be paid on a scheduled date;

•	the likelihood that an early amortization event will occur;

•	whether or not the discussion under “U.S. Federal Income Tax Consequences” in the accompanying prospectus is adequate or correct, or the likelihood that a United States withholding tax will be imposed on non-U.S. noteholders;

•	whether or not the discussion under “ERISA Considerations” in the accompanying prospectus is adequate or correct, or whether a “prohibited transaction” will occur;

•	the marketability of your notes;

•	the market price of your notes; or

•	whether your notes are an appropriate investment for you.

     A rating is not a recommendation to buy, sell, or hold your notes. A rating may be lowered or withdrawn at any time. You should evaluate each rating independently of any other rating.

     At least one rating agency will be requested to rate the Class A notes; it is a condition to the issuance of the Class A notes that they be rated in the highest long-term rating category by at least one rating agency. At least one rating agency will be requested to rate the Class B notes; it is a condition to the issuance of the Class B notes that they be rated in one of the three highest long-term rating categories by at least one rating agency. At least one rating agency will be requested to rate the Class C notes; it is a condition to the issuance of the Class C notes that they be rated in one of the four highest long-term rating categories by at least one rating agency. A rating agency other than those requested could assign a rating to your notes, and its rating could be lower than any rating assigned by a rating agency chosen by us. It is a condition to the issuance of the notes of your series that the portion of the note trust certificate that secures the notes of your series be rated investment grade by at least one rating agency.

     The reduction or withdrawal of any rating on your notes could make it more difficult for you to resell your notes, and, if you are able to resell your notes, could reduce the price that you would receive in that sale.

THE ACCOUNTS

General

     The receivables held by the issuer arise under revolving credit arrangements between:

•	a dealer, manufacturer or distributor of products; and

•	an Originator.

     The receivables in the underlying trust arise under revolving credit arrangements between:

•	a dealer, manufacturer or distributor of products; and

•	CDF.

     For additional discussion of the origination of the receivables held by the issuer and the underlying trust, see “The Financing Business” in the accompanying prospectus.

     We use the term “Originator” to refer to any entity, other than CDF Financing, that is a party as a seller to a receivables sale agreement with us as buyer. As of the closing date for your series, the only Originators will be CDF, TCFC and BAC. From time to time, one or more affiliates of an Originator may be designated as Originators, if the rating agencies rating the outstanding series of notes confirm that designating such an affiliate as an Originator will not result in a downgrade or withdrawal of the ratings of the notes. Subject to the foregoing, an additional joint venture to which an Originator is a party may be designated as an Originator.

     As of the closing date for your series, CDF is the only entity that is party, as a seller, to a receivables contribution and sale agreement with the Limited Partnership relating to the underlying trust receivables. Pursuant to that agreement, CDF transfers receivables to the Limited Partnership. The Limited Partnership then transfers such receivables to CDF Financing, which then transfers them to the underlying trust. From time to time, one or more affiliates of CDF may be added as parties to that receivables contribution and sale agreement in order to sell receivables to the Limited Partnership, if the rating agencies that rate the outstanding series of certificates issued by the underlying trust confirm that so designating such an affiliate of CDF will not result in a downgrade or withdrawal of the ratings of such certificates.

     Each Originator (and CDF, with respect to the underlying trust) refers to its revolving credit arrangements with dealers, manufacturers or distributors as “accounts”. Each Originator (and CDF, with respect to the underlying trust) may have multiple accounts with a single dealer, manufacturer or distributor. Accordingly, the numbers of accounts listed in the tables set forth below do not equal the number of applicable dealers, manufacturers or distributors.

     The accounts are not transferred by CDF to the Limited Partnership, by the Limited Partnership to CDF Financing, or by CDF Financing to the underlying trust, or by any Originator to us or the issuer. The accounts relating to the underlying trust are identified in a computer file or list delivered from time to time to the trustee of the underlying trust in accordance with the pooling and servicing agreement for the underlying trust. The accounts relating to the receivables transferred by an Originator to us, and by us to the issuer, will be identified in a computer file or list delivered from time to time by an Originator to us, and by us to the issuer.

     Accounts may be added or removed from time to time. In addition, an Originator (and CDF, with respect to the underlying trust) may stop making advances to a dealer, manufacturer or distributor from time to time under an account that relates to the issuer or the underlying trust, and instead make advances to a dealer, manufacturer or distributor under an account that does not relate to the issuer or the underlying trust. See “Description of the Notes — Addition of Accounts,” “Description of the Notes — Removal of Accounts,” “The Note Trust Certificate — Addition of Accounts” and “The Note Trust Certificate — Removal of Accounts” in the accompanying prospectus.

     As of June 30, 2004, $4,615.7 million of receivables were in the total U.S. portfolio of CDF, of which $3,008.9 million of receivables were included in the underlying trust as of that date. We expect that, due primarily to seasonal variations in the outstanding amount of such receivables, less than $4,615.7 million of receivables will be in the total U.S. portfolio of CDF, and less than $3,008.9 million of receivables will be in the underlying trust, as of the closing date for your series. In the tables relating to the total U.S. portfolio of CDF set forth below, all references in such tables to “receivables balances” refer to the amounts shown in the records of CDF as the outstanding principal balance of the applicable receivables. All references to the “total U.S. portfolio” of CDF include all accounts receivable, asset based lending receivables and floorplan receivables serviced by CDF whether or not those receivables are in the underlying trust. For purposes of the tables set forth under “—Delinquency Experience”, “—Loss Experience” and “—Aging Experience” with respect to the total U.S. portfolio of CDF below, the total U.S. portfolio of CDF also includes receivables that CDF services for one or more third parties that are not included in the other tables in this prospectus supplement. The tables set forth below under the heading “—Description of the Total U.S. Portfolio of CDF” contain information with respect to the receivables in the total U.S. portfolio of CDF as of June 30, 2004. The tables relating to the total U.S. portfolio of CDF do not present information separately with respect to the receivables included in the underlying trust; however, we believe that the information presented in such tables is representative of the underlying trust receivables. If the note trust certificate had been issued as of June 30, 2004, its outstanding amount would have been equal to 9.3% of the aggregate amount of principal receivables held by the underlying trust as of such date. For a further description of CDF, see "Important Parties — GE Commercial Distribution Finance Corporation” in the accompanying prospectus.

     As of June 30, 2004, $3,707.7 million of receivables were in the total U.S. portfolio of TCFC. We expect that, due primarily to seasonal variations in the outstanding amount of such receivables, less than $3,707.7 million of receivables will be in the total U.S. portfolio of TCFC as of the closing date for your series. The underlying trust does not include any TCFC or BAC receivables. In the tables relating to the total U.S. portfolio of TCFC set forth below, all references in such tables to “receivables balances” refer to the amounts shown in the records of TCFC as the outstanding principal balance of the applicable receivables. All references to the “total U.S. portfolio” of TCFC include all accounts receivable, asset based lending receivables, and floorplan receivables serviced by TCFC, including receivables serviced for one or more third parties by TCFC but not owned by TCFC (including those owned by BAC). Some of the receivables that will be transferred by TCFC or BAC to us and by us to the issuer were originated by TCFC or BAC prior to the time that GE Capital acquired TCFC. For a further description of TCFC, see “Important Parties — Transamerica Commercial Finance Corporation” in the accompanying prospectus. For a description of BAC, see “Important Parties—Brunswick Acceptance Company, LLC” in the accompanying prospectus.

     As of June 30, 2004, $2,617.0 million of receivables were expected to be in the initial portfolio of the issuer. All references to the “initial portfolio” of the issuer include all accounts receivable, asset based lending receivables, and floorplan receivables that we expect will be held by the issuer as of the closing date for your series. We expect that, due primarily to seasonal variations in the outstanding amount of such receivables, less than $2,617.0 million of receivables will be in the initial portfolio of the issuer as of the closing date for your series. However, we expect that, on the closing date for your series, the total amount of principal receivables held by the issuer and that are available to your series, plus the portion of the note trust certificate allocable to your series, will be equal to or greater than the total principal amount of the notes of your series plus the portion of the Minimum Free Equity Amount relating to your series. The issuer did not own any receivables as of June 30, 2004, and will not own any receivables until the closing date for your series. The issuer will own the note trust certificate. The tables in this prospectus supplement setting forth information as to the initial portfolio of the issuer do not include any information regarding the note trust certificate or the underlying trust. For a further description of the issuer, see “Important Parties — The Issuer” in the accompanying prospectus.

     The sum in any column in the tables set forth below may not equal the indicated total due to rounding.

Description of the Total U.S. Portfolio of CDF

     The following tables set forth the composition of the receivables in the total U.S. portfolio of CDF, as of June 30, 2004, by business line, account balance, product line and geographic distribution of such receivables. Due to the variability and uncertainty with respect to the rates at which receivables are created, paid or otherwise reduced, the characteristics set forth below may vary significantly as of any other date of determination.

Composition of Receivables in the Total U.S. Portfolio of CDF by Business Line
As of June 30, 2004

		Percentage of		Percentage of
	Receivables	Receivables	Number of	Number of
	Balance	Balances	Accounts	Accounts
		(Dollars in Millions)
Business Line
Floorplan Receivables	$4,063.3	88.0%	8,129	98.4%
Accounts Receivable	28.1	0.6%	23	0.3%
Asset Based Lending Receivables	524.3	11.4%	111	1.3%

Total	$4,615.7	100.0%	8,263	100.0%

Composition of Receivables in the Total U.S. Portfolio of CDF by Account Balance
As of June 30, 2004

		Percentage of		Percentage of
	Receivables	Receivables	Number of	Number of
	Balance	Balances	Accounts	Accounts
		(Dollars in Millions)
Account Balance Range
$1 to $999,999.99	$1,365.8	29.6%	7,408	89.7%
$1,000,000 to $2,499,999.99	827.5	17.9%	536	6.5%
$2,500,000 to $4,999,999.99	614.7	13.3%	177	2.1%
$5,000,000 to $9,999,999.99	621.9	13.5%	91	1.1%
Over $10,000,000.00	1,185.8	25.7%	51	0.6%

Total	$4,615.7	100.0%	8,263	100.0%

Composition of Receivables in the Total U.S. Portfolio of CDF by Product Line
As of June 30, 2004

		Percentage of		Percentage of
	Receivables	Receivables	Number of	Number of
	Balance	Balances	Accounts	Accounts
		(Dollars in Millions)
Product Line
Recreational Vehicles	$1,102.3	23.9%	792	9.6%
Marine	841.9	18.2%	1,173	14.2%
Technology	599.4	13.0%	708	8.6%
Motorcycles	565.5	12.3%	2,291	27.7%
Asset Based Lending	524.3	11.4%	111	1.3%
Industrial and Agricultural	472.2	10.2%	399	4.8%
Music	128.8	2.8%	692	8.4%
Consumer Electronics and Appliances	123.8	2.7%	13	0.2%
Accounts Receivable	28.1	0.6%	23	0.3%
Snowmobiles	3.2	0.1%	67	0.8%
Manufactured Housing	0.5	0.0%	1	0.0%
Lawn and Garden	0.0	0.0%	0	0.0%
Other	225.7	4.9%	1,993	24.1%

Total	$4,615.7	100.0%	8,263	100.0%

     The “Other” category in the preceding table includes, among other product lines, horse trailers, and heating, ventilating, and air conditioning equipment.

Geographic Distribution of Receivables in the Total U.S. Portfolio of CDF
As of June 30, 2004

		Percentage of		Percentage of
	Receivables	Receivables	Number of	Number of
	Balance	Balances	Accounts	Accounts
		(Dollars in Millions)
State
California	$501.5	10.9%	671	8.1%
Florida	364.3	7.9%	495	6.0%
Texas	294.1	6.4%	550	6.7%
New York	275.8	6.0%	399	4.8%
Missouri	218.3	4.7%	234	2.8%
Minnesota	195.7	4.2%	230	2.8%
Virginia	182.1	3.9%	182	2.2%
Arizona	174.3	3.8%	135	1.6%
Maryland	138.3	3.0%	113	1.4%
Illinois	137.9	3.0%	420	5.1%
Other States	2,133.4	46.2%	4,834	58.5%

Total	$4,615.7	100.0%	8,263	100.0%

     The “percentage of receivables balances” represented by receivables in each state not specifically listed in the preceding table is less than 3%. The information as to states in the preceding table is based on the mailing addresses of the applicable dealers, manufacturers or distributors in the records of CDF.

Description of the Total U.S. Portfolio of TCFC

     The following tables set forth the composition of the receivables in the total U.S. portfolio of TCFC, as of June 30, 2004, by business line, account balance, product line and geographic distribution of such receivables. Due to the variability and uncertainty with respect to the rates at which receivables are created, paid or otherwise reduced, the characteristics set forth below may vary significantly as of any other date of determination.

Composition of Receivables in the Total U.S. Portfolio of TCFC by Business Line
As of June 30, 2004

		Percentage of		Percentage of
	Receivables	Receivables	Number of	Number of
	Balance	Balances	Accounts	Accounts
		(Dollars in Millions)
Business Line
Floorplan Receivables	$3,560.6	96.0%	19,787	99.8%
Accounts Receivable	18.6	0.5%	14	0.1%
Asset Based Lending Receivables	128.5	3.5%	26	0.1%

Total	$3,707.7	100.0%	19,827	100.0%

Composition of Receivables in the Total U.S. Portfolio of TCFC by Account Balance
As of June 30, 2004

		Percentage of		Percentage of
	Receivables	Receivables	Number of	Number of
	Balance	Balances	Accounts	Accounts
		(Dollars in Millions)
Account Balance Range
$1 to $999,999.99	$2,008.4	54.2%	19,304	97.4%
$1,000,000 to $2,499,999.99	555.7	15.0%	376	1.9%
$2,500,000 to $4,999,999.99	302.2	8.1%	88	0.4%
$5,000,000 to $9,999,999.99	263.2	7.1%	38	0.2%
Over $10,000,000.00	578.3	15.6%	21	0.1%

Total	$3,707.7	100.0%	19,827	100.0%

Composition of Receivables in the Total U.S. Portfolio of TCFC by Product Line
As of June 30, 2004

		Percentage of		Percentage of
	Receivables	Receivables	Number of	Number of
	Balance	Balances	Accounts	Accounts
		(Dollars in Millions)
Product Line
Marine	$1,042.8	28.1%	2,275	11.5%
Consumer Electronics and Appliances	853.9	23.0%	5,680	28.6%
Snowmobiles	556.1	15.0%	1,085	5.5%
Lawn and Garden	453.4	12.2%	6,901	34.8%
Technology	165.7	4.5%	268	1.4%
Recreational Vehicles	153.8	4.1%	181	0.9%
Asset Based Lending	128.4	3.5%	23	0.1%
Manufactured Housing	124.3	3.4%	289	1.5%
Industrial and Agricultural	74.3	2.0%	919	4.6%
Music	42.3	1.1%	716	3.6%
Motorcycles	30.7	0.8%	403	2.0%
Accounts Receivable	18.6	0.5%	13	0.1%
Other	63.4	1.7%	1,074	5.4%

Total	$3,707.7	100.0%	19,827	100.0%

     The “Other” category in the preceding table includes, among other product lines, sewing, and heating, ventilating, and air conditioning equipment.

Geographic Distribution of Receivables in the Total U.S. Portfolio of TCFC
As of June 30, 2004

		Percentage of		Percentage of
	Receivables	Receivables	Number of	Number of
	Balance	Balances	Accounts	Accounts
		(Dollars in Millions)
State
California	$324.0	8.7%	1,098	5.5%
Georgia	316.4	8.5%	546	2.8%
Florida	258.0	7.0%	975	4.9%
New York	212.5	5.7%	1,073	5.4%
Texas	192.7	5.2%	1,098	5.5%
Minnesota	174.8	4.7%	666	3.4%
Wisconsin	155.7	4.2%	432	2.2%
New Jersey	136.8	3.7%	718	3.6%
Michigan	129.1	3.5%	780	3.9%
Illinois	123.5	3.3%	782	3.9%
Other States	1,684.3	45.4%	11,659	58.9%

Total	$3,707.7	100.0%	19,827	100.0%

     The “percentage of receivables balances” represented by receivables in each state not specifically listed in the preceding table is less than 3.3%. The information as to states in the preceding table is based on the mailing addresses of the applicable dealers, manufacturers or distributors in the records of TCFC.

Description of Receivables in the Initial Portfolio of the Issuer

     The following tables set forth the composition of receivables that were expected to be in the initial portfolio of the issuer, as of June 30, 2004, by business line, account balance, product line and geographic distribution of such receivables. Such tables do not include any information relating to the note trust certificate or the underlying trust. Due to the variability and uncertainty with respect to the rates at which receivables are created, paid or otherwise reduced, the characteristics set forth below may vary significantly as of any other date of determination. In particular, we expect that, due primarily to seasonal variations in the outstanding amount of such receivables, less than $2,617.0 million of receivables will be in the initial portfolio of the issuer as of the closing date for your series. However, we expect that, on the closing date for your series, the total amount of principal receivables held by the issuer and that are available to your series, plus the portion of the note trust certificate allocable to your series, will be equal to or greater than the total principal amount of the notes of your series plus the portion of the Minimum Free Equity Amount relating to your series.

Composition of Receivables in the Initial Portfolio of the Issuer by Business Line
As of June 30, 2004

		Percentage of		Percentage of
	Receivables	Receivables	Number of	Number of
	Balance	Balances	Accounts	Accounts
		(Dollars in Millions)
Business Line
Floorplan Receivables	$2,537.7	97.0%	18,537	99.8%
Accounts Receivable	18.6	0.7%	13	0.1%
Asset Based Lending Receivables	60.7	2.3%	17	0.1%

Total	$2,617.0	100.0%	18,567	100.0%

Composition of Receivables in the Initial Portfolio of the Issuer by Account Balance
As of June 30, 2004

		Percentage of		Percentage of
	Receivables	Receivables	Number of	Number of
	Balance	Balances	Accounts	Accounts
		(Dollars in Millions)
Account Balance Range
$1 to $999,999.99	$1,571.4	60.0%	18,157	97.8%
$1,000,000 to $2,499,999.99	435.3	16.6%	287	1.5%
$2,500,000 to $4,999,999.99	288.1	11.0%	84	0.5%
$5,000,000 to $9,999,999.99	207.5	7.9%	31	0.2%
Over $10,000,000.00	114.7	4.4%	8	0.0%

Total	$2,617.0	100.0%	18,567	100.0%

Composition of Receivables in the Initial Portfolio of the Issuer by Product Line
As of June 30, 2004

		Percentage of		Percentage of
	Receivables	Receivables	Number of	Number of
	Balance	Balances	Accounts	Accounts
		(Dollars in Millions)
Product Line
Marine	$943.6	36.1%	2,304	12.4%
Consumer Electronics and Appliances	536.8	20.5%	5,598	30.2%
Lawn and Garden	451.8	17.3%	6,824	36.8%
Recreational Vehicles	151.6	5.8%	181	1.0%
Manufactured Housing	124.0	4.7%	286	1.5%
Technology	119.9	4.6%	265	1.4%
Industrial and Agricultural	74.2	2.8%	911	4.9%
Other	63.2	2.4%	1,067	5.7%
Asset Based Lending	60.7	2.3%	17	0.1%
Music	41.9	1.6%	706	3.8%
Motorcycles	30.5	1.2%	392	2.1%
Accounts Receivable	18.6	0.7%	13	0.1%
Snowmobiles	0.3	0.0%	3	0.0%

Total	$2,617.0	100.0%	18,567	100.0%

     The “Other” category in the preceding table includes, among other product lines, sewing, and heating, ventilating, and air conditioning equipment.

Geographic Distribution of Receivables in the Initial Portfolio of the Issuer
As of June 30, 2004

		Percentage of		Percentage of
	Receivables	Receivables	Number of	Number of
	Balance	Balances	Accounts	Accounts
		(Dollars in Millions)
State
California	$269.9	10.3%	1,046	5.6%
Florida	204.7	7.8%	935	5.0%
New York	180.0	6.9%	1,012	5.5%
Texas	143.3	5.5%	1,020	5.5%
North Carolina	107.0	4.1%	643	3.5%
Illinois	95.3	3.6%	731	3.9%
Michigan	93.3	3.6%	730	3.9%
Minnesota	84.9	3.2%	613	3.3%
Wisconsin	80.1	3.1%	674	3.6%
New Jersey	79.3	3.0%	383	2.1%
Other States	1,279.2	48.9%	10,780	58.1%

Total	$2,617.0	100.0%	18,567	100.0%

The “percentage of receivables balances” represented by receivables in each state not specifically listed in the preceding table is less than 3.0%. The information as to states in the preceding table is based on the mailing addresses of the applicable dealers, manufacturers or distributors in the records of the master servicer.

Yield Information

     The receivables bear interest in their accrual periods at rates generally equal to a rate referred to in the related financing agreement plus a margin. The rate in the financing agreements relating to the receivables usually refers to the “prime rate” announced from time to time by a bank or banks referred to therein. Some receivables do not bear interest for a specified period after their origination.

     For 2003, the receivables in the total U.S. portfolio of CDF had a yield of 6.4% per annum and the receivables in the total U.S. portfolio of TCFC had a yield of 8.2% per annum. For purposes of calculating such yield information with respect to the total U.S. portfolio of TCFC, receivables that did not bear interest during any portion of 2003 because of “free flooring” periods (“free flooring receivables”) were treated as if they bore interest during such period. However, for purposes of such calculation, the amount of interest was not based on the contractual amount of interest otherwise payable by the dealers under such free flooring receivables. Rather, the amount of interest involved in such calculation for a free flooring receivable was determined based on the amount of the reduction in the applicable invoice price (the amount of such reduction may be referred to as the “manufacturer discount amount”) that the applicable manufacturer agreed to accept in order to permit the related dealer to obtain the applicable “free flooring” period. Also, for purposes of such calculation, the principal amount of a free flooring receivable was deemed to have been reduced by the applicable manufacturer discount amount. For a description of “free flooring” receivables, see “The Financing Business—Creation of Floorplan Receivables” in the accompanying prospectus. The treatment of manufacturer discount amounts as yield collections in the calculation described in this paragraph was used for calculating yield only for the total U.S. portfolio of TCFC for 2003 and will not be used for purposes of calculating non-principal collections on receivables held by the issuer or by the underlying trust. However, a discount factor will be applied to the receivables in the underlying trust in order to increase non-principal collections (see “Risk Factors — Ability to Change Discount Factor May Result in Delays or Reductions in Payments on Notes” in this prospectus supplement). Such discount factor was not used for purposes of the yield calculations in this paragraph.

     The yield on the receivables in the underlying trust will be affected by the interest rates borne by such receivables, the discount factor for the underlying trust and the rate at which the balances of such receivables are paid. The yield on receivables held by the issuer will be affected by the interest rates borne by such receivables, the relative proportion of receivables that do not bear interest, and the rate at which balances of such receivables are paid.

Major Customers

     At June 30, 2004, no one dealer accounted for more than 2.1% of the aggregate balance of the receivables in the total U.S. portfolio of CDF, for more than 3.2% of the aggregate balance of the receivables in the total U.S. portfolio of TCFC, or for more than 0.7% of the aggregate balance of the receivables that were expected, as of such date, to be in the initial portfolio of the issuer. At June 30, 2004, no one manufacturer or distributor was obligated under repurchase agreements relating to receivables aggregating more than 9.5% of the aggregate balance of the receivables in the total U.S. portfolio of CDF, for more than 15.0% of the aggregate balance of the receivables in the total U.S. portfolio of TCFC, or for more than 13.6% of the aggregate balance of the receivables that were expected, as of such date, to be in the initial portfolio of the issuer. Such repurchase agreements are used as collateral disposal mechanisms in which risk is spread across dealers. No prediction can be made as to what percentage of the receivables in the future, whether in the issuer or in the underlying trust, may be obligations of a single dealer or be related to a single manufacturer or distributor under its repurchase agreements. See “The Financing Business — Repurchase Agreements” in the accompanying prospectus. Collections and defaulted amounts relating to overconcentrated dealers and manufacturers will be allocated to us as described under “Description of the Notes — Overconcentrations” in the accompanying prospectus.

Delinquency Experience

     The following tables set forth the delinquency experience as of the dates indicated for the total U.S. portfolio of CDF and the total U.S. portfolio of TCFC. For purposes of the following tables, the “total U.S. portfolio” of CDF includes receivables that CDF services for one or more third parties that are not included in the other tables in this prospectus supplement (other than the tables set forth under “—Loss Experience” and “—Aging Experience” below). Because the accounts from which the receivables in the underlying trust or receivables held by the issuer will be generated constitute only a portion of the total U.S. portfolio of CDF, and because the accounts from which receivables held by the issuer will be generated constitute only a portion of the total U.S. portfolio of TCFC, the actual delinquency experience with respect to the accounts in the underlying trust and the accounts relating to the issuer may be different than the experience set forth in the table below. We cannot assure you that the delinquency experience for any receivables held by the underlying trust or held by the issuer, as applicable, in the future will be similar to the experience shown below.

Delinquency Experience for the Total U.S. Portfolio of CDF

	As of	As of	As of	As of	As of	As of
	June 30, 2004	December 31, 2003	December 31, 2002	December 31, 2001	December 31, 2000	December 31, 1999
			(Dollars in Millions)
Receivables Balance	$5,341.0	$5,312.3	$5,599.6	$6,185.7	$6,727.3	$5,557.2
Sold and unpaid/Insufficient funds past due 31 days or more	3.5	3.9	9.7	14.0	8.4	10.9
Scheduled Payment Plan past due 31 days or more	1.6	2.9	2.9	4.8	9.0	29.8
Total	5.1	6.8	12.6	18.8	17.4	40.7
Sold and unpaid/Insufficient funds past due 31 days or more/Receivables Balance	0.07%	0.07%	0.17%	0.23%	0.13%	0.20%
Scheduled Payment Plan past due 31 days or more/ Receivables Balance	0.03%	0.05%	0.05%	0.08%	0.13%	0.53%
Total Sold and unpaid/Insufficient funds and Scheduled Payment Plan past due 31 days or more/Receivables Balance	0.10%	0.13%	0.22%	0.31%	0.26%	0.73%

Delinquency Experience for the Total U.S. Portfolio of TCFC

	As of	As of	As of	As of	As of	As of
	June 30, 2004	December 31, 2003	December 31, 2002	December 31, 2001	December 31, 2000	December 31, 1999
			(Dollars in Millions)
Receivables Balance	$3,707.7	$3,870.0	$3,707.3	$3,638.7	$4,050.0	$3,983.4
Sold out of trust/Insufficient funds past due 31 days or more	4.2	3.9	5.1	6.3	5.5	7.0
Scheduled Payment Plan past due 31 days or more	1.3	1.8	2.6	13.3	14.6	11.8
Total	5.5	5.7	7.8	19.6	20.1	18.8
Sold out of trust/Insufficient funds past due 31 days or more/Receivables Balance	0.11%	0.10%	0.14%	0.17%	0.13%	0.18%
Scheduled Payment Plan past due 31 days or more/ Receivables Balance	0.04%	0.05%	0.07%	0.37%	0.36%	0.30%
Total Sold out of trust/Insufficient funds and Scheduled Payment Plan past due 31 days or more/Receivables Balance	0.15%	0.15%	0.21%	0.54%	0.50%	0.47%

     A receivable was coded “sold and unpaid” or “sold out of trust” if CDF or TCFC, as the case may be, became aware that a dealer had sold a product financed by CDF or TCFC, as the case may be, without making a corresponding payment to CDF or TCFC, if required, as the case may be. A receivable was coded as “insufficient funds” if a dealer, manufacturer of distributor made a payment to CDF or TCFC, as the case may be, and the applicable bank refused to honor such payment.

     For a description of the payment terms of the floorplan business of the Originators, including scheduled payment plans, see “The Financing Business — Payment Terms” in the accompanying prospectus.

Loss Experience

     The following table sets forth the average receivables balance and loss experience for each of the periods shown with respect to the total U.S. portfolio of CDF and the total U.S. portfolio of TCFC. For purposes of the following tables, the “total U.S. portfolio” of CDF includes receivables that CDF services for one or more third parties that are not included in the other tables in this prospectus supplement (other than the tables set forth under "—Delinquency Experience” above and “—Aging Experience” below). Because the accounts relating to the underlying trust are only a portion of the total U.S. portfolio of CDF, and the accounts relating to the issuer will be only a portion of the total U.S. portfolio of CDF and the total U.S. portfolio of TCFC, the actual loss experience with respect to the accounts in the underlying trust and accounts relating to the issuer may be different than the experience set forth in the table below. We cannot assure you that the loss experience for any receivables held by the issuer or held by the underlying trust, as applicable, in the future will be similar to the historical experience set forth below. The historical experience set forth below includes the effect of the financial obligations of manufacturers and distributors in respect of repossessed products as described in the accompanying prospectus under “The Financing Business — Repurchase Agreements.” If manufacturers or distributors do not perform those obligations in the future, the loss experience in respect of the receivables held by the issuer or held by the underlying trust, as applicable, would be adversely affected.

Loss Experience for the Total U.S. Portfolio of CDF

	Six Months		Year Ended	Year Ended	Year Ended	Year Ended	Year Ended
	Ended June		December	December	December	December	December
	30, 2004		31, 2003	31, 2002	31, 2001	31, 2000	31, 1999
				(Dollars in Millions)
Average Receivables Balance	$5,601.7		$5,282.4	$5,717.7	$6,407.4	$6,242.2	$5,749.0
Gross Losses	2.9		16.7	27.8	35.9	25.2	29.3
Net Losses	1.0		13.3	24.4	28.1	23.2	27.6
Net Losses/Liquidations	0.01%		0.07%	0.12%	0.12%	0.09%	0.08%
Net Losses/Average Receivables Balance	0.03	%(1)	0.25%	0.43%	0.44%	0.37%	0.48%

(1)	Annualized.

Loss Experience for the Total U.S. Portfolio of TCFC

	Six Months		Year Ended	Year Ended	Year Ended	Year Ended	Year Ended
	Ended June		December	December	December	December	December
	30, 2004		31, 2003	31, 2002	31, 2001	31, 2000	31, 1999
	(Dollars in Millions)
Average Receivables Balance	$3,941.5		$3,682.3	$3,519.3	$3,670.1	$3,779.2	$3,368.5
Gross Losses	4.2		13.9	19.0	24.5	17.5	18.3
Net Losses	2.2		10.0	14.5	21.1	14.8	15.7
Net Losses/Liquidations	0.03%		0.07%	0.10%	0.14%	0.09%	0.11%
Net Losses/Average Receivables Balance	0.11	%(1)	0.27%	0.41%	0.57%	0.39%	0.47%

(1)	Annualized.

The “average receivables balance” referred to in the preceding two tables constitutes the average daily receivables balance for the twelve months ended on the last day of the period, except that the “average receivables balance” for the six months ended June 30, 2004 is the average daily receivables balance for the six months ended June 30, 2004. “Net losses” in any period referred to in the preceding two tables are gross losses less recoveries for such period.

Aging Experience

     The following tables provide the age distribution of floorplan receivables that were in the total U.S. portfolio of CDF, that were in the total U.S. portfolio of TCFC, and that were expected to be in the initial portfolio of the issuer, by receivables balances and as a percentage of such receivables that were in the total U.S. portfolio of CDF, such receivables that were in the total U.S. portfolio of TCFC, or such receivables that were expected to be in the initial portfolio of the issuer, as the case may be, outstanding as of the dates indicated. For purposes of the following tables, the “total U.S. portfolio” of CDF includes receivables that CDF services for one or more third parties that are not included in the other tables in this prospectus supplement (other than the tables set forth under “—Delinquency Experience” above and "—Loss Experience” above). In the case of the table providing the age distribution of floorplan receivables in the initial portfolio of the issuer, such table does not include any information relating to the note trust certificate or the underlying trust. The data in the following tables for 1999 excludes accounts receivable and asset based lending receivables. For purposes of the following tables, aging commences on the date of the applicable invoice provided by the applicable manufacturer to CDF or TCFC, as applicable, and ends on the date that the receivable has been paid in full. Because the accounts relating to the underlying trust are only a portion of the total U.S. portfolio of CDF, and because the accounts relating to the issuer will be only a portion of the total U.S. portfolio of CDF and the total U.S. portfolio of TCFC, the actual age distribution of floorplan receivables held by the issuer and held by the underlying trust may be different than the distribution shown below. We cannot assure you that the aging experience for any floorplan receivables held by the issuer or held by the underlying trust, as applicable, in the future will be similar to the age distributions set forth below. In particular, we expect that, due primarily to seasonal variations in the outstanding amount of such receivables, less than $2,617.0 million of receivables will be in the initial portfolio of the issuer as of the closing date for your series. However, we expect that, on the closing date for your series, the total amount of principal receivables held by the issuer and that are available to your series, plus the portion of the note trust certificate allocable to your series, will be equal to or greater than the total principal amount of the notes of your series plus the portion of the Minimum Free Equity Amount relating to your series.

Age Distribution of Floorplan Receivables in the Total U.S. Portfolio of CDF

Receivables Balances

	As of	As of December 31
Days	June 30, 2004	2003	2002	2001	2000	1999(1)
			(Dollars in Millions)
1-30	$1,688.2	$1,575.3	$1,660.4	$1,996.5	$2,363.9	$1,310.0
31-60	777.2	805.1	749.1	797.8	846.2	706.8
61-90	526.6	556.2	540.5	541.1	660.6	445.7
91-120	387.3	424.2	475.0	450.8	494.5	391.6
121-180	515.8	529.1	630.9	583.3	690.2	477.2
181-270	540.5	475.6	489.0	499.4	548.6	382.6
Over 270	905.4	946.7	1,054.7	1,316.8	1,123.3	787.8

Total	$5,341.0	$5,312.3	$5,599.6	$6,185.7	$6,727.3	$4,501.7

Percentage of Receivables Balances

	As of	As of December 31
Days	June 30, 2004	2003	2002	2001	2000	1999(1)
1-30	31.6%	29.6%	29.7%	32.3%	35.1%	29.1%
31-60	14.6%	15.2%	13.4%	12.9%	12.6%	15.7%
61-90	9.9%	10.5%	9.7%	8.7%	9.8%	9.9%
91-120	7.3%	8.0%	8.5%	7.3%	7.4%	8.7%
121-180	9.7%	10.0%	11.3%	9.4%	10.3%	10.6%
181-270	10.1%	9.0%	8.7%	8.1%	8.2%	8.5%
Over 270	16.9%	17.8%	18.8%	21.3%	16.7%	17.5%

Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Data for 1999 excludes accounts receivable and asset based lending receivables.

Age Distribution of Floorplan Receivables in the Total U.S. Portfolio of TCFC

Receivables Balances

	As of	As of December 31
Months	June 30, 2004	2003	2002	2001	2000	1999
			(Dollars in Millions)
1-12	$3,364.3	$3,427.0	$3,253.3	$3,147.4	$3,634.2	$3,677.5
12-18	167.1	276.2	252.7	310.0	260.6	204.6
18-24	106.5	73.2	87.4	90.1	95.4	55.0
Over 24	69.8	93.6	113.9	91.1	59.8	46.3

Total	$3,707.7	$3,870.0	$3,707.3	$3,638.7	$4,050.0	$3,983.4

Percentage of Receivables Balances

	As of	As of December 31
Months	June 30, 2004	2003	2002	2001	2000	1999
1-12	90.7%	88.6%	87.8%	86.5%	89.7%	92.3%
12-18	4.5%	7.1%	6.8%	8.5%	6.4%	5.1%
18-24	2.9%	1.9%	2.4%	2.5%	2.4%	1.4%
Over 24	1.9%	2.4%	3.1%	2.5%	1.5%	1.2%

Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Age Distribution of Floorplan Receivables in the Initial Portfolio of the Issuer as of June 30, 2004

(Dollars in Millions)

Receivables Balances

As of
Months	June 30, 2004
1-12	$2,350.8
12-18	129.8
18-24	83.1
Over 24	53.3

Total	$2,617.0

Percentage of Receivables Balances

As of
Months	June 30, 2004
1-12	89.9%
12-18	5.0%
18-24	3.2%
Over 24	2.0%

Total	100.0%

Certain Payment Plan Information

     The floorplan businesses of CDF, TCFC and BAC provides two basic payment terms to dealers, manufacturers or distributors: pay-as-sold or scheduled payment plan. See “The Financing Business — Payment Terms” in the accompanying prospectus. As of June 30, 2004, the floorplan receivables in the total U.S. portfolio of CDF, by receivables outstanding, consisted of 83.5% pay-as-sold receivables and 16.5% scheduled payment plan receivables. Because the floorplan receivables in the underlying trust and in the issuer will only be a portion of the entire U.S. portfolio of CDF, the actual distribution of floorplan receivables in the underlying trust and in the issuer by payment plan may be different than the distribution described in the previous sentence. As of June 30, 2004, the floorplan receivables in the total U.S. portfolio of TCFC (which includes receivables originated by BAC), by receivables outstanding, consisted of 79.4% pay-as-sold receivables and 20.6% scheduled payment plan receivables. Because the floorplan receivables in the issuer will only be a portion of the entire U.S. portfolio of TCFC, the actual distribution of floorplan receivables in the issuer by payment plan may be different than the distribution described in the previous sentence.

MATURITY CONSIDERATIONS

     Prior to the Series Maturity Date, your series will always be in one of three periods—the revolving period, the controlled accumulation period or the early amortization period. Unless an early amortization event occurs, each class of notes of your series will not receive payments of principal until the expected principal payment date for that class. The expected principal payment date for the Class A, Class B and Class C notes is set forth on the front cover page of this prospectus supplement. We expect, but cannot assure you, that the issuer will have sufficient funds to pay the full principal amount of each class of notes of your series on the expected principal payment date. However, if an early amortization event occurs, principal payments for the notes of your series may begin prior to the expected principal payment date.

Controlled Accumulation Period

     During the controlled accumulation period, collections allocated to pay principal on notes of your series and to make distributions in reduction of the stated amount of the certificates of your series will accumulate in the principal account in an amount calculated to pay the principal of the Class A, Class B and Class C notes and the stated amount of the Class D certificates, in that order, in full on the expected principal payment date. We expect, but cannot assure you, that the amounts available in the principal account on the expected principal payment date will be sufficient to pay in full the outstanding principal balance of the notes of your series. If there are not sufficient funds on deposit in the principal account to pay the principal of any class of notes of your series in full on the expected principal payment date, an early amortization event will occur and the early amortization period will begin.

Early Amortization Period

     If an early amortization event occurs during either the revolving period or the controlled accumulation period, then the revolving period or the controlled accumulation period will end and the early amortization period will begin. If an early amortization event occurs during the controlled accumulation period, on the next payment date any amount on deposit in the principal account will be paid:

•	first to Class A noteholders, up to the outstanding principal balance of the Class A notes;

•	then to Class B noteholders, up to the outstanding principal balance of the Class B notes; and

•	then to Class C noteholders, up to the outstanding principal balance of the Class C notes.

     In addition, if the outstanding principal balance of the notes of your series has not been paid in full, the issuer will continue to pay principal in the priority noted above to the noteholders on each payment date during the early amortization period until the Series Maturity Date. No principal will be paid on the Class B notes until the principal amount of the Class A notes has been paid in full. No principal will be paid on the Class C notes until the principal amounts of the Class A and Class B notes have been paid in full. No distributions will be made on the Class D certificates until the Class A, Class B and Class C notes have been paid in full.

Payment Rates

     The payment rate on the underlying trust receivables and on the receivables held by the issuer will affect the size of principal payments during an early amortization period and whether the issuer has funds available to repay the notes of your series on the expected principal payment date. Payments of principal on your notes on the expected principal payment date depends on, among other things, repayment by dealers, manufacturers and distributors of the receivables held by the issuer and the underlying trust receivables and may not occur if dealers, manufacturers or distributors do not fully repay the receivables held by the issuer and the underlying trust receivables. Because a significant amount of the receivables held by the issuer and the underlying trust receivables are paid upon retail sale of the related product, the timing of payments on the receivables held by the issuer and the underlying trust receivables is uncertain. In addition, we cannot assure you that CDF (in the case of the underlying trust) or CDF or another Originator (in the case of the issuer) will generate additional receivables under the accounts or that any particular pattern or amount of payments will occur. See “The Financing Business” in the accompanying prospectus.

     The amount of new receivables generated in any month and payment rates on the receivables held by the issuer and the underlying trust receivables may vary because of, among other things:

•	seasonal variations in product sales and inventory levels;

•	retail incentive programs provided by product manufacturers; and

•	various economic factors affecting product sales generally.

     The following tables set forth the highest and lowest Historical Payment Rates for the total U.S. portfolio of CDF and the total U.S. portfolio of TCFC during any month in the periods shown, and the average of the Historical Payment Rates for the total U.S. portfolio of CDF and the total U.S. portfolio of TCFC for all months during the periods shown.

     “Historical Payment Rate” means, for any month, a fraction (expressed as a percentage) (a) the numerator of which is the principal collections on the receivables in the total U.S. portfolio of CDF or the total U.S. portfolio of TCFC, as applicable, and (b) the denominator of which is the aggregate balance of the principal receivables in the total U.S. portfolio of CDF or the total U.S. portfolio of TCFC, as applicable, at the beginning of such month.

     We cannot assure you that the rate of collections on the underlying trust receivables, or on the receivables held by the issuer, will be similar to the historical experience set forth below. Without limiting the foregoing, the rate of collections on underlying trust receivables may be affected by the addition or removal of accounts with respect to the underlying trust from time to time, and the rate of collections on the receivables held by the issuer may be affected by the addition or removal of accounts with respect to the issuer from time to time. See “Description of the Notes — Addition of Accounts,” "Description of the Notes — Removal of Accounts,” “The Note Trust Certificate — Addition of Accounts” and “The Note Trust Certificate — Removal of Accounts” in the accompanying prospectus.

Total U.S. Portfolio of CDF Historical Payment Rates

	Year Ended December 31,
	2003	2002	2001	2000	1999
Highest Month	41%	37%	35%	37%	41%
Lowest Month	28%	27%	26%	28%	31%
Average of the Months in the Period	34%	33%	31%	33%	36%

     For January through June 2004, the Historical Payment Rates for the receivables in the total U.S. portfolio of CDF were 31%, 28%, 38%, 37%, 36% and 40%, respectively.

Total U.S. Portfolio of TCFC Historical Payment Rates

	Year Ended December 31,
	2003	2002	2001	2000	1999
Highest Month	42%	41%	41%	42%	40%
Lowest Month	24%	28%	26%	27%	27%
Average of the Months in the Period	34%	34%	35%	34%	35%

     For January through June 2004, the Historical Payment Rates for the receivables in the total U.S. Portfolio of TCFC were 30%, 28%, 35%, 38%, 36% and 40%, respectively.

DESCRIPTION OF SERIES PROVISIONS

     We have summarized certain terms of the notes of your series below and under “Description of the Notes” in the accompanying prospectus. Such summaries are not complete and are qualified by reference to the terms of the applicable transaction documents.

General

     The Class A, Class B and Class C notes comprise the notes of your series and will be issued under the indenture, as supplemented by an indenture supplement for your series, in each case between the issuer and the indenture trustee. The Class D certificates are not being offered pursuant to this prospectus supplement or the accompanying prospectus.

     The notes of your series will be issued in denominations of $1,000 and integral multiples of $1,000 and will be available only in book-entry form, registered in the name of Cede & Co., as nominee of DTC. See “Description of the Notes — General,” "— Book-Entry Registration” and "— Definitive Notes” in the accompanying prospectus. Interest on and principal of the notes of your series will be payable on each payment date on which those amounts are due to the noteholders in whose names the notes of your series were registered on the related record date. The record date will be the last day of the calendar month preceding each payment date.

Collateral Amount

     The “Collateral Amount” for your series initially will be equal to the “initial collateral amount” specified under “Summary of Terms” in this prospectus supplement, and thereafter will be reduced by:

(a)	all collections applied to make principal payments on the notes of your series or to make distributions with respect to the stated amount of the certificates of your series or deposited into the principal account; and

(b)	the excess, if any, of (i) the aggregate amount of investor charge-offs and reallocated principal collections over (ii) reimbursements of such investor charge-offs and reallocated principal collections as described under clause (7) under “Description of Series Provisions — Application of Non-Principal Collections” in this prospectus supplement.

     The Collateral Amount cannot be less than zero.

Allocation Percentages

     Principal collections, non-principal collections and defaulted receivables relating to “overconcentrated” dealers, manufacturers and product lines will be allocated to us. See “Description of the Notes — Overconcentrations” in the accompanying prospectus. After giving effect to such allocations to us, principal collections, non-principal collections and defaulted receivables will be allocated among the Collateral Amount and the collateral amounts for other series of notes based on the allocation percentage for your series and the allocation percentages of other series of notes. This will include principal collections, non-principal collections, and defaulted receivables in respect of the underlying trust that are allocated to the note trust certificate.

     On any day, the allocation percentage for your series will be the percentage equivalent—which may not exceed 100%—of a fraction:

•	the numerator of which is:

•	for purposes of allocating non-principal collections and defaulted receivables at all times and principal collections during the revolving period, equal to the Collateral Amount as measured at the end of the prior Monthly Period (or, in the case of the month during which the closing date occurs, on July 31, 2004); and

•	for purposes of allocating principal collections during the controlled accumulation period and the early amortization period, equal to the Collateral Amount as of the end of the revolving period; and

•	the denominator of which is the greater of:

(a)	the result of: (i) the Aggregate Principal Receivables; plus (ii) the outstanding balance of the note trust certificate; minus (iii) the sum of the aggregate amount of each “Dealer Overconcentration”, “Manufacturer Overconcentration” and “Product Line Overconcentration” (the capitalized terms in this clause (iii) have the meanings assigned thereto in the accompanying prospectus under “Glossary of Terms for Prospectus”); and

(b)	the sum of the numerators used to calculate the applicable allocation percentages for all series of notes outstanding as of the date of determination.

     The denominator referred to above will initially be set as of July 31, 2004. The denominator will be reset for purposes of allocating principal collections, non-principal collections and defaulted receivables at the end of each Monthly Period.

Interest Payments

     The Class A, Class B and Class C notes of your series will accrue interest during each interest period at the applicable rates per year specified on the front cover page of this prospectus supplement. Each interest period for your series will begin on and include a payment date and end on but exclude the next payment date. However, the first interest period for your series will begin on and include the closing date. Interest on the notes will be calculated on the basis of the actual number of days in the related interest period and a 360-day year. If the issuer does not pay interest as calculated above to any class of notes of your series on a payment date, the amount not paid will be due on the next payment date.

     The Class D certificates do not accrue yield. However, the supplement to the trust agreement for the issuer relating to the Class D certificates may be amended from time to time without the consent of the noteholders (including an amendment to provide for yield on the Class D certificates). In no event will the Class D certificates be entitled to receive yield until all principal and interest on the Class A, Class B and Class C notes have been paid in full.

Principal Payments

     During the revolving period, no principal payments will be made on your notes. During the controlled accumulation period and the early amortization period, deposits to the principal account and principal payments on the notes of your series, if applicable, will be made on each payment date from the following sources:

(a)	principal collections allocated to your series based on your allocation percentage and required to be deposited into the collection account for your series, less any amounts required to be reallocated as described under “—Reallocation of Principal Collections” below ; plus

(b)	any amount on deposit in the excess funding account allocated to your series on that payment date; plus

(c)	the reserve account on the final maturity date for your series; plus

(d)	any principal collections from other series that are shared with your series; plus

(e)	any non-principal collections or other amounts required to be treated as principal collections in order to cover the share of defaulted receivables allocated to your series or to reinstate prior reductions to the Collateral Amount; plus

(f)	non-principal collections (after making all other payments).

Controlled Accumulation Period

     The controlled accumulation period is scheduled to begin on the applicable date specified under “Summary of Terms — Commencement of Controlled Accumulation Period (subject to adjustment)” in this prospectus supplement. On each determination date until the controlled accumulation period begins for your series, the master servicer, on behalf of the issuer, will review the amount of expected principal collections and determine the number of months expected to be required to fully fund the principal account, in an amount equal to the outstanding principal balance of the notes and the stated amount of the certificates of your series, by the related expected principal payment date for each class of notes of your series and the date on which we expect the certificates of your series to be paid in full (which is the same date as the expected principal payment date for the notes of your series). If the number of months needed to fully fund the principal account by the related expected principal payment date for each class of notes and the certificates is less than or more than the number of months in the scheduled controlled accumulation period, the issuer will either postpone the controlled accumulation period or start the controlled accumulation period earlier than the then-currently scheduled controlled accumulation period, as applicable, so that the number of months in the scheduled controlled accumulation period equals the number of months expected to be needed to fully fund the principal account by the expected principal payment date. In connection therewith, the issuer is required to assume that (1) the weighted average principal payment rate on the underlying trust receivables allocated to the note trust certificate and on the receivables held by the issuer will be no greater than the lowest weighted average monthly principal payment rate for the underlying trust receivables allocable to the note trust certificate and the receivables held by the issuer for the prior twelve (12) months, (2) the total amount of principal receivables held by the issuer, the principal amount on deposit in the excess funding account, and the total amount of principal receivables in the underlying trust will remain constant, (3) no early amortization event for any series issued by the issuer will occur and (4) no additional series will be issued by the issuer or by the underlying trust after the related determination date. In no case will the controlled accumulation period be reduced to less than one month.

     On each payment date relating to the controlled accumulation period, funds will be deposited in the principal account in an amount equal to the least of:

(1)	funds available for this purpose for your series with respect to that payment date;

(2)	the outstanding principal balance of the notes and the stated amount of the certificates of your series as of the last day of the revolving period, divided by the number of months in the controlled accumulation period;

(3)	an amount equal to the outstanding principal balance of the notes and the stated amount of the certificates of your series, minus the amount on deposit in the principal account prior to any deposits on that payment date; and

(4)	the Collateral Amount.

     Any remaining funds not deposited in the principal account first will be made available to investors in other series as shared principal collections and second will either be deposited in the excess funding account under the circumstances described under “Description of the Notes—Excess Funding Account” in the accompanying prospectus or distributed to us or our assigns.

     Unless an early amortization period commences prior to the expected principal payment date, amounts in the principal account will be paid on the expected principal payment date to the Class A noteholders until the outstanding principal balance of the Class A notes has been paid in full, then to the Class B noteholders until the outstanding principal balance of the Class B notes has been paid in full, then to the Class C noteholders until the outstanding principal balance of the Class C notes has been paid in full, and then distributed to the Class D certificateholders until the stated amount of the Class D certificates has been reduced to zero.

Early Amortization Period

     On each payment date relating to the early amortization period, the Class A noteholders will be entitled to receive funds available for principal payments for your series of notes for the related Monthly Period in an amount up to the outstanding principal balance of the Class A notes.

     After payment in full of the outstanding principal balance of the Class A notes, the Class B noteholders will be entitled to receive, on each payment date relating to the early amortization period, the remaining available funds for principal payments for your series of notes for the related Monthly Period in an amount up to the outstanding principal balance of the Class B notes.

     After payment in full of the outstanding principal balance of the Class A notes and the Class B notes, the Class C noteholders will be entitled to receive, on each payment date relating to the early amortization period, the remaining available funds for principal payments for your series of notes for the related Monthly Period in an amount up to the outstanding principal balance of the Class C notes.

     See “— Early Amortization Events” below for a discussion of events that might lead to the commencement of the early amortization period.

Subordination

     The Class B notes are subordinated to the Class A notes. The Class C notes are subordinated to the Class A notes and the Class B notes. The Class D certificates are subordinated to the Class A notes, the Class B notes and the Class C notes. Interest payments will be made on the Class A notes prior to interest payments being made on the Class B notes and the Class C notes and prior to any distributions on the Class D certificates. Interest payments will be made on the Class B notes prior to interest payments being made on the Class C notes and prior to any distributions being made on the Class D certificates. Interest payments will be made on the Class C notes prior to any distributions being made on the Class D certificates.

     Principal payments on the Class B notes will not begin until the principal balances of the Class A notes have been paid in full. Principal payments on the Class C notes will not begin until the principal balances of the Class A notes and the Class B notes have been paid in full. Distributions in respect of the stated amount of the Class D certificates will not begin until the principal balances of the Class A notes, the Class B notes and the Class C notes have been paid in full.

Application of Non-Principal Collections

     On each payment date, your series’ share of non-principal collections (and your series’ share of any available non-principal collections from other series), plus net investment earnings on funds on deposit in the reserve account and the principal account, plus withdrawals from the reserve account (to the extent provided under “—Reserve Account” below) for the prior month will be applied in the following order:

(1)	to pay, pro rata, the result of the allocation percentage for your series multiplied by (a) the accrued and unpaid fees and other amounts owed to the indenture trustee up to a maximum amount of twenty-five thousand dollars ($25,000) for each calendar year, (b) the accrued and unpaid fees and other amounts owed to the Owner Trustee up to a maximum amount of twenty-five thousand dollars ($25,000) for each calendar year, (c) the accrued and unpaid fees and other amounts owed to the administrator for the issuer up to a maximum amount of twenty-five thousand dollars ($25,000) for each calendar year, and (d) the accrued and unpaid fees and other amounts owed to the custodian for the issuer (which custodian shall initially be Wilmington Trust Company) up to a maximum amount of twenty-five thousand dollars ($25,000) for each calendar year;

(2)	to pay the servicing fee for your series for the prior Monthly Period and any overdue servicing fee (to the extent not previously paid), and to reimburse the master servicer for any servicer advances and accrued and unpaid interest thereon;

(3)	to pay, pro rata, interest on the Class A notes, including any overdue interest, to the extent permitted by applicable law;

(4)	to pay, pro rata, interest on the Class B notes, including any overdue interest, to the extent permitted by applicable law;

(5)	to pay, pro rata, interest on the Class C notes, including any overdue interest, to the extent permitted by applicable law;

(6)	an amount equal to the Investor Default Amount for the Monthly Period will be deemed to be Available Principal Collections and, during the controlled accumulation period or the early amortization period, will be deposited in the principal account;

(7)	an amount equal to the sum of the aggregate amount of investor charge-offs and the amount of reallocated principal collections which have not been previously reimbursed will be deemed to be Available Principal Collections and, during the controlled accumulation period or the early amortization period, will be deposited in the principal account;

(8)	to deposit into the reserve account, during the revolving period and the controlled accumulation period, the amount, if any, required to be deposited in the reserve account;

(9)	to pay to the persons listed in clause (1) above on a pari passu basis any amounts owed to such persons and not paid pursuant to clause (1) above;

(10)	to deposit into the principal account, during the controlled accumulation period, any deficiency in the amount otherwise required to be deposited into the principal account at that time;

(11)	if the early amortization period has not occurred and is not continuing, the balance, if any, will constitute a portion of excess non-principal collections for such payment date and will be applied in accordance with the indenture; and

(12)	if an early amortization period has occurred and is continuing, to make principal payments on the Class A, Class B and Class C notes, in that order of priority, until the outstanding principal balance of each such class is paid in full.

     For a description of non-principal collections, see “Structural Summary — Application of Non-Principal Collections” in this prospectus supplement.

Reallocation of Principal Collections

     If non-principal collections available to your series and the withdrawal from the reserve account for such payment date, as described under “—Reserve Account” below, are not sufficient to pay the aggregate amount of payments on a payment date described in clauses (1) through (5) under “—Application of Non-Principal Collections” above, then principal collections allocated to your series will be reallocated to cover these shortfall amounts. Any reallocation of principal collections is a use of the collateral for the notes of your series. Consequently, these uses will reduce the remaining Collateral Amount by the amount that was reallocated. The amount of principal collections that will be reallocated on any payment date will not exceed the Monthly Principal Reallocation Amount for the related Monthly Period.

Investor Charge-Offs

     A portion of the defaulted principal receivables held by the issuer (and the defaulted principal receivables in the underlying trust allocated to the note trust certificate) will be allocated to the Collateral Amount based on your series’ allocation percentage. The allocation percentage is described under “—Allocation Percentages” above.

     On each payment date, if the sum of the defaulted principal receivables allocated to your series is greater than non-principal collections and amounts withdrawn from the reserve account used to cover those amounts, then the Collateral Amount will be reduced (but not below zero) by the amount of the excess (such reduction, an “investor charge-off”). Such reductions will be reversed to the extent that non-principal collections are available for that purpose on any subsequent payment date.

Sharing Provisions

     Your series is in group one for purposes of sharing excess non-principal collections. Your series will share excess non-principal collections with other series in group one. See “Description of the Notes—Shared Excess Non-Principal Collections” in the accompanying prospectus. Your series also is a principal sharing series. See “Description of the Notes — Shared Principal Collections” and “— Excess Funding Account” in the accompanying prospectus.

Principal Account

     The issuer will establish and maintain a segregated account to serve as the principal account of your series. During the controlled accumulation period, the master servicer, on behalf of the issuer, will make deposits to the principal account as described under “— Principal Payments” in this prospectus supplement.

     Funds on deposit in the principal account will be invested to the following payment date in highly rated liquid investments that meet the criteria described in the indenture. Investment earnings, net of investment losses and expenses, on funds on deposit in the principal account will be deposited in the collection account and will be available to your series as described under “Structural Summary — Allocation of Non-Principal Collections” in this prospectus supplement.

Reserve Account

     The issuer will establish and maintain a segregated account to serve as the reserve account. We will fund the reserve account on the closing date for your series, in an amount equal to the required reserve account amount.

     The required reserve account amount for any payment date will be equal to (a) the result of the Required Reserve Account Percentage multiplied by the sum of the outstanding principal balance of the notes and the stated amount of the certificates of your series, or (b) any other amount designated by us. We may only designate a lesser amount if each rating agency then rating the notes of your series confirms that the designation will not impair its then current rating of any class of the notes of your series and we will certify to the indenture trustee that, based on the facts known to the certifying officer at the time, in our reasonable belief, the designation will not cause an early amortization event to occur for your series.

     During the revolving period and the controlled accumulation period, non-principal collections available to your series will be applied to increase the amount on deposit in the reserve account to the extent the amount on deposit in the reserve account is less than the required reserve account amount.

     On each payment date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the reserve account on that payment date, the issuer will withdraw from the reserve account an amount equal to the excess, if any, of the amount on deposit in the reserve account over the required reserve account amount, and the amount withdrawn will no longer be available for your notes. Any amounts withdrawn from the reserve account and distributed to us or our assigns will not be available for distribution to the noteholders.

     All amounts on deposit in the reserve account on any payment date—after giving effect to any deposits to, or withdrawals from, the reserve account to be made on that payment date—will be invested to the following payment date by the issuer, in highly rated liquid investments that meet the criteria described in the indenture. The interest and other investment income, net of losses and investment expenses, earned on these investments will be deposited in the collection account and will be available to your series as described under "Structural Summary — Allocation of Non-Principal Collections” in this prospectus supplement.

     On or before each payment date, the issuer will withdraw from the reserve account and apply (to the shortfall described in clause (2) of this sentence) an amount equal to the least of:

(1)	the amount then on deposit in the reserve account with respect to that payment date (exclusive of investment earnings); and

(2)	the amount of the shortfall in non-principal collections available to make payments described in clauses (1) through (6) under “—Application of Non-Principal Collections” above; and

(3)	the required reserve account amount for that payment date.

     The reserve account will be terminated upon the earliest to occur of:

(1)	the payment in full of your series;

(2)	the final maturity date for the notes of your series; and

(3)	the termination of the issuer.

     Upon the termination of the reserve account, all amounts on deposit in the reserve account, after giving effect to any withdrawal from the reserve account on that date in respect of a shortfall in non-principal collections available to make the payments described in clauses (1) through (6) under “— Application of Non-Principal Collections” above, will be paid to the noteholders of your series if any notes of your series remain outstanding and then distributed to the Class D certificateholders, us or our assigns. Any amounts withdrawn from the reserve account and distributed to the Class D certificateholders, us or our assigns will not be available for distribution to the noteholders of your series.

Early Amortization Events

     An early amortization event may occur for your series upon the occurrence of any of the following events:

(a)	our failure (1) to make any payment or deposit required to be made under the receivables purchase and contribution agreement between us and the issuer on or before the date that is five (5) business days after the date the payment or deposit is required to be made or (2) to observe or perform in any material respect our other covenants or agreements set forth in the receivables purchase and contribution agreement between us and the issuer, which failure has a material adverse effect on your series and which continues unremedied for a period of sixty (60) days after written notice of the failure, requiring the same to be remedied, has been given to the issuer or to us by the indenture trustee or to us, the issuer and the indenture trustee by any holder of the notes of your series;

(b)	any representation or warranty made by us in the receivables purchase and contribution agreement between us and the issuer or by the issuer in the indenture or the indenture supplement for your series or any information required to be given by us to identify the accounts proves to have been incorrect in any material respect when made or delivered and which continues to be incorrect in any material respect for a period of sixty (60) days after written notice of the failure, requiring the same to be remedied has been given to us or the issuer, as applicable, by the indenture trustee or to us or the issuer, as applicable, and the indenture trustee by any noteholder of your series, and as a result of which the interests of your series are materially and adversely affected and continue to be materially and adversely affected for the designated period; except that an early amortization event described in this subparagraph (b) will not occur if we have accepted reassignment of the related receivable or all related receivables, if applicable, within the designated period;

(c)	our failure to convey receivables in additional accounts or participations to the issuer when required to do so under the receivables purchase and contribution agreement;

(d)	any servicer default after giving effect to applicable grace periods (see “Description of the Servicing Agreement – Servicer Default” in the accompanying prospectus) or an Indenture Servicer Default;

(e)	(i) on any determination date occurring in the months of July through October, the average of the Monthly Payment Rates for the three (3) preceding Monthly Periods is less than twenty-two and one-half percent (22.5%) (or a lower percentage if each rating agency rating the notes of your series confirms that using a lower percentage will not impair its then current rating of any class of the notes of your series) or (ii) on any determination date occurring in the months of November through June, the average of the Monthly Payment Rates for the three preceding Monthly Periods is less than twenty percent (20%) (or a lower percentage if each rating agency rating the notes of your series confirms that using a lower percentage will not impair its then current rating of any class of the notes of your series);

(f)	the outstanding principal balance of the Class A notes, the Class B notes or the Class C notes is not paid in full on the expected principal payment date;

(g)	specified bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the Limited Partnership, CDF Financing, us or a material Originator;

(h)	we are unable for any reason to transfer receivables to the issuer, or a material Originator is unable to transfer receivables to us;

(i)	the issuer or the underlying trust shall be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

(j)	an event of default for your series occurs under the indenture and results in an acceleration of the maturity of the notes of your series under the indenture; or

(k)	the sum of all investments (other than receivables) held in trust accounts of the issuer and, without duplication, amounts held in the excess funding account, represents more than fifty percent (50%) of the dollar amount of the assets of the issuer on each of six (6) or more consecutive monthly determination dates, after giving effect to all payments made or to be made on the payment dates relating to those determination dates; or

(l)	(i) on any payment date, after giving effect to withdrawals from and deposits into the reserve account, the reserve account balance is less than the product of (A) the Required Reserve Account Percentage minus 0.25% and (B) the sum of the Note Principal Balance and the stated amount of the certificates, or (ii) on the payment date after a withdrawal from the reserve account that does not result in an early amortization event pursuant to the preceding clause, after giving effect to withdrawals from and deposits into the reserve account, the reserve account balance is less than the product of (A) the Required Reserve Account Percentage and (B) the sum of the Note Principal Balance and the stated amount of the certificates.

     In the case of any event described in clause (a), (b) or (d) above, an early amortization event will occur with respect to your series only if, after any applicable grace period, either the indenture trustee or the holders of more than fifty percent (50%) of the then-outstanding principal balance of the notes of your series, by written notice to the issuer, with a copy to the indenture trustee, if notice is given by the noteholders of your series, declare that an early amortization event has occurred with respect to the notes of your series as of the date of the notice.

     In the case of any event described in clause (c), (e), (f), (g), (h), (i), (j), (k) or (l), an early amortization event with respect to your series will occur without any notice or other action on the part of the indenture trustee or the noteholders of your series immediately upon the occurrence of the event.

     On the date on which an early amortization event is deemed to have occurred, the early amortization period will begin.

     See “Description of the Notes — Early Amortization Events” in the accompanying prospectus for an additional discussion of the consequences of insolvency, conservatorship or receivership events related to us or a material Originator.

     Notwithstanding the foregoing, an early amortization period that commences before the scheduled end of the revolving period may terminate, and the revolving period may recommence, if the Rating Agency Condition is satisfied.

Events of Default

     The events of default for your series, as well as rights and remedies available to the indenture trustee and the noteholders of your series when an event of default occurs, are described under “The Indenture—Events of Default; Rights Upon Event of Default” in the accompanying prospectus.

     In the case of an event of default involving bankruptcy, insolvency or similar events relating to the issuer, the principal amount of the notes of your series automatically will be deemed to be immediately due and payable. If any other event of default for your series occurs, the indenture trustee or the holders of not less than a majority of the then-outstanding principal balance of the notes of your series may declare the notes of your series to be immediately due and payable. If the notes of your series are accelerated, you may receive principal prior to the expected principal payment date for your class of notes.

     If receivables are sold by the issuer after an event of default, the net proceeds of that sale allocable to your series would be paid in the following order:

(1)	to pay, pro rata, interest on the Class A notes, including any overdue interest, to the extent permitted by applicable law;

(2)	to pay, pro rata, the outstanding principal balance of the Class A notes;

(3)	to pay, pro rata, interest on the Class B notes, including any overdue interest, to the extent permitted by applicable law;

(4)	to pay, pro rata, the outstanding principal balance of the Class B notes;

(5)	to pay, pro rata, interest on the Class C notes, including any overdue interest, to the extent permitted by applicable law;

(6)	to pay, pro rata, the outstanding principal balance of the Class C notes; and

(7)	to pay, pro rata, any amounts distributable on the Class D certificates.

Servicing Compensation and Payment of Expenses

     The servicing fee rate for your series is set forth under “Summary of Terms — Servicing Fee Rate” in this prospectus supplement. Your series’ share of the servicing fee for each month will be calculated as described under "Description of the Servicing Agreement — Servicing Compensation and Payment of Expenses” in the accompanying prospectus.

UNDERWRITING

     Subject to the terms and conditions set forth in an underwriting agreement among us, the issuer and representatives of the underwriters named below, the issuer has agreed to sell to the underwriters, and each of the underwriters has severally agreed to purchase, the principal amount of the notes of your series set forth opposite its name:

Class A Underwriters	Principal Amount of Class A Notes
Banc of America Securities LLC	$456,700,000
Citigroup Global Markets Inc.	456,700,000
J.P. Morgan Securities Inc.	136,800,000
Deutsche Bank Securities	136,800,000
Loop Capital Markets, LLC	15,000,000

Total	$1,202,000,000

Class B Underwriters	Principal Amount of Class B Notes
Banc of America Securities LLC	$19,000,000
Citigroup Global Markets Inc.	19,000,000

Total	$38,000,000

Class C Underwriters	Principal Amount of Class C Notes
Banc of America Securities LLC	$5,000,000
Citigroup Global Markets Inc.	5,000,000

Total	$10,000,000

     Pursuant to the underwriting agreement, the underwriters of each class of notes have agreed, subject to the terms and conditions set forth in the underwriting agreement, to purchase all of the notes in that class offered by this prospectus supplement if any of the notes in that class are purchased.

     The underwriters of each class of notes of your series have advised us that they propose initially to offer such notes in that class to the public at the prices set forth in this prospectus supplement, and to dealers chosen by the underwriters at the prices set forth in this prospectus supplement less a concession not in excess of the percentages set forth in the following table. The underwriters of each class of notes of your series and those dealers may reallow a concession not in excess of the percentages set forth in the following table. After the initial public offering of the notes of your series, the public offering prices and the concessions referred to in this paragraph may be changed. Additional offering expenses are estimated to be $750,000.

	Class A	Class B	Class C
	Notes	Notes	Notes
Concessions	0.0822%	0.1170%	0.1680%
Reallowances	0.0411%	0.0585%	0.0840%

The underwriters will be compensated as set forth in the following table:

	Underwriters’	Amount
	Discounts and	per $1,000
	Commissions	of Principal	Total Amount
Class A Notes	0.137%	$1.37	$1,646,740
Class B Notes	0.195%	$1.95	$74,100
Class C Notes	0.280%	$2.80	$28,000

Total Class A, Class B and Class C Notes			$1,748,840

     We will indemnify the underwriters for certain liabilities specified in the underwriting agreement, including liabilities under the Securities Act, or will contribute to payments the underwriters may be required to make in connection with those liabilities as described in the underwriting agreement.

     The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes of your series in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriters do not have an “overallotment” option to purchase additional notes in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriters must close out any naked short position through syndicate covering transactions in which the underwriters purchase notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that would adversely affect investors who purchase in the offering. Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by that syndicate member are purchased in a syndicate covering transaction. Over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes of your series or preventing or retarding a decline in the market price of the notes of your series. As a result, the price of the notes of your series may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters represent that the underwriters will engage in any of these transactions or that those transactions, once commenced, will not be discontinued without notice at any time.

     In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with us and our affiliates. Without limiting the foregoing, the underwriters and their affiliates may be investors in one or more series of notes issued by the issuer.

LEGAL MATTERS

     Certain legal matters relating to the issuance of the notes of your series will be passed upon for us by Mayer, Brown, Rowe & Maw LLP as special counsel for us. Certain legal matters relating to the federal tax consequences of the issuance of the notes of your series will be passed upon for us by Mayer, Brown, Rowe & Maw LLP. Certain legal matters relating to the issuance of the notes of your series will be passed upon for the underwriters by McKee Nelson LLP.

GLOSSARY OF TERMS FOR PROSPECTUS SUPPLEMENT

     “Aggregate Principal Receivables” means, as of any date of determination, the aggregate outstanding balance of principal receivables held by the issuer as of such date.

     “Available Principal Collections” means, for any Monthly Period, an amount equal to (a) the Investor Principal Collections for such Monthly Period, minus (b) the amount of reallocated principal collections with respect to such Monthly Period which are treated as non-principal collections on the related payment date, plus (c) the sum of (i) any shared principal collections with respect to other principal sharing series (including any amounts on deposit in the excess funding account that are allocated to your series for application as shared principal collections), (ii) the aggregate amount to be treated as available principal collections pursuant to clauses (6) and (7) under "Description of Series Provisions — Application of Non-Principal Collections” in this prospectus supplement, (iii) during the controlled accumulation period or an early amortization period, the amount of available non-principal collections used to make deposits in the principal account or used to pay principal on the notes of your series pursuant to clauses (10) and (12) under "Description of Series Provisions — Application of Non-Principal Collections” in this prospectus supplement for the related payment date and (iv) any distribution of amounts on deposit in the reserve account applied to the principal balance of the notes or the stated amount of the certificates on the final maturity date as described under “Description of Series Provisions — Reserve Account” in this prospectus supplement.

     “BAC” means Brunswick Acceptance Company, LLC, a Delaware limited liability company.

     “CDF” means GE Commercial Distribution Finance Corporation, a Nevada corporation.

     “CDF Financing” means CDF Financing, L.L.C., a Delaware limited liability company.

     “Collateral Amount” means, with respect to your series, the result of (a) the Note Principal Balance plus the stated amount of the Class D certificates minus (b) the excess, if any, of (i) the aggregate amount of investor charge-offs and reallocated principal collections over (ii) reimbursements of such investor charge-offs as described under clause (7) under “Description of Series Provisions — Application of Non-Principal Collections” in this prospectus supplement.

     “Default Amount”, on any determination date, means the result of (a) the sum, for all accounts relating to the issuer, of the amount of principal receivables (other than ineligible receivables, unless there is an insolvency event with respect to the related Originator or with respect to us) which became defaulted receivables during the preceding month, plus (b) the amount of defaulted underlying trust receivables that are allocated to the note trust certificate with respect to such month as described under “The Note Trust Certificate — Series 2004-NTC Supplement” in the accompanying prospectus.

     “Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder.

     “Free Equity Amount” means, on any date of determination, (a) the Note Trust Principal Balance, minus (b) the aggregate of the collateral amounts for all outstanding series.

     “GE Capital” means General Electric Capital Corporation, a Delaware corporation.

     “Indenture Servicer Default” means (a) failure on the part of the master servicer duly to observe or perform in any material respect any covenants or agreements of the master servicer set forth in the servicing agreement which has a material adverse effect on the noteholders, which continues unremedied for a period of sixty (60) days after the date on which written notice of such failure requiring the same to be remedied shall have been given to the issuer by the indenture trustee; or the master servicer shall assign or delegate its duties under the servicing agreement except as permitted by the servicing agreement, and such assignment or delegation continues unremedied for fifteen (15) days after the date on which written notice thereof, requiring the same to be remedied, shall have been given to the issuer by the indenture trustee at the direction of noteholders of more than sixty-six and two-thirds percent (66 2/3%) of the outstanding principal balance of the notes issued by the issuer; or (b) any representation, warranty or certification made by the master servicer in the servicing agreement or in any certificate delivered pursuant to the servicing agreement shall prove to have been incorrect when made, which has a material adverse effect on the rights of the noteholders and which continues to be incorrect in any material respect for a period of sixty (60) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the issuer by the indenture trustee at the direction of noteholders of more than sixty-six and two-thirds percent (66 2/3%) of the outstanding principal balance of the notes issued by the issuer.

     “Investor Default Amount” means, on any determination date, with respect to the preceding month, the product of (a) the Default Amount for such month, after giving effect to any allocation of a portion of such Default Amount to us as described under “Description of the Notes — Overconcentrations” in the accompanying prospectus and (b) the allocation percentage for your series.

     “Investor Principal Collections” means, for any Monthly Period, an amount equal to the aggregate amount of principal collections retained or deposited in the principal account for your series for such Monthly Period.

     “LIBOR” means, with respect to any interest period after the first interest period, the rate per annum displayed in the Bloomberg Financial Markets system as the composite offered rate for London interbank deposits for a one-month period, as of 11:00 a.m., London time, on that date. If that rate does not appear on that display page, LIBOR for such interest period will be the rate per annum shown on page 3750 of the Bridge Telerate Services Report screen or any successor page as the composite offered rate for London interbank deposits for a one-month period, as shown under the heading “USD” as of 11:00 a.m., London time, two LIBOR business days prior to the first day of such interest period. If no rate is shown as described in the preceding two sentences, LIBOR for that interest period will be the rate per annum based on the rates at which dollar deposits for a one-month period are displayed on page “LIBOR” of the Reuters Monitor Money Rates Service or such other page as may replace the LIBOR page on that service for the purpose of displaying London interbank offered rates of major banks as of 11:00 a.m., London time, two LIBOR business days prior to the first day of such interest period; provided that if at least two rates appear on that page, the rate will be the arithmetic mean of the displayed rates and if fewer than two rates are displayed, or if no rate is relevant, LIBOR will be determined based on the rates at which deposits in United States dollars are offered by four major banks, selected in accordance with the indenture supplement for your series, at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period. The principal London office of each of those banks will be requested to provide a quotation of its rate. If at least two quotations are provided, the rate for that interest period will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that interest period will be the arithmetic mean of the rates quoted by major banks in New York City, selected in accordance with the indenture supplement for your series, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to lending European banks for a one-month period. Notwithstanding the foregoing, LIBOR for the first interest period will be determined by reference to straight line interpolation between one-month and two-month LIBOR based on the actual number of days in the interest period.

     “LIBOR Business Day” means any day on which dealings in United States dollars are transacted in the London interbank market.

     “Limited Partnership” means CDF Floorplan Receivables, L.P., a Delaware limited partnership.

     “Minimum Free Equity Amount” means, as of any date of determination the product of (a) the Note Trust Principal Balance and (b) the highest of the Minimum Free Equity Percentages specified in the supplements to the indenture effective on the date of determination.

     “Minimum Free Equity Percentage”, with respect to a series issued by the issuer, has the meaning specified in the related supplement to the indenture. The Minimum Free Equity Percentage for your series is five percent (5%).

     “Monthly Payment Rate” means, for any Monthly Period, a fraction (expressed as a percentage), (a) the numerator of which is the aggregate amount of principal collections (see “Structural Summary — Application of Principal Collections — Principal Collections” in this prospectus supplement) during such Monthly Period, and (b)

the denominator of which is the sum of the aggregate balance of the principal receivables held by the issuer, plus the aggregate balance of the underlying trust receivables that are principal receivables that are allocable to the note trust certificate, as of the beginning of such Monthly Period.

     “Monthly Period” means, as to each payment date, the preceding calendar month; provided that the Monthly Period relating to the first payment date for your series means the period from and including the closing date for your series to and including the end of the calendar month preceding such first payment date. The first payment date for your series is the first interest payment date specified on the front cover of this prospectus supplement.

     “Monthly Principal Reallocation Amount” means, for any Monthly Period, an amount equal to the sum of the amounts described in the following clauses (1) through (3):

(1)	the lesser of:

•	the excess of (a) the amount needed to make the payments described in clauses (1), (2) and (3) under “Description of Series Provisions — Application of Non-Principal Collections” in this prospectus supplement over (b) the amount of non-principal collections and amounts withdrawn from the reserve account that are available to cover these amounts ; and

•	the excess, if any, of (a) $1,262,626,000 over (b) the sum of (i) the amount of unreimbursed investor charge-offs after giving effect to investor charge-offs for the related Monthly Period, and (ii) the amount of unreimbursed reallocated principal collections as of the previous payment date;

(2)	the lesser of:

•	the excess of (a) the amount needed to make the payments described in clause (4) under “Description of Series Provisions — Application of Non-Principal Collections” in this prospectus supplement over (b) the amount of non-principal collections and amounts withdrawn from the reserve account that are available to cover these amounts; and

•	the excess, if any, of (a) $60,626,000 over (b) the sum of (i) the amount of unreimbursed investor charge-offs after giving effect to investor charge-offs for the related Monthly Period, and (ii) the amount of unreimbursed reallocated principal collections as of the previous payment date and after giving effect to the reallocation of principal collections to make the payments described in clauses (1), (2) and (3) under “Description of Series Provisions — Application of Non-Principal Collections” in this prospectus supplement on the then current payment date; and

(3)	the lesser of:

•	the excess of (a) the amount needed to make the payments described in clause (5) under “Description of Series Provisions — Application of Non-Principal Collections” in this prospectus supplement above over (b) the amount of non-principal collections and amounts withdrawn from the reserve account that are available to cover that amount; and

•	the excess, if any, of (a) $22,626,000 over (b) the sum of (i) the amount of unreimbursed investor charge-offs after giving effect to investor charge-offs for the related Monthly Period, and (ii) the amount of unreimbursed reallocated principal collections as of the previous payment date and after giving effect to the reallocation of principal collections to make the payments described in clauses (1) through (4) under “Description of Series Provisions — Application of Non-Principal Collections” in this prospectus supplement on the then current payment date.

     “Note Principal Balance” means the aggregate outstanding principal balance of the notes of your series.

     “Note Trust Principal Balance” means, as of any time of determination falling within or relating to a Monthly Period, the sum of

     (a) the Aggregate Principal Receivables plus the outstanding amount of the note trust certificate at that time; and

     (b) the amount on deposit in the excess funding account at that time (exclusive of any investment earnings on such amount).

     “Originator” is defined under “The Accounts—General” in this prospectus supplement.

     “Owner Trustee” is defined under “Summary of Terms” in this prospectus supplement.

     “Rating Agency Condition” means, with respect to any action, that each rating agency, if any, shall have notified the issuer that such action will not result in a reduction or withdrawal of the then current rating, if any, of any outstanding series or class of notes issued by the issuer with respect to which it is a rating agency.

     “Required Reserve Account Percentage” is defined under “Summary of Terms” in this prospectus supplement.

     “Securities Act” means the Securities Act of 1933, and the rules and regulations promulgated thereunder.

     “Series Maturity Date” means the earliest to occur of (a) the date on which both the Note Principal Balance is paid in full and the stated amount of the Class D certificates has been reduced to zero, (b) the date on which the Collateral Amount is reduced to zero and (c) the final maturity date specified under “Summary of Terms” in this prospectus supplement.

     “TCFC” means Transamerica Commercial Finance Corporation, a Delaware corporation.

ANNEX I

OTHER SERIES ISSUED AND OUTSTANDING

     Some information regarding the other outstanding series that we expect to be issued by the issuer as of the closing date for your series is set forth in the table below. All of the outstanding series issued by the issuer are in group one. For more specific information with respect to any series issued by the issuer, any prospective investor should contact the administrator for the issuer at the following address:

General Electric Capital Corporation
44 Old Ridgebury Road,
Danbury, Connecticut 06810
Telephone: (203) 796-5554
Attention: Securitization Investor Relations Manager

Series 2004-2

Initial principal balance of notes	$ 1,250,000,000
Initial stated amount of certificates	$ 12,626,000
Payment dates	The twentieth day of each month (or, if that day is not a business day, the next business day)
Expected final payment date	July 2007 payment date
Series termination date	July 2009 payment date

A-I-1

ANNEX II

SERIES ISSUED BY

DISTRIBUTION FINANCIAL SERVICES FLOORPLAN MASTER TRUST

     This Annex II sets forth certain information regarding series issued by the underlying trust that are outstanding as of the date of this prospectus supplement. This Annex II does not set forth information related to the note trust certificate or the dealer overconcentration series issued by the underlying trust.

Series 2000-2 Certificates

Initial principal balance	$ 500,000,000
Payment dates	The fifteenth day of each month (or, if that day is not a business day, the next business day)
Expected final payment date	April 2005 payment date
Series termination date	April 2007 payment date

Series 2003-1 Certificates

Initial principal balance	$ 750,000,000
Payment dates	The fifteenth day of each month (or, if that day is not a business day, the next business day)
Expected final payment date	April 2005 payment date
Series termination date	April 2007 payment date

Series 2003-2 Certificates

Initial principal balance	$ 1,000,000,000
Payment dates	The fifteenth day of each month (or, if that day is not a business day, the next business day)
Expected final payment date	April 2006 payment date
Series termination date	April 2008 payment date

A-II-1

PROSPECTUS

GE Dealer Floorplan Master Note Trust

Issuer

CDF Funding, Inc. Transferor	General Electric Capital Corporation Master Servicer

Asset Backed Securities

The Issuer —

•	may periodically issue asset backed notes and certificates in one or more series with one or more classes (such certificates will not be offered pursuant to this prospectus or the accompanying prospectus supplement); and

•	will own:

•	floorplan receivables, accounts receivable and asset based lending receivables generated from a portfolio of revolving accounts owned by GE Commercial Distribution Finance Corporation, Transamerica Commercial Finance Corporation, Brunswick Acceptance Company, LLC and other permitted originators from time to time;

•	a note trust certificate issued by Distribution Financial Services Floorplan Master Trust, which holds floorplan receivables, accounts receivable and asset based lending receivables generated from a portfolio of revolving accounts owned by GE Commercial Distribution Finance Corporation;

•	payments due on those receivables and that note trust certificate; and

•	other property described in this prospectus and in the accompanying prospectus supplement.

The Notes —

•	will be secured by, and paid only from, the assets of the issuer;

•	offered with this prospectus will be rated in one of the four highest rating categories by at least one nationally recognized rating organization;

•	may have one or more forms of credit enhancement; and

•	will be issued as part of a designated series which may include one or more classes of notes and one or more classes of certificates.

       You should consider carefully the risk factors beginning on page 3 in this prospectus.

       The notes are obligations of GE Dealer Floorplan Master Note Trust only and are not obligations of CDF Funding, Inc., CDF Financing, L.L.C., Distribution Financial Services Floorplan Master Trust, GE Commercial Distribution Finance Corporation, Transamerica Commercial Finance Corporation, Brunswick Acceptance Company, LLC, General Electric Capital Corporation, General Electric Capital Services, Inc. or any other person or entity.

      This prospectus may be used to offer and sell notes of a series only if accompanied by the prospectus supplement for that series.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

August 3, 2004

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We (CDF Funding, Inc.) provide information to you about the notes in two separate documents: (a) this prospectus, which provides general information, some of which may not apply to your series of notes, and (b) the accompanying prospectus supplement, which describes the specific terms of your series of notes, including:

•	the terms, including interest rates, for each class;

•	the timing of interest and principal payments;

•	information about credit enhancement, if any, for each class;

•	the ratings for each class being offered;

•	the method for selling the notes; and

•	information about the receivables.

     If the terms of your series of notes vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted.

     We include cross references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the table of contents in the accompanying prospectus supplement provide the pages on which those captions are located.

i

ii

iii

SUMMARY: OVERVIEW OF TRANSACTIONS

Each series will be issued by GE Dealer Floorplan Master Note Trust and will include one or more classes of notes constituting debt of the issuer and may also include certificates issued by the issuer. Such certificates are not being offered by this prospectus or any prospectus supplement. Each series and class may differ as to timing and priority of payments, interest rates, amount of payments in respect of principal or interest and credit enhancement. We, CDF Funding, Inc., will disclose the details of the timing and priority of payments and other matters in a prospectus supplement.

The issuer will have a direct interest in receivables originated by Originators. As of the closing date for your series, the Originators are GE Commercial Distribution Finance Corporation (“CDF”), Transamerica Commercial Finance Corporation (“TCFC”) and Brunswick Acceptance Company, LLC (“BAC”). An Originator sells receivables to us, and we, in turn, transfer the receivables to the issuer. In the future, affiliates of Originators may originate receivables that are transferred to us and that we transfer to the issuer. Except where the context otherwise requires, all references in this prospectus or the accompanying prospectus supplement to an Originator in its capacity as an originator of receivables should be understood to include any affiliate of such Originator, including any joint venture to which an Originator is a party, that may, in the future, originate or own receivables that are transferred to us.

The issuer also will have indirect interests in receivables originated by CDF by holding a note trust certificate that Distribution Financial Services Floorplan Master Trust will issue to us, and we will transfer to the issuer. We refer to Distribution Financial Services Floorplan Master Trust as the underlying trust. The note trust certificate represents a beneficial ownership interest in receivables that are owned by the underlying trust and related assets of the underlying trust. We refer to the receivables in which the note trust certificate represents a beneficial ownership interest as the underlying trust receivables. The underlying trust receivables arise in accounts of CDF, CDF transfers those receivables to CDF Floorplan Receivables, L.P., which transfers those receivables to CDF Financing, L.L.C., which in turn transfers those receivables to the underlying trust. We refer to CDF Floorplan Receivables, L.P. as the Limited Partnership and we refer to CDF Financing, L.L.C. as CDF Financing.

If specified in the prospectus supplement for your series, the issuer may enter into one or more derivative contracts for the benefit of your series. Derivative contracts include interest rate swaps, currency swaps, credit swaps, interest rate caps or interest rate floors.

The receivables held by the issuer arise in accounts designated by an Originator or from its portfolio of revolving accounts. An Originator may, from time to time, designate additional accounts, and we will buy the receivables arising in such accounts from such entity and transfer them to the issuer. Once such an account has been designated, all new receivables generated in that account will be automatically sold to us and transferred to the issuer. The total amount of receivables held by the issuer will fluctuate daily as new receivables are generated and payments are received on existing receivables. The applicable Originator continues to own the designated accounts. An account may be removed from the list of designated accounts, in which case receivables related to that account will no longer be transferred to the issuer. See “Description of the Notes — Addition of Accounts” and "Description of the Notes — Removal of Accounts” in this prospectus.

CDF has been hired to service the receivables in the underlying trust. GE Capital guarantees the performance of CDF as servicer of the receivables in the underlying trust. GE Capital has been hired to service the receivables held by the issuer, and may be referred to in this prospectus or the accompanying prospectus as the “master servicer.” From time to time, the master servicer may retain one or more Originators to act as sub-servicers of receivables held by the issuer.

After all interests issued by the underlying trust, other than the note trust certificate, have been retired, the underlying trust will end after a period of time, at which time the receivables remaining in the underlying trust will be transferred to the issuer. Thereafter, CDF will transfer receivables from time to time to us, and we will transfer those receivables to the issuer.

Wilmington Trust Company is the trustee for the underlying trust, and Wilmington Trust Company will act as indenture trustee for the issuer. The issuer will grant a security interest in its assets to the indenture trustee for the benefit of the noteholders.

RISK FACTORS

     In addition to the other information contained in this prospectus and the prospectus supplement, you should consider the following risk factors, and the “Risk Factors” set forth in the prospectus supplement, in deciding whether to purchase notes. The disclosures below and in the “Risk Factors” set forth in the prospectus supplement do not purport to be complete; to fully understand and evaluate those disclosures, you should also read the rest of this prospectus and the related prospectus supplement.

Bankruptcy of an Originator or the Transferor or Other Parties Could Result in Delays and Reductions in Payments on the Notes

     Each Originator will represent and warrant in the receivables sale agreement among the Originators and us that the receivables sale agreement creates an ownership interest by us in such Originator’s right, title and interest in the receivables being transferred to us by such Originator. However, if an Originator were to become a debtor in a bankruptcy case, a bankruptcy trustee or creditor of such Originator, or such Originator as debtor in possession, may take the position that the transfer of the receivables to us should be characterized as a pledge of such receivables. If so, the indenture trustee would be required to go through bankruptcy court proceedings to establish its rights to collections on such receivables, and, if the transfer were held to be a pledge, to establish the amount of claims secured by the pledge. These proceedings could result in delays and reductions in payments on your notes.

     Similar issues may arise in connection with the underlying trust receivables. CDF has represented and warranted that the receivables contribution and sale agreement between it and the Limited Partnership or the related assignment constitutes a valid sale, transfer and assignment of all right, title and interest of CDF in the receivables transferred by CDF to the Limited Partnership. However, if CDF were to become a debtor in a bankruptcy case, a bankruptcy trustee or creditor of CDF, or CDF as debtor in possession, may take the position that the transfer of the receivables to the Limited Partnership should be characterized as a pledge of such receivables. If so, the trustee of the underlying trust would be required to go through bankruptcy court proceedings to establish its rights to collections on such receivables and, if the transfer were held to be a pledge, to establish the amount of claims secured by the pledge. Such proceedings could result in delays and reductions in payments on the note trust certificate and, as a result, on your notes.

     If the Limited Partnership were to become a debtor in a bankruptcy case, a bankruptcy trustee or creditor of the Limited Partnership, or the Limited Partnership as debtor in possession, may take the position that the transfer of the receivables to CDF Financing should be characterized as a pledge of such receivables. If so, the trustee for the underlying trust would be required to go through bankruptcy court proceedings to establish its rights to collections on such receivables, and, if the transfer were held to be a pledge, to establish the amount of claims secured by the pledge. These proceedings could result in delays and reductions in payments on the note trust certificate and, as a result, on your notes.

     Likewise, if CDF Financing were to become a debtor in a bankruptcy case and a bankruptcy trustee or creditor of CDF Financing, or CDF Financing as debtor in possession, were to take the position that the transfer of the receivables from CDF Financing to the underlying trust should be characterized as a pledge of those receivables, then delays and reductions in payments on the note trust certificate and, accordingly, delays and reductions in payments on your notes could result.

     If we were to become a debtor in a bankruptcy case and a bankruptcy trustee or creditor, or we as debtor in possession, were to take the position that the transfer of the receivables or the note trust certificate by us to the issuer should be characterized as a pledge of those receivables or the note trust certificate, then delays and reductions in payments on your notes could result.

     Payments made by an Originator pursuant to the receivables sale agreement, or by us pursuant to the receivables purchase and contribution agreement between us and the issuer, may be recoverable by such Originator or us, as applicable, as debtor in possession, or by a creditor or a bankruptcy trustee of such Originator or us, as a preferential transfer from such Originator or us, as applicable, if those payments are made within one year prior to the filing of a bankruptcy case relating to such Originator or us. Payments made by CDF pursuant to the receivables contribution and sale agreement between CDF and the Limited Partnership, the pooling and servicing agreement or the note trust certificate supplement, or by the Limited Partnership pursuant to the receivables contribution and sale agreement between the Limited Partnership and CDF Financing, or by CDF Financing pursuant to the pooling and servicing agreement or the note trust certificate supplement, may be recoverable by CDF, the Limited Partnership or CDF Financing, as applicable, as debtor in possession, or by a creditor or a bankruptcy trustee of CDF, the Limited Partnership or CDF Financing, as a preferential transfer from CDF, the Limited Partnership or CDF Financing, as applicable, if those payments are made within one year prior to the filing of a bankruptcy case relating to CDF, the Limited Partnership or CDF Financing, as applicable.

     If CDF, the Limited Partnership, CDF Financing, or the servicer for the underlying trust, were to become the subject of bankruptcy proceedings, an early amortization event would occur with respect to the underlying trust. If a material Originator, the master servicer or we were to become the subject of bankruptcy proceedings, an early amortization event could occur with respect to your series of notes.

•	The bankruptcy of CDF Financing will result in the trustee of the underlying trust selling the underlying trust receivables unless holders of more than 50% of the aggregate unpaid principal amount of each class of outstanding certificates issued by the underlying trust, and each holder of a certificate issued in exchange for part of the interest of CDF Financing in the underlying trust, instruct the trustee of the underlying trust not to sell the underlying trust receivables.

•	The bankruptcy of the issuer may result in the issuer having to sell receivables. See “The Indenture — Events of Default; Rights Upon Event of Default” in this prospectus.

•	You will suffer a loss if the sale of the receivables produces insufficient net proceeds to pay you in full.

     The applicable agreements pursuant to which CDF transfers receivables to the Limited Partnership, the Limited Partnership transfers receivables to CDF Financing, CDF Financing transfers receivables to the underlying trust, Originators transfer receivables to us, and we transfer receivables to the issuer, generally provide (except as contemplated therein) that the bankruptcy of the applicable transferor of receivables will result in such transferor ceasing to transfer receivables to the applicable transferee. However, a bankruptcy court may have the power, regardless of the terms of the relevant agreements:

•	to prevent the beginning of an early amortization period,

•	to prevent the sale of receivables held by the issuer or the underlying trust and termination of the issuer or the underlying trust,

•	to require new receivables to continue being transferred to the applicable transferee,

•	to prevent the transfer of receivables to the applicable transferee,

•	to prevent the addition or removal of accounts, or

•	to prevent the Limited Partnership, CDF Financing, us, CDF (with respect to the underlying trust), CDF or another Originator (with respect to the issuer), the issuer, the underlying trust, the servicer for the underlying trust or the master servicer from making any payments contemplated by this prospectus or the accompanying prospectus supplement.

     There is a time delay between the receipt of collections by the master servicer on behalf of the issuer and its deposit of those collections in a deposit account of the issuer. There is a time delay between the receipt of collections by the servicer for the underlying trust and the deposit of those collections in a deposit account of the underlying trust. If the master servicer or the servicer for the underlying trust becomes a debtor in a bankruptcy case, the claim of the indenture trustee, or the claim of the trustee of the underlying trust, to collections in the possession of the master servicer, or in the possession of the servicer for the underlying trust, at the time of the bankruptcy filing would not be perfected. In the event of the bankruptcy of the servicer for the underlying trust, delays and reductions in payments on the note trust certificate and, as a result, on your notes may occur. In the event of the bankruptcy of the master servicer, delays and reductions in payments on your notes may occur.

     If the master servicer or the servicer for the underlying trust becomes a debtor in a bankruptcy case, the bankruptcy court would have the power to prevent the appointment of a new master servicer or the appointment of a new servicer for the underlying trust. If the master servicer or the servicer for the underlying trust becomes a debtor in a bankruptcy case, the ability of the master servicer or the servicer for the underlying trust to service receivables could be impaired by its bankruptcy and its actions would be supervised by a court. In the case of the servicer for the underlying trust, this could cause delays and reductions in payments on the note trust certificate and, as a result, on your notes. In the case of the master servicer, this could cause delays and reductions in payments on your notes.

     In addition, in a case decided by the United States Court of Appeals for the Tenth Circuit in 1993, the court said, in effect, that receivables transferred by a seller to a buyer would remain property of the debtor’s bankruptcy estate. If, following a bankruptcy of CDF (with respect to the underlying trust), CDF or another Originator (with respect to the issuer), the Limited Partnership, CDF Financing or us, a court were to follow the reasoning of the court in that case, delays and reductions in payments on your notes could result.

     We have agreed to take steps in order to reduce the likelihood that our assets and liabilities would be consolidated in a bankruptcy proceeding with those of an Originator. However, we cannot assure you that a court would refrain from consolidating our assets and liabilities with those of an Originator, or with those of another person or entity, in a bankruptcy or similar proceeding. If our assets and liabilities were consolidated into the bankruptcy or insolvency estate of an Originator or any other person or entity, delays and reductions in payments on your notes could result. Likewise, if the assets and liabilities of the Limited Partnership or CDF Financing were consolidated with the assets of CDF or any other person or entity in a bankruptcy or similar proceeding, delays and reductions in payments on your notes could result.

     In addition, if an insolvency event were to occur involving CDF (in the case of the underlying trust), any delayed funding receivables that had not yet been funded may not become funded and may be executory contracts that can be disaffirmed by the trustee-in-bankruptcy of CDF (in the case of the underlying trust), in which case the related dealers, manufacturers or distributors would no longer be obligated to pay those delayed funding receivables, which the underlying trust has already treated as part of the underlying trust assets and in respect of which funds have been paid to CDF Financing, and the underlying trust would suffer a loss on those receivables. Similar considerations would apply with respect to the occurrence of an insolvency event involving CDF or another Originator and delayed funding receivables that are held by the issuer. A delayed funding receivable is a receivable for which the related floorplan agreement permits CDF (in the case of the underlying trust receivables) or CDF or another Originator (in the case of receivables held by the issuer) to delay payment of the purchase price of the related product to the manufacturer for a specified period after the invoice date for the product.

     Under federal or state fraudulent transfer laws, a court could, among other things, subordinate the rights of CDF Financing, the Limited Partnership, the trustee of the underlying trust, the indenture trustee or us in the receivables to the rights of creditors of CDF (in the case of the underlying trust receivables) or CDF or another Originator (in the case of receivables held by the issuer) if a court were to find, among other things, that CDF (in the case of the underlying trust receivables) or CDF or another Originator (in the case of receivables held by the issuer) received less than reasonably equivalent value or less than fair consideration for those receivables from the Limited Partnership or from us, as the case may be. Similar considerations could apply in the event that a court finds that the Limited Partnership received less than reasonably equivalent value or less than fair consideration for receivables that it transfers to CDF Financing, that CDF Financing received less than reasonably equivalent value or less than fair consideration for receivables that it transfers to the underlying trust, or that we received less than reasonably equivalent value or less than fair considerations for receivables that we transfer to the issuer.

Prior Interests in Receivables Could Result in Delays and Reductions in Payments on the Notes

     A court could conclude that the government or other persons or entities have a lien or other interest in the receivables with priority over the interest of CDF Financing, the Limited Partnership, the trustee of the underlying trust, the indenture trustee or us in the receivables held by the issuer or the underlying trust, as the case may be. Claims of the government or other persons or entities in the underlying trust receivables could result in delays and reductions in payments on the note trust certificate and, as a result, on your notes. Claims of the government or other persons or entities in the receivables held by the issuer also could result in delays and reductions in payments on your notes.

Commingling by the Servicer for the Underlying Trust or the Master Servicer May Result in Delays and Reductions in Payments on the Notes

     The servicing agreement allows the master servicer, on behalf of the issuer, to retain collections on the receivables in which the issuer has an interest. So long as rating agencies that have rated outstanding series have approved of the retention of collections by the master servicer, on behalf of the issuer, the master servicer does not have to deposit collections into the collection account until the related payment date. The master servicer, on behalf of the issuer, will retain collections on the receivables in which the issuer has a direct interest and will not deposit collections into the collection account for any calendar month until the related payment date. Likewise, the servicer for the underlying trust is currently retaining collections on the underlying trust receivables and will not deposit collections into the collection account for the underlying trust for any calendar month until the related payment date.

     If the master servicer became insolvent, failure by the master servicer to deposit collections in the collection account may result in delays and/or reductions in payments on your notes. If the servicer for the underlying trust became insolvent, failure by the servicer for the underlying trust to deposit collections in an account of the underlying trust may result in delays and/or reductions in payment on the note trust certificate and, as a result, on your notes.

Insolvency Laws May Adversely Affect the Collection of Receivables

     If a dealer, manufacturer or distributor becomes bankrupt or insolvent, federal and state bankruptcy and debtor relief laws may result in delays and reductions in payments due on receivables owed by such dealer, manufacturer or distributor (whether such receivables are held by the issuer or are held by the underlying trust) and, in turn, could result in delays and reductions in payments on your notes.

Lack of Security Interest Could Result in Delays and Reductions in Payments on the Notes

     Each Originator has represented and warranted in the receivables sale agreement that each of its receivables is, at the time of transfer to us, to the extent required by the related financing agreement, secured by a first priority perfected security interest in the related product or other asset financed by the related advance.

•	Notwithstanding the foregoing, a receivable held by the issuer need not be secured by a first priority perfected security interest if (i) the rating agencies rating the outstanding series have confirmed that the absence of a first priority perfected security interest will not result in a reduction or withdrawal of the ratings of the outstanding series or classes of series rated by those rating agencies, (ii) we consent with respect thereto, or (iii) the requirement therefor has been waived in accordance with, or the failure to have a perfected security interest is otherwise permitted by, the credit and collection policies. Similarly, an underlying trust receivable may not be secured by a first priority perfected security interest. Notwithstanding the foregoing, CDF (in respect of accounts relating to the underlying trust) and CDF or other Originators (in respect of accounts relating to the issuer) may purchase receivables from dealers, manufacturers or distributors without perfecting their respective interests against such dealers, manufacturers or distributors, and may make advances to small dealers without perfecting their respective interests in the assets financed by such advances. The failure of receivables to be secured by a first priority perfected security interest as described above will not constitute a breach of the representation and warranty by an Originator as to perfection matters.

•	Even if a receivable is secured by a product held by a dealer, manufacturer or distributor, the security interest of CDF (in the case of the underlying trust receivables) and CDF or another Originator (in the case of receivables held by the issuer) in the product will terminate at the time that the product is sold. If the dealer, manufacturer or distributor is not required to remit, or fails to remit, to CDF (in the case of the underlying trust receivables) or CDF or another Originator (in the case of receivables held by the issuer) amounts owed on products that have been sold, the related receivables will no longer be secured by the products. As a result, delays or reductions in the amounts of collections on the related receivables could occur and, in turn, delays and reductions in payments on your notes could occur.

Reduced Collections or Originations of Receivables Could Result in Early Repayment, Delayed Payment or Reduced Payment of the Notes

     You may suffer delays and reductions in payments on your notes because of the performance of the dealers, manufacturers or distributors on the receivables (whether such receivables are held by the issuer or are held by the underlying trust).

•	The receivables arising from the purchase of inventory are generally payable by dealers either after retail sale of the related product or, in some cases, in accordance with a predetermined schedule whether or not the product has been sold. The timing of sales of products is uncertain and varies depending on the product type.

•	We refer to receivables payable in accordance with a predetermined schedule, regardless of whether the product has been sold, as scheduled payment plan receivables. If products securing scheduled payment plan receivables sell more quickly than anticipated, then the receivables may, from time to time, not be secured by products. Conversely, when products sell more slowly than anticipated, scheduled payment plan receivables may have the benefit of excess inventory collateral. We cannot assure you that the collateral for any receivable would be of sufficient value, if repossessed or sold, to repay that receivable.

•	Some receivables in the underlying trust, or which are held by the issuer, may be secured by products, and others may be secured by receivables. The relative portions of the receivables secured by products and receivables secured by other assets may vary over time and cannot be predicted. The mix of products securing receivables may also be expected to vary over time and cannot be predicted. As a result, it is possible that the credit quality of the receivables in the underlying trust, or of the receivables which are held by the issuer, may decline as a result of the addition of additional receivables.

•	We cannot assure you that there will be additional receivables created under the accounts or that any particular pattern or amount of dealer, manufacturer or distributor repayments will occur. For example, CDF (in the case of the underlying trust) or CDF or another Originator (in the case of the issuer) may cease to provide financing to a dealer, manufacturer or distributor under an account that is designated for the benefit of the issuer or the underlying trust, and may thereafter provide financing to the same dealer, manufacturer or distributor under a new or different account that is not designated for the benefit of the issuer or the underlying trust. Payment of principal on the notes depends on dealer, manufacturer or distributor repayments. Collections during the accumulation period described in the related prospectus supplement may not be sufficient to fully amortize your notes on the expected principal payment date referred to in the prospectus supplement.

•	Reductions in the amount or frequency of payments by dealers, manufacturers or distributors could result in delays and reductions in payments to you.

     In addition, a significant decline in the amount of receivables generated (whether such receivables are held by the issuer or by the underlying trust) could cause an early amortization event and could result in payment of your notes earlier or later than expected.

     A discount factor will be applied to the receivables in the underlying trust in order to increase the amount of what we call non-principal collections.

     Reductions in the payment rate by dealers, manufacturers or distributors (whether in respect of receivables held by the issuer or held by the underlying trust) will result in a reduction in the amount of non-principal collections, which in turn will reduce the amounts available to pay the notes, to pay the servicing fee and to cover defaults and delinquencies on the receivables (whether such receivables are held by the issuer or by the underlying trust).

Potential Delays and Reductions in Payments on Notes Due to Addition of Accounts

     You may suffer delays and reductions in payments on your notes because of the addition of accounts relating to the issuer or the underlying trust.

•	Pursuant to the receivables purchase and contribution agreement between us and the issuer, we may designate, and in some cases we will be obligated to designate, additional accounts, the receivables in which will be transferred to the issuer. Pursuant to the pooling and servicing agreement among CDF Financing, the trustee of the underlying trust, and CDF, as servicer, CDF Financing may designate, and in some cases CDF Financing will be obligated to designate, additional accounts the receivables in which will be transferred to the underlying trust.

•	Additional accounts in respect of the issuer or the underlying trust may include accounts originated under criteria different from those which were applied to previously designated accounts. Additional accounts may also provide financing for products of types different from those applicable to the receivables held by the issuer or the underlying trust at or prior to the time that your series is issued.

•	Additional accounts designated in the future in respect of the issuer or the underlying trust may not be of the same credit quality, and may not relate to the same types of products, as previously designated accounts. If additional accounts in respect of the issuer or the underlying trust are not of the same credit quality as previously designated accounts or if new product types that secure the receivables in new accounts in respect of the issuer or the underlying trust do not provide security that is as favorable as that provided by existing product types, then delays and reductions in payments on your notes could result.

Potential Delays and Reductions in Payments on Notes Due to Removal of Accounts

     You may suffer delays and reductions in payments on your notes because of the removal of accounts relating to the issuer or the underlying trust.

•	Pursuant to the receivables purchase and contribution agreement between us and the issuer, we may remove accounts from the list of accounts that generate receivables which are transferred to the issuer. Pursuant to the pooling and servicing agreement among CDF Financing, the trustee of the underlying trust, and CDF as the servicer, CDF Financing may remove, and in some cases CDF Financing will be obligated to remove, accounts from the list of accounts that generate receivables that are transferred to the underlying trust. Receivables in those accounts will remain in the underlying trust unless the applicable account was an ineligible account at the time it was originally designated as an account.

•	Following the removal of an account in respect of the issuer or the underlying trust, some receivables relating to the account will be outside of the issuer or the underlying trust and other receivables relating to the account may remain in the issuer or the underlying trust.

•	If the servicer for the underlying trust or the master servicer applies collections relating to an account to receivables that are outside of the issuer or the underlying trust rather than to receivables that remain in the issuer or the underlying trust, then delays and reductions in payments on your notes could occur.

•	The removal of accounts in respect of the issuer or the underlying trust may result in delays and reductions in payments on your notes.

Potential Delays and Reductions in Payments on Notes Due to Dependence on Various Parties

     You may suffer delays and reductions in payments on your notes if CDF (in the case of the underlying trust) or CDF or another Originator (in the case of the issuer) does not generate a sufficient level of receivables, if GE Capital does not perform its obligations as master servicer, if the servicer for the underlying trust does not perform its obligations as servicer, or if CDF (in the case of the underlying trust), CDF or another Originator (in the case of the issuer), the master servicer, or the servicer for the underlying trust otherwise does not perform its obligations under the transaction documents.

•	The issuer and the underlying trust depend entirely on CDF (in the case of the underlying trust) and CDF and the other Originators (in the case of the issuer) to generate new receivables. Each of CDF and the Originators competes with various other financing sources, including independent finance companies, manufacturer-affiliated finance companies and banks, which are in the business of providing financing arrangements to dealers, manufacturers or distributors. Competition from other financing sources may result in a reduction in the amount of receivables generated. We cannot assure you that receivables will continue to be generated at the same rate as in prior years. A reduction in the amount of receivables generated may result in delays and reductions in payments on your notes.

•	If GE Capital were to cease acting as master servicer or to fail to perform its obligations as master servicer, or if the servicer for the underlying trust were to cease acting as servicer for the underlying trust or to fail to perform its obligations as servicer for the underlying trust, then delays in processing payments on the receivables and in processing information relating to the issuer and the underlying trust and the receivables could occur and could result in delays and reductions in payments to you.

•	Pursuant to the receivables purchase and contribution agreement between us and the issuer, we agree to repurchase receivables upon certain breaches of specified representations and warranties. However, we may be unable to fulfill those obligations unless we receive a corresponding payment from an Originator pursuant to the receivables sale agreement among us and the Originators.

•	Pursuant to the pooling and servicing agreement among CDF Financing, the servicer for the underlying trust and the trustee for the underlying trust, CDF Financing agrees to repurchase receivables or the certificateholders’ interest in the underlying trust upon certain breaches of specified representations and warranties that have a material adverse effect on the certificateholders’ interest in the underlying trust. However, CDF Financing may be unable to fulfill those obligations unless it receives a corresponding payment from the Limited Partnership pursuant to the receivables contribution and sale agreement between the Limited Partnership and CDF Financing and the Limited Partnership receives a corresponding payment from CDF pursuant to the receivables contribution and sale agreement between CDF and the Limited Partnership.

     The receivables sale agreement between the Originators and us provides that each Originator has the right to cease to be a party to that agreement and thereby to stop selling receivables to us. The receivables purchase and contribution agreement between us and the issuer provides that we have the right to terminate that agreement on a date selected by us and thereby to stop transferring receivables to the issuer. If an Originator stops selling receivables to us, or we stop transferring receivables to the issuer, delays and reductions in payments on your notes may occur. Likewise, if CDF stops selling receivables to the Limited Partnership, if the Limited Partnership stops selling receivables to CDF Financing, or CDF Financing stops transferring receivables to the underlying trust, delays and reductions in payments on the note trust certificate and, as a result, on your notes may occur.

Potential Delays and Reductions in Payments on Notes Due to Decrease in Sales of Products

     You may suffer delays or reductions in payments on your notes due to decreased sales of the products relating to the receivables whether such receivables are held by the issuer or by the underlying trust.

•	The generation of new receivables (whether relating to the issuer or the underlying trust), and the ability of a dealer, manufacturer or distributor to make payments on the receivables (whether relating to the issuer or the underlying trust), will depend on the sales of the products relating to those receivables. A variety of social and economic factors will affect the level of sales of products relating to the receivables, including national and regional unemployment levels and levels of economic activity in general, interest rates and consumer perceptions of economic conditions.

•	A reduction in sales of products of the type that secure receivables (whether relating to the issuer or the underlying trust) could result in delays and reductions in payments to you.

Potential Delays and Reductions in Payments on the Notes Due to Default or Fraud by a Dealer, Manufacturer or Distributor

     If a dealer, manufacturer or distributor fails to perform its obligations relating to the receivables (whether such receivables are held by the issuer or the underlying trust), or if a dealer, manufacturer or distributor commits fraud, delays and reductions in payments on your notes could occur. A dealer, manufacturer or distributor may misrepresent various matters, including, without limitation, its financial condition or the existence or value of accounts receivable or other collateral for receivables owed by it (whether such receivables are held by the issuer or the underlying trust). This type of misrepresentation may be intentional or fraudulent. Fraud by a dealer, manufacturer or distributor may result in delays and reductions in payments on the applicable receivables (whether such receivables are held by the issuer or the underlying trust), which could result in delays and reductions in payments on your notes.

     Payment of receivables (whether such receivables are held by the issuer or the underlying trust) may depend on the performance of repurchase obligations by manufacturers or distributors as described under “The Financing Business —Repurchase Agreements.” To the extent that the amount of repurchase obligation is less than the amount owed by the manufacturer or distributor, or if a manufacturer or a distributor does not fulfill its repurchase obligations, then delays and reductions in payments on your notes could occur.

     In administering the receivables held by the issuer or the underlying trust, as the case may be, the master servicer or the servicer for the underlying trust may exercise a right of set-off in a repurchase agreement against a manufacturer or a distributor that becomes insolvent. It is possible that the exercise of a right of set-off may take the form of not funding a delayed funding receivable owned by the issuer or the underlying trust and applying the funds toward an obligation of the manufacturer or a distributor in respect of a receivable owned by CDF or one of its affiliates (in the case of the underlying trust) or by CDF or another Originator or one of their respective affiliates (in the case of the issuer). The dealer, manufacturer or distributor obligated under that delayed funding receivable may in turn take the position that CDF (in the case of the underlying trust) or CDF or another Originator (in the case of the issuer) has failed to perform its obligation under the delayed funding receivable and, consequently, that it is discharged from its obligation to pay that delayed funding receivable.

You May Not Be Able to Influence Actions of the Issuer or the Underlying Trust

     You may be unable to influence or otherwise control the actions of the issuer or the underlying trust, and, as a result, you may be unable to stop actions that are adverse to you.

•	Noteholders of any series or any class within a series may need the approval or consent of other noteholders, whether in the same or a different series, to take or direct various actions relating to the issuer or the underlying trust.

•	The interests of the noteholders of any class or series may not coincide with your interests, making it more difficult (or impossible) for you to achieve your desired results in a situation requiring the consent or approval of other noteholders.

•	The note trust certificate is one of various series issued by the underlying trust. The issuer, as the certificateholder of the note trust certificate, may need the approval of other holders of certificates issued by the underlying trust to take or direct various actions relating to the underlying trust. The interests of the certificateholders of any other series issued by the underlying trust may not coincide with the interests of the issuer, making it more difficult (or impossible) for the issuer to achieve its desired results with respect to the interest in the underlying trust receivables represented by the note trust certificate (including receiving payments on the note trust certificate) in a situation requiring the consent or approval of holders of certificates of other series issued by the underlying trust. The noteholders will not be entitled to exercise voting rights under the note trust certificate.

     In addition, the issuer and the indenture trustee may amend the indenture or the indenture supplement for your series without your consent in the circumstances described in this prospectus. The pooling and servicing agreement relating to the underlying trust, and the series supplement pursuant to which the note trust certificate is issued, may be amended without your consent.

     Any of the foregoing could result in a delay or reduction in payments on your notes.

The Existence or Issuance of Additional Series May Result in Delays and Reductions in Payments on Notes

     The existence of other series issued by the issuer or issuance of additional series by the issuer could result in delays or reductions in payments on your series. The issuer is expected to issue additional series — which may be represented by different classes within a series — from time to time without your consent. The terms of any series may be different from your series. Some series may be in accumulation or amortization periods while your series is in a revolving period; principal collections will be paid to those series while your series is not receiving principal payments. It is a condition to the issuance of each new series that each rating agency, if any, that has rated an outstanding series confirm in writing that the issuance of the new series will not result in a reduction or withdrawal of its then current rating. However, a ratings confirmation does not guarantee that the timing or amount of payments on your series will remain the same.

     The existence of series issued by the underlying trust, or issuance of other series by the underlying trust, could result in delays or reductions in payments on the note trust certificate and, accordingly, on your series. The underlying trust has issued series before issuing the note trust certificate. The underlying trust may issue additional series — which may be represented by different classes within a series — from time to time without your consent and without the consent of the issuer. The terms of any underlying trust series may be different from your series. Some underlying trust series may be in accumulation or amortization periods while your series is in a revolving period; principal collections will be paid to those series while your series is not receiving principal payments. When an underlying trust series is in an accumulation or amortization period, such series will be entitled to receive more collections than it otherwise would, which will reduce the amount of collections allocated to the note trust certificate. It is a condition to the issuance of each new series by the underlying trust that each rating agency, if any, that has rated an outstanding series issued by the underlying trust confirm in writing that the issuance of the new series will not result in a reduction or withdrawal of its then current rating. However, a ratings confirmation in respect of a series issued by the underlying trust does not guarantee that the timing or amount of payments on your series will remain the same.

Possible Delays and Reductions in Payments on Notes Due to Priority Differences Among the Classes

     Each class of notes of a series may have a different priority in the ranking of payments of principal and interest. Because of this priority structure, if you hold a class that is paid later than another class, you bear more risk of delay and loss than holders of prior classes and you could experience delays and/or reductions in payments on your notes.

Potential Delays and Reductions in Payments on Notes Due to Change in Payment Terms Applicable to Receivables

     Pursuant to the pooling and servicing agreement for the underlying trust, the servicer for the underlying trust is authorized to change the terms of receivables in the underlying trust without your consent and without the consent of the issuer — including payment terms, finance charges and other fees it charges — if the servicer for the underlying trust believes such change will not cause an early amortization event. Changes in relevant law, changes in the marketplace or business practice could lead the servicer for the underlying trust to change the terms of receivables in the underlying trust, which could result in delays and/or reductions in payments on the note trust certificate and, as a result, on your notes.

     Pursuant to the servicing agreement, the issuer has authorized the master servicer, after a receivable held by the issuer becomes delinquent, to adjust, settle or compromise any payments due thereunder without your consent. Adjustments, settlements or compromises of payments due under the receivables held by the issuer could result in delays and/or reductions in payments on your notes.

Acts of Terrorism and Related Actions May Result in Delays and Reductions in Payments on Your Notes

     The occurrence of one or more terrorist attacks in the United States, and political and military actions taken in response to any such terrorist attack, could adversely affect the sales of products and payment patterns relating to the underlying trust receivables or receivables held by the issuer. A reduction in sales of products relating to such receivables, or a decrease or reduction in payments on such receivables, could result in delays and reductions in payments on your notes.

You Will Not Receive Physical Notes Representing the Notes of Your Series

     Your ownership of the notes will be registered electronically through DTC, Clearstream, or Euroclear, and you will not receive a physical note except in certain limited circumstances. The lack of physical notes could:

•	cause you to experience delays in receiving payments on the notes because the indenture trustee will be sending payments on the notes owned by you through DTC instead of directly to you;

•	limit or prevent you from using your notes as collateral; and

•	hinder your ability to resell your notes or reduce the price that you receive for them.

     It is anticipated that the only “noteholder” or “holder” of notes will be Cede & Co., as nominee of DTC. Note owners will not be recognized by the indenture trustee as noteholders, as that term is used in the indenture, and note owners will only be permitted to exercise the rights of noteholders indirectly through the participants which, in turn, will exercise the rights of noteholders through DTC.

IMPORTANT PARTIES

The Issuer

     The issuer of your notes will be GE Dealer Floorplan Master Note Trust. The issuer will be a statutory trust created under the laws of the State of Delaware. It will be operated under an amended and restated trust agreement between us and The Bank of New York (Delaware), as Owner Trustee.

     The activities of the issuer consist of:

•	acquiring and owning receivables, the note trust certificate and the proceeds of those assets;

•	issuing and making payments on the notes; and

•	engaging in related activities.

     The issuer’s principal offices are at the following address: c/o The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711, Attention: Corporate Trust Administration.

CDF Financing, L.L.C.

     CDF Financing, L.L.C. is a limited liability company formed under the laws of the State of Delaware and is owned by its two members: the Limited Partnership and General Electric Capital Services, Inc. CDF Financing, L.L.C. was organized for limited purposes, which include acquiring receivables from the Limited Partnership.

CDF Funding, Inc.

     We—CDF Funding, Inc.—are a corporation incorporated under the laws of the State of Delaware on February 5, 2004, and are owned by GE Capital and General Electric Capital Services, Inc. General Electric Capital Services, Inc. is also the indirect parent of CDF and TCFC and the direct parent of GE Capital. We were organized for the purpose of purchasing, holding, owning and transferring receivables and related activities. GE Capital may make loans to us from time to time and we may grant a security interest in our assets to GE Capital as collateral for such loans (excluding assets sold to the issuer that are held by the issuer).

Distribution Financial Services Floorplan Master Trust

     Distribution Financial Services Floorplan Master Trust is a trust formed in accordance with the laws of the State of New York pursuant to a pooling and servicing agreement with CDF, as servicer. We may refer to Distribution Financial Services Floorplan Master Trust as the underlying trust. The underlying trust is not a statutory business trust. The outstanding series issued by the underlying trust as of the closing date for any series of notes will be disclosed in Annex II to the prospectus supplement for the related series.

     The assets of the issuer will include the note trust certificate issued by the underlying trust. See “The Note Trust Certificate” in this prospectus.

     After all interests issued by the underlying trust in the receivables held by it other than the note trust certificate, have been retired, we expect that the underlying trust will end and the receivables held by it would be transferred to the issuer.

     The trustee of the underlying trust is Wilmington Trust Company, the principal office of which is at 1100 N. Market Street, Wilmington, Delaware 19890.

General Electric Capital Corporation

     General Electric Capital Corporation, a Delaware corporation (often referred to as GE Capital), is the parent of CDF and TCFC, and acts in several capacities in connection with the issuer: (1) it acts as master servicer of the receivables held by the issuer, (2) it guarantees the obligations of the Originators as originators of the receivables, and (3) it acts as administrator for the issuer.

     All of GE Capital’s outstanding common stock is owned by General Electric Capital Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by General Electric Company (“GE”). Financing and services offered by GE Capital are diversified, a significant change from the original business of GE Capital and its predecessor entities, which was financing distribution and sale of consumer and other GE products. GE manufactures few of the products financed by GE Capital. GE Capital’s principal executive offices are at 260 Long Ridge Road, Stamford, Connecticut 06927-1600. As of December 31, 2003, GE Capital’s employment totaled approximately 83,700.

     GE Capital’s financial information, including filings with the U.S. Securities and Exchange Commission (“SEC”), is available at www.ge.com/en/company/investor/secfilings.htm. Copies are also available, without charge, from GE Corporate Investor Communications, 3135 Easton Turnpike, Fairfield, Connecticut 06828-0001. Alternatively, reports filed with the SEC may be viewed or obtained at the SEC Public Reference Room in Washington, D.C., or at www.sec.gov.

     GE Capital provides a wide variety of financing, asset management, and insurance products and services which are organized into the following four operating segments:

•	Commercial Finance. Commercial Finance offers an array of financial services worldwide. With particular expertise in the mid-market segment, this operating segment offers loans, leases, and other financial services to customers, including manufacturers, distributors and end-users for a variety of equipment and major capital assets including industrial facilities and equipment, energy-related facilities, commercial and residential real estate, vehicles, aircraft, and equipment used in construction, manufacturing, data telecommunications, and healthcare. Commercial Finance has offices throughout the United States and in Canada, Latin America, Europe, and Asia Pacific.

•	Consumer Finance. Consumer Finance offers a broad range of financial products, including private-label credit cards, personal loans, bank cards, auto loans, leases and inventory financing, residential mortgages, corporate travel and purchasing cards, debt consolidation, home equity loans, and credit insurance. Consumer Finance’s operations are located principally in the United States, and in Europe, Asia, Latin and South America, Australia and New Zealand.

•	Equipment and Other Services. Equipment and Other Services helps customers manage, finance and operate a wide variety of business equipment worldwide. This operating segment provides rentals, leases, sales, asset management services and loans for portfolios of commercial and transportation equipment, including tractors, trailers, railroad rolling stock, intermodal shipping containers, modular space units, computer networks, marine containers and autos. Equipment and Other Services has offices throughout the United States and in Canada, Mexico and Europe.

•	Insurance. Insurance offers a broad range of insurance and investment products that help consumers create and preserve personal wealth, protect assets and enhance their lifestyles. For lenders and investors, these insurance products protect against the risk of default on low-down-payment mortgages. For businesses, it provides reinsurance and primary commercial insurance products to insurance companies, Fortune 100 companies, self-insurers and healthcare providers. Through December 2003, for state and local governments and other public entities, Insurance offered financial guarantees for a variety of debt securities. Insurance has offices throughout the United States and in Canada, Europe, Latin America and Australia.

     In November 2003 GE Capital announced its intent to make an initial public offering of a new company, Genworth Financial, Inc., comprising most of the Insurance operating segment’s life and mortgage insurance businesses. On May 28, 2004, GE completed the sale of approximately one-third of Genworth Financial, Inc.’s equity in the initial public offering, and expects (subject to market conditions) to reduce its ownership over the next three years as Genworth Financial, Inc. transitions to full independence.

GE Commercial Distribution Finance Corporation

     CDF was incorporated in Nevada in 1969. CDF is a financial services company that provides inventory financing, accounts receivable financing and asset based financing to dealers, distributors and manufacturers of consumer and commercial durable goods. Product lines offered by CDF include, but are not limited to:

•	consumer electronics and appliances;

•	technology;

•	marine;

•	recreational vehicles;

•	motorcycles;

•	music;

•	snowmobiles;

•	industrial and agricultural;

•	manufactured housing; and

•	lawn and garden.

     CDF has offices in major metropolitan areas of the United States. Its principal executive offices are located at 5595 Trillium Boulevard, Hoffman Estates, Illinois 60192. The telephone number of that office is (847) 747-6800.

     As of the date of this prospectus, no dealer, manufacturer or distributor is an affiliate of CDF and no product being financed by the receivables arising in CDF accounts was made or distributed by an affiliate of CDF. However, BAC is owned, in part, by a subsidiary of Brunswick, which is a manufacturer of products being financed, and CDF is an affiliate of BAC.

     As of the date of this prospectus, CDF provides inventory financing, accounts receivable financing or asset-based lending to approximately 10,000 dealers in the United States and its approved U.S. manufacturer/distributor list exceeds approximately 950.

     CDF is a wholly owned subsidiary of GE Capital. GE Capital acquired CDF from a subsidiary of Deutsche Bank AG in 2002. CDF was formerly known as Deutsche Financial Services Corporation.

Transamerica Commercial Finance Corporation

     TCFC was incorporated in Delaware in 1987. TCFC is a financial services company that provides inventory financing, accounts receivable financing and asset based financing to dealers, distributors and manufacturers of consumer and commercial durable goods. Product lines offered by TCFC include, but are not limited to:

•	consumer electronics and appliances;

•	technology;

•	marine;

•	recreational vehicles;

•	motorcycles;

•	music;

•	snowmobiles;

•	industrial and agricultural;

•	manufactured housing; and

•	lawn and garden.

     TCFC has offices in major metropolitan areas of the United States. Its principal executive offices are located at 5595 Trillium Boulevard, Hoffman Estates, Illinois 60192. The telephone number of that office is (847) 747-6800.

     As of the date of this prospectus, no dealer, manufacturer or distributor is an affiliate of TCFC and, except for products made or distributed by GE Consumer and Industrial, a division of General Electric Company, no product being financed by the receivables arising in TCFC accounts was made or distributed by an affiliate of TCFC. However, BAC is owned, in part, by a subsidiary of Brunswick, which is a manufacturer of products being financed, and TCFC is an affiliate of BAC.

     As of the date of this prospectus, TCFC provides inventory financing, accounts receivable financing or asset-based lending to over 19,000 dealers in the United States, and more than 1000 manufacturers or distributors are on its approved U.S. manufacturer/distribution list.

     TCFC is a wholly owned, indirect subsidiary of GE Capital. GE Capital acquired TCFC from an affiliate of AEGON U.S. Corporation in January 2004.

Brunswick Acceptance Company, LLC

     BAC is a joint venture between Brunswick Financial Services Corporation and Transamerica Ventures, LLC that was formed under the laws of Delaware in 2002. BAC was formed to own and operate a commercial finance business and related finance businesses within the United States to support the wholesale, marine-related business of Brunswick Corporation (“Brunswick”) and its affiliates, and such other businesses as TCFC and Brunswick subsequently may agree.

     BAC’s principal executive offices are located at 5595 Trillium Boulevard, Hoffman Estates, Illinois 60192. The telephone number of that office is (847) 747-7821. BAC also may have an office in Knoxville, Tennessee, Fond du Lac, Wisconsin and/or at any other address or addresses, which may be changed from time to time.

     As of the date of this prospectus, no dealer, manufacturer or distributor is an affiliate of BAC (other than Brunswick) and no product being financed by the receivables arising in BAC accounts was made or distributed by an affiliate of BAC (other than Brunswick).

THE FINANCING BUSINESS

General

     The receivables sold or to be sold by CDF to the Limited Partnership, by the Limited Partnership to CDF Financing, and by CDF Financing to the underlying trust, and sold or to be sold by CDF or another Originator to us, and by us to the issuer, will generally be selected from extensions of credit made by CDF (in the case of the underlying trust receivables) or by CDF or another Originator (in the case of receivables held by the issuer) to dealers in the floorplan business, the accounts receivable business and the asset based lending business. For purposes of convenience, all references to “Originator” under the caption “The Financing Business” in this prospectus will refer, unless the context otherwise requires, to CDF in its capacity as an originator of underlying trust receivables as well as to CDF, TCFC and BAC as originators of receivables held by the issuer.

     The product lines financed within the floorplan business may include, among others:

•	technology;

•	recreational vehicles;

•	marine;

•	consumer electronics and appliances;

•	motorcycles;

•	music;

•	snowmobiles;

•	industrial and agricultural;

•	manufactured housing; and

•	lawn and garden.

     Product lines financed may change over time.

     The floorplan receivables are generally secured by the products being financed and, in limited cases, by other personal property, personal guarantees, mortgages on real estate, assignments of certificates of deposit, or letters of credit. The amounts of the advances are generally equal to 100% of the invoice price of the product, less a discount, if applicable.

     In the accounts receivable business, an Originator generally makes loans that are secured by accounts receivable owed to the dealer, manufacturer or distributor against which an extension of credit was made and, in limited cases, by other personal property, mortgages on real estate, assignments of certificates of deposit or letters of credit. The accounts receivable which are pledged to an Originator as collateral may or may not be secured by collateral. The amount advanced by an Originator generally does not exceed 80%-85% of the amount of the accounts receivable that the applicable dealer, manufacturer or distributor represents and warrants meet eligibility criteria specified in the agreement between such Originator and that dealer, manufacturer or distributor. Some transactions under the accounts receivable business are documented as purchases of receivables by an Originator. In connection with such purchases of receivables, an Originator may pay more than 85% of the applicable accounts receivable to the applicable dealer, manufacturer or distributor.

     For a description of asset based lending receivables, see “The Financing Business - Asset Based Lending Receivables” in this prospectus.

     Floorplan receivables, accounts receivable and asset based lending receivables may be non-recourse, partial recourse or full recourse obligations, in each case, of the related dealer, manufacturer or distributor.

     The master servicer’s principal office is located in Stamford, Connecticut. The master servicer may enter into subservicing agreements with subservicers who may service the receivables of the Originators on its behalf. Each Originator originates its receivables from its principal office in Hoffman Estates, Illinois and in branch offices located in other parts of the United States. The number and location of these originating offices may change from time to time. In the future, receivables held by the issuer may include receivables originated by affiliates of an Originator, including any joint venture to which an Originator is a party, if the Rating Agency Condition is satisfied as to the designation of the affiliate as an approved affiliate. References in this prospectus to originations by an Originator will be deemed to include originations by any affiliate of such Originator, including any joint venture to which an Originator is a party, if the Rating Agency Condition has been satisfied regarding the affiliate.

Credit Underwriting Process

     A dealer, manufacturer or distributor requesting the establishment of a credit line with an Originator is required to submit an application and financial information, including audited or unaudited financial statements and, in some cases, tax returns. The Originator attempts to talk to, or receive reference letters from, several of the applicant’s current creditors and may also obtain a credit agency report on the applicant’s credit history. In addition to that financial information and credit information, the Originator will consider the following factors:

•	the reason for the request for the extension of credit;

•	the need for the credit line;

•	the products to be financed and the financial status of the manufacturer or distributor of those products, if any, that would enter into a related repurchase agreement; and

•	the experience of the dealer’s, manufacturer’s or distributor’s management.

     The determination of whether to extend credit and of the amount to be extended is based on a weighing of the above factors. The dealer credit underwriting process of CDF also involves the use of a system that CDF refers to as the “enterprise credit system.” The dealer credit underwriting process of TCFC (on behalf of itself and BAC) involves the use of a system that TCFC refers to as “BIAS” (which is an acronym for TCFC’s “business statistical behavioral scoring system”). Each of BIAS and the enterprise credit system employs artificial intelligence technology to simulate the analytical approach of senior underwriting personnel. By utilizing a standardized review process to analyze credit information, CDF believes that the enterprise credit system, and TCFC believes that BIAS, adds greater consistency to underwriting decisions across geographic areas and product lines. While all dealer, manufacturer or distributor applications for CDF are processed through the enterprise credit system, CDF does not use the enterprise credit system as a credit scoring system that results in a numerical score that approves or disapproves the extension of credit or that indicates what amount of credit may be extended with respect to small dealers, manufacturers and distributors. TCFC may use BIAS as a credit scoring system that results in a numerical score that approves or disapproves the extension of credit or that indicates what amount of credit may be extended. We cannot assure you that, in the future, any Originator will use or continue to use any of the systems described above.

     The size and risk weighting of a credit line to a dealer, manufacturer or distributor determines whether personnel within an Originator or above an Originator must approve the credit line.

•	Extensions of credit lines of more than $50,000,000 if secured and $7.5 million if unsecured require approval by GE Capital.

     Each Originator reviews individual dealer, manufacturer and distributor credit limits:

•	prior to any increase in the credit limit for that dealer, manufacturer or distributor;

•	generally every 12 to 18 months; and

•	after becoming aware that the dealer, manufacturer or distributor is experiencing financial difficulties or is in default of its obligations under its agreement with such Originator.

     However, unless otherwise indicated by a BIAS score or performance deficiencies, TCFC generally does not review credit limits for dealers, manufacturers and distributors whose credit limit is less than $300,000.

Creation of Floorplan Receivables

     The floorplan business is typically documented by an agreement between an Originator and a dealer which provides for both the extension of credit and a grant of security interest.

•	The agreement generally is for an unspecified period of time and creates a discretionary line of credit, which an Originator may terminate at any time in its sole discretion. However, termination of a line of credit may be limited by prevailing standards of commercial reasonableness and good faith, which may require commercially reasonable notice and other accommodations by such Originator.

•	After the effective date of termination, an Originator is under no obligation to continue to provide additional financing, but, absent default by the dealer, the then current outstanding balance will be repayable in accordance with the pay-as-sold or scheduled payment plan terms of that dealer’s program with such Originator, as described below.

•	Receivables may be accelerated upon default by the dealer following any notice or cure period negotiated with the dealer.

     In the floorplan business, advances made for the purchase of inventory are most commonly arranged in the following manner. The dealer will contact the manufacturer and place a purchase order for a shipment of inventory. If the manufacturer has been advised that an Originator is the dealer’s inventory financing source, the manufacturer will contact such Originator to obtain an approval number for the purchase order. At the time of that request, such Originator will determine whether:

•	the manufacturer is in compliance with its repurchase agreement, if applicable;

•	the dealer is in compliance with its program with such Originator, if applicable; and

•	the purchase order is within the dealer’s credit limit.

     If so, such Originator will issue an approval number to the manufacturer.

     The manufacturer will then ship the inventory to the dealer and directly submit its invoice for the purchase order to the Originator for payment. Interest or finance charges normally begin to accrue on the dealer’s account as of the invoice date. The proceeds of the loan being made by the Originator to the dealer are paid directly to the manufacturer in satisfaction of the invoice price.

     An Originator may negotiate with each manufacturer whether to pay the loan proceeds reflecting the invoice immediately or following a mutually agreed delay. Typically, funding delays will range from a few days to up to 30 days, and in some cases ranges up to 90 days, after the date of the invoice. These delayed funding receivables will be transferred to the issuer or the underlying trust, as applicable, on the date of the invoice, and the issuer or the underlying trust, as applicable, will release funds to us or to CDF Financing, as applicable, relating to delayed funding receivables even though the delayed funding receivables are not funded by an Originator until a later time - that is, when such Originator pays the advance to the manufacturer in payment of the invoice price.

     An Originator and the manufacturer may also agree that such Originator may reduce, or “discount”, the invoice price of the inventory ordered by the dealer. Under this arrangement, the manufacturer will deem itself paid in full when it receives the discounted amount. Typically, in exchange for the float and income permitted by the payment delay and/or the discount, such Originator will agree to provide the manufacturer’s dealers with reduced interest, or perhaps no interest, for some period of time. Thus, the dealer’s financing program may provide for so-called “interest free” or “free flooring” periods during which no interest or finance charges will accrue on the receivables owed by that dealer. Such receivables may be held by the underlying trust or by the issuer, as the case may be.

Payment Terms

     The floorplan business of the Originators provides two basic payment terms to dealers:

•	pay-as-sold; or

•	scheduled payment plan.

     Under a “pay-as-sold” program, the dealer, is obligated to pay interest or finance charges monthly, but principal repayment on any particular item of inventory financed by an Originator is due and payable only at the time of sale of that item by the dealer, or at a predetermined maturity date. On occasion, an Originator may require particular dealers, to begin repaying principal in installments if the unit has not been sold within a specified period of time. These payments are referred to as “curtailments.” Even if a curtailment schedule has not yet elapsed, the outstanding balance owing on that unit will be payable in full if the unit is sold. Pay-as-sold programs are principally offered in the motorcycle, recreational vehicle, boat and motor, agricultural equipment, manufactured housing, outdoor power equipment and other product lines in which the individual inventory price is relatively high and the product inventory turn is relatively slow.

     “Scheduled payment plans”, in contrast, require that principal be repaid in accordance with a particular schedule. Depending upon the product line and the particular inventory turns of the individual dealer, the majority of these payment terms are generally no longer than 90 days. Under a scheduled payment plan, the dealer is obligated to make payments in accordance with an agreed upon schedule that approximates the average inventory turnover, regardless of when the item of inventory is actually sold. In some cases, the dealer is obligated to make payments more quickly than the agreed upon schedule if a material amount of inventory is sold more quickly than the agreed upon schedule. The Originators offer scheduled payment plans principally in the computer, consumer electronics and other product lines where the individual inventory price is relatively low, and the product inventory turnover is relatively fast.

     In the case of advances secured by accounts receivable, the dealer, manufacturer or distributor is obligated to pay interest or finance charges monthly. Principal repayment is due at the end of the term of the credit facility, or, if earlier, when and to the extent principal outstandings exceed eligible accounts receivable at negotiated advance rates.

     In the case of asset based lending receivables, interest is payable monthly, while principal is payable at the end of the term of the credit facility, or, if earlier, when and to the extent principal outstandings exceed eligible collateral at negotiated advance rates.

Repurchase Agreements

     In the floorplan business, an Originator will provide financing for products for a particular dealer, in most instances, only if the Originator has also entered into a repurchase agreement with the manufacturer or the distributor of the product. Pursuant to a repurchase agreement, the manufacturer or the distributor will agree, among other matters, to purchase from the Originator those products sold by the manufacturer or distributor to a dealer and financed by such Originator if such Originator acquires possession of the products pursuant to repossession, voluntary surrender, or other circumstances. This arrangement maximizes collateral value, and reduces the time, expense and risk of damage normally associated with a secured lender’s disposition of collateral.

     The terms of repurchase obligations of manufacturers and distributors may vary, by industry, by manufacturer and by distributor.

•	In some instances, the manufacturer or the distributor will be obligated to repurchase the product for a price equal to the unpaid principal balance owed by the dealer for the product in question whenever the applicable Originator acquires possession of that product.

•	Different terms may be negotiated by manufacturers and distributors with an Originator. The terms may provide for a smaller purchase price, or a purchase price which declines over time, or time periods beyond which no obligation to purchase by the manufacturer or the distributor will apply, or may cap the annual repurchase obligation at an aggregate dollar amount.

•	Some repurchase agreements may also eliminate the repurchase obligation or reduce the purchase price payable by the manufacturer or the distributor, depending on the condition of the inventory acquired by the applicable Originator.

•	An Originator also may have an agreement with a manufacturer or dealer pursuant to which such manufacturer or dealer is to provide assistance in remarketing repossessed products.

In determining whether to include a manufacturer’s products in its floorplan business, each Originator considers:

•	the manufacturer’s financial status, including the liquidity and risk of bankruptcy of such manufacturer;

•	the spread of risk and any related concentrations within its customer base as it relates to the manufacturer’s liquidity;

•	its number of years in the business;

•	the number of years the product has been sold;

•	the credit quality of its customer base; and

•	whether its products are sold nationally or in a limited area.

     In general, a more favorable determination by an Originator of those factors will increase the amount of dealer, outstanding payables to such Originator that such Originator will allow. Each Originator generally reviews manufacturers and distributors periodically, but at least every thirty-six (36) months, in the case of manufacturers or distributors whose dealers have outstanding payables to such Originator of more than $1,000,000, and less frequently in the case of manufacturers whose dealers have smaller outstanding payables to such Originator or in the case of manufacturers that have credit ratings that are at least “investment grade.”

Billing Procedures

     At the beginning of each month each Originator sends to each dealer, a billing statement for the interest, if any, and any other non-principal charges accrued or arising in the prior month for pay-as-sold products. Payment is generally due in respect of that statement by the 15th of that month. Billings may be generated more frequently for scheduled payment plan receivables.

Dealer Monitoring

     TCFC utilizes an online, real time proprietary collection system called “portfolio control system” or “PCS” as its primary dealer monitoring tool. PCS is an exception-based, rules driven system that is fully interfaced with “IMAX” (which is the computer system that TCFC uses to service receivables. Over the next 36 months, CDF intends to implement and use IMAX to service receivables it has originated). On a daily basis, PCS tracks more than thirty deficiencies, if applicable, for each dealer, rank-orders those deficiencies in a pre-determined order, and then drives such data to a specific credit or operations representative for collection or credit action depending on the nature of the deficiency. Additional dealer monitoring techniques used by the Originators include physical inspections of inventory, bill of sale and bank deposit audits, field examinations of a dealer’s, books and records and monthly BIAS reviews.

     Each Originator performs inventory inspections in connection with pay-as-sold financing programs in order to physically verify the collateral used to secure a dealer’s loan, check the condition of the inventory, account for any missing inventory and collect funds due to such Originator. The inventory inspection, or “floorcheck,” is one of the key tools for monitoring inventory financed by an Originator on pay-as-sold terms.

•	Floorchecks are performed in compliance with the credit and collection policies, generally not less frequently than every 180 days.

•	Floorchecks are performed by field service representatives who are specially trained to audit dealer inventory. The Originators have a computerized field audit communications network providing field service representatives with timely and accurate inventory reports on the day of inspection. Any discrepancies in a dealer’s inventory or payment schedule, or other problems discovered by a field service representative, are reported to management of the applicable Originator.

     Floorchecks generally are not performed on dealers on scheduled payment plans (unless there are risk issues identified) or in the accounts receivables business. However, the Originators conduct field audits, during which an accounts receivable auditor reviews certain books and records of an account receivable dealer, manufacturer or distributor. The audits are performed generally on a quarterly basis. Any deficiencies revealed during the audit are discussed with the dealer, manufacturer or distributor and reported to appropriate management of the applicable Originator.

Realization on Receivables

     If a dealer, manufacturer or distributor has defaulted on its obligations to an Originator under the related financing agreement:

•	After learning of the default, the Originator generally makes contact with the dealer, manufacturer or distributor to determine whether it can develop a workout arrangement with the dealer, manufacturer or distributor to cure all defaults. If disputes with the dealer, manufacturer or distributor exist, those disputes may be submitted to arbitration or may become subject to litigation.

•	After expiration of any and all applicable notice and cure periods that may have been agreed to between the Originator and that dealer, manufacturer or distributor, the Originator may declare the dealer’s, manufacturer’s or distributor’s obligations immediately due and payable and enforce all of its legal rights and remedies, including commencement of proceedings to foreclose on any collateral, limited by the prevailing standards of commercial reasonableness and good faith.

•	In the case of accounts receivable, the Originator attempts to collect directly from the obligors on the accounts receivable; for some accounts relating to accounts receivable, the Originator will already control the collection of accounts receivable through the use of lockboxes.

•	If a manufacturer or distributor is obligated to repurchase the collateral under a repurchase agreement as described above under “ - Repurchase Agreements,” and if an Originator has recovered the collateral, then such Originator will arrange for the collateral to be delivered to the related manufacturer or distributor.

     An Originator may be unable to recover some or all of the amount owing on a receivable. For some historical information as to loss experience in the total U.S. portfolios of the Originators, see “The Accounts - Loss Experience” in the prospectus supplement.

Charge-Off Policy

     The charge-off policy of the Originators is based on aging.

•	Pay-as-sold receivables which are coded as “sold out of trust,” “sold and unpaid” or “insufficient funds” generally are charged off when the probability of collecting is unlikely, usually within 180 days. However, if an Originator believes that there is a likely possibility that a significant portion of such a receivable may be collected within the foreseeable future, such receivable may not be charged-off until it has been so coded for at least 360 days.

•	For delinquent scheduled payment plan receivables, each Originator performs inventory comparisons and collateral inspections to evaluate its collateral position with the related dealer as described above under ” - Dealer Monitoring.” If the inspection reveals an uncollateralized position, the shortage is coded “sold out of trust” or “sold and unpaid” and generally will be charged off on or before 181 days after being coded as “sold out of trust” or “sold and unpaid.” However, if an Originator believes that there is a likely possibility that a significant portion of such a receivable may be collected within the foreseeable future, such receivable may not be charged-off until it has been so coded for at least 360 days.

•	For accounts receivable and asset based lending receivables, the Originator will assess the credit and establish a specific reserve if it believes that one is appropriate, e.g., the overadvance or shortfall will not be cured.

Asset Based Lending Receivables

     Asset based lending receivables arise from asset based revolving credit facilities provided to some dealers, manufacturers or distributors.

•	These facilities typically involve a revolving line of credit, usually discretionary but occasionally for a contractually committed period of time, pursuant to which the borrower may draw the lesser of the maximum amount of the line of credit or a specifically negotiated loan availability amount. The loan availability amount is determined by multiplying agreed advance rates against the value of certain classes of assets.

•	In these facilities, an Originator will most typically lend against finished inventory, used inventory and parts at liquidation advance rates which the dealer, manufacturer or distributor represents are subject to a perfected security interest in favor of such Originator and otherwise in compliance with specified standards. An Originator may also lend in accordance with an advance rate against the dealer’s, manufacturer’s or distributor’s accounts receivable.

•	The asset based revolving credit facilities of an Originator are usually secured by the assets which constitute the borrowing base against which the loan availability amount is calculated and, occasionally, by other personal property, mortgages or other assets of the borrower. Asset based lending receivables may or may not be supported by a repurchase agreement with a manufacturer or a distributor.

Participation and Syndication Arrangements

     From time to time an Originator may enable other financing sources to participate in certain of its credit facilities.

•	Pursuant to a typical participation agreement, the documentation for the underlying line of credit will remain in the name of the Originator, as lender. In a separate contractual arrangement with the Originator, the participant will agree to provide a portion of the funding for that facility in exchange for an agreed interest rate and repayment of the principal amount of the portion funded. Occasionally, fees and other charges may also be shared with the participant. Losses and recoveries from defaulted accounts are shared with the participants in proportion to their share of the fundings.

•	In most situations, if participants cease to participate, the size of the credit facility may be reduced.

•	The receivables held by the issuer or the underlying trust may include the non-participated portion of receivables in which participation interests have been created.

•	In addition, participation interests in receivables may be created after those receivables have been transferred to the issuer or the underlying trust. The net proceeds of the sales of such participations will be treated as principal collections. Amounts payable by the related dealers, manufacturers or distributors that are allocable to participation interests will not be part of the receivables and will not belong to the issuer or the underlying trust. Participation interests may be transferred to one or more third parties.

•	In addition, an Originator may, from time to time, enter into syndicated credit facilities, pursuant to which multiple lenders, including such Originator, will jointly establish a credit facility administered by a lender agent. Under these facilities, an Originator and its co-lenders will agree, pursuant to the terms of the loan agreement with the borrower, to provide a portion of the overall credit facility up to their respective maximum commitment amounts. In return, such Originator and its co-lenders generally share in the interest and principal payments and other fees and charges on a pro rata basis.

USE OF PROCEEDS

     We will receive the net proceeds from the sale of each series of notes offered by this prospectus. We may deposit some of those proceeds into one or more accounts or reserve funds for the benefit of a particular series. We may also use the net proceeds from the sale of a series of notes to pay the purchase price of receivables purchased by us from Originators. In addition, we may also use the net proceeds from the sale of a series of notes for general corporate purposes, including the payment of those proceeds to our shareholders, which are General Electric Capital Services, Inc. and GE Capital. Each of General Electric Capital Services, Inc. and GE Capital may use the proceeds it receives to repay inter-company debt and for other general corporate purposes.

DESCRIPTION OF THE NOTES

     The issuer will issue one or more series of notes under a master indenture and one or more indenture supplements entered into by the issuer and the indenture trustee. The following summaries describe some provisions that we expect will be common to each series of notes. The accompanying prospectus supplement describes additional terms specific to the notes of your series. The summaries are qualified by all of the provisions of the pooling and servicing agreement for the underlying trust, the receivables purchase and contribution agreement, the receivables sale agreement, the servicing agreement, the trust agreement for the issuer, the indenture and the related indenture supplement.

General

     The notes will be secured by and paid from the assets of the issuer. The amount of receivables constituting collateral for any series of notes, called its collateral amount, will be specified in the related prospectus supplement. The amount available to make payments on each series of notes on each payment date will be a portion of the principal collections and non-principal collections received by the issuer based on the allocation percentage for that series of notes, which will be based on the collateral amount for that series and will be calculated as described in the related prospectus supplement.

     Each series of notes may consist of one or more classes, one or more of which may be senior notes and one or more of which may be subordinated notes. Each class of a series will evidence the right to receive specified payments of principal or interest or both. Each class of a series may differ from other classes in some aspects, including:

•	principal payments;

•	maturity date;

•	interest rate; and

•	availability and amount of enhancement.

     We or our assigns will have the right to receive all cash flows from the assets of the issuer other than the amounts required to make payments for any series. Our interest is called the transferor interest.

     During the revolving period, the amount of collateral for a series of notes offered under this prospectus will remain constant unless reduced on account of:

•	defaulted receivables; or

•	reallocation of principal collections to cover shortfalls in the payment of interest or other specified amounts to be paid from non-principal collections.

See “Description of the Notes - Defaulted Receivables; Investor Charge-Offs” in this prospectus. The amount of principal receivables and the Note Trust Principal Balance, however, will vary each day as new principal receivables are created and others are paid. The transferor interest will fluctuate each day to absorb the changes in the amount of the Note Trust Principal Balance. When a series is amortizing, the collateral amount for that series will decline as principal receivables are collected and paid, or accumulated for payment, to the noteholders. As a result, the transferor interest will generally increase to reflect reductions in the collateral amount for that series and will also change to reflect the variations in the amount of principal receivables. The transferor interest may also be reduced as the result of new issuances by the issuer. See “Description of the Notes - New Issuances of Notes” in this prospectus.

     Generally, notes offered under this prospectus and the accompanying prospectus supplement:

•	will be represented by notes registered in the name of a DTC nominee;

•	will be available for purchase in minimum denominations of $1,000 and multiples of $1,000 in excess of that amount; and

•	will be available for purchase in book-entry form only.

     The accompanying prospectus supplement will specify if your notes have different characteristics from those listed above.

     DTC has informed us that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of each series of notes. As an owner of beneficial ownership interests in the notes, you will generally not be entitled to a definitive note representing your interest in the issued notes because you will own notes through a book-entry record maintained by DTC. References in this prospectus and the accompanying prospectus supplement to distributions, reports, notices and statements to noteholders or holders of notes refer to DTC or Cede & Co., as registered holder of the notes, for distribution to you in accordance with DTC procedures. All references in this prospectus and the accompanying prospectus supplement to actions by noteholders refer to actions taken by DTC upon instructions from DTC participants.

     The accompanying prospectus supplement may state that an application will be submitted to list your series or class of notes on the Luxembourg Stock Exchange or another exchange.

Book-Entry Registration

     This section describes the form your notes will take, how your notes may be transferred and how payments will be made to you.

     The information in this section concerning DTC and DTC’s book-entry system has been provided by DTC. We have not independently verified the accuracy of this information.

     You may hold your notes through DTC in the U.S., Clearstream or Euroclear in Europe or in any other manner described in the accompanying prospectus supplement. You may hold your notes directly with one of these systems if you are a participant in the system, or indirectly through organizations which are participants.

     Cede & Co., as nominee for DTC, will hold the global notes. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream customers and the Euroclear participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Participants also may include the underwriters of any series. Indirect access to the DTC system also is available to others, including banks, brokers, dealers and trust companies, as indirect participants, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream customers and Euroclear participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, which will be based on European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to Clearstream’s and Euroclear’s depositaries.

     Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream customer or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Note owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, notes may do so only through participants and indirect participants. In addition, note owners will receive all distributions of principal of and interest on the notes from the indenture trustee through the participants who in turn will receive them from DTC. Under a book-entry format, note owners may experience some delay in their receipt of payments, since payments will be forwarded by the indenture trustee to Cede & Co., as nominee for DTC. DTC will forward those payments to its participants, which thereafter will forward them to indirect participants or note owners. It is anticipated that the only “noteholder” or “holder” of notes will be Cede & Co., as nominee of DTC. Note owners will not be recognized by the indenture trustee as noteholders, as that term is used in the indenture, and note owners will only be permitted to exercise the rights of noteholders indirectly through the participants which, in turn, will exercise the rights of noteholders through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the notes and is required to receive and transmit distributions of principal and interest on the notes. Participants and indirect participants with which note owners have accounts with respect to the notes similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective note owners. Accordingly, although note owners will not possess notes, note owners will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a note owner to pledge notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those notes, may be limited due to the lack of a physical certificate for those notes.

     DTC has advised us that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more participants to whose account with DTC the notes are credited. Additionally, DTC has advised us that it will take those actions with respect to specified percentages of the collateral amount only at the direction of and on behalf of participants whose holdings include interests that satisfy those specified percentages. DTC may take conflicting actions with respect to other interests to the extent that those actions are taken on behalf of participants whose holdings include those interests.

     Clearstream is incorporated under the laws of Luxembourg. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of notes. Transactions may be settled in Clearstream in any of various currencies, including United States dollars. Clearstream provides to its Clearstream customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in various countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg, and therefore is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream’s customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, among others, and may include the underwriters of any series of notes. Clearstream’s U.S. customers are limited to securities brokers and dealers and banks. Clearstream has customers located in various countries. Indirect access to Clearstream is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. as the operator of the Euroclear System in Brussels to facilitate settlement of trades between Clearstream and Euroclear.

     Euroclear was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Such transactions may be settled in any of various currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Euroclear Bank S.A./N.V. as the Euroclear operator. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. Euroclear participants include central banks and other banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of notes. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System. These terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under these rules and laws only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

     Distributions with respect to notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream customers or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “U.S. Federal Income Tax Consequences” in this prospectus. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect those actions on its behalf through DTC.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

Definitive Notes

     Notes that are initially cleared through DTC will be issued in definitive, fully registered, certificated form to note owners or their nominees, rather than to DTC or its nominee, only if:

•	the issuer advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to that series of notes, and the issuer is unable to locate a qualified successor; or

•	after the occurrence of an event of default, note owners representing not less than fifty percent (50%) - or another percentage specified in the accompanying prospectus supplement - of the outstanding principal balance of the notes of that series advise DTC through participants in writing that the continuation of a book-entry system through DTC or a successor to DTC is no longer in the best interest of those note owners.

     If any of these events occur, DTC must notify all participants of the availability through DTC of definitive notes. Upon surrender by DTC of the definitive instrument representing the notes of the applicable series and instructions for re-registration, the issuer will execute and the indenture trustee will authenticate such notes as definitive notes, and thereafter the indenture trustee will recognize the registered holders of those definitive notes as noteholders under the indenture.

     Payment of principal and interest on the notes will be made by the indenture trustee directly to holders of definitive notes in accordance with the procedures set forth in this prospectus and in the indenture. Interest payments and any principal payments on each payment date will be made to holders in whose names the definitive notes were registered at the close of business on the related record date. Payments on definitive notes will be made by check mailed to the address of the noteholders as it appears on the register maintained by the indenture trustee. However, the final payment on any note — whether definitive notes or the notes registered in the name of Cede & Co. representing the notes - will be made only upon presentation and surrender of that note at the office or agency specified in the notice of final payment to noteholders. The indenture trustee will mail such notice to registered noteholders not later than the fifth day of the month of the final distribution.

     Definitive notes will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the indenture trustee. No service charge will be imposed for any registration of transfer or exchange, but the issuer and transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

Interest Payments

     Your class of notes will pay interest on the dates and at the interest rate specified in the accompanying prospectus supplement. The interest rate on any note may be a fixed, floating or any other type of rate as specified in the accompanying prospectus supplement. If your notes bear interest at a floating or variable rate, the accompanying prospectus supplement will describe how that rate is calculated.

     Interest payments or deposits on any payment date will be paid from:

•	non-principal collections allocated to your series during the preceding Monthly Period or Monthly Periods;

•	non-principal collections allocated to other series and made available as described under “Description of the Notes - Shared Excess Non-Principal Collections” in this prospectus;

•	investment earnings, if any, on any funds held in trust accounts, to the extent described in the accompanying prospectus supplement;

•	any credit enhancement or derivative instrument, to the extent available for the series, as described in the related prospectus supplement; and

•	reallocated principal collections, if any.

     If interest payments will be made less frequently than monthly, an interest funding account may be established to accumulate the required interest amount. If a series has more than one class of notes, that series may have more than one interest funding account. In addition, for any series, any accrued and unpaid interest not paid as of the final maturity date for that series will be due and payable on the final maturity date for that series.

Principal Payments

     Each series will begin with a revolving period during which no principal payments will be made to the noteholders of that series. However, if specified in the accompanying prospectus supplement, principal may be payable on any class of notes during the revolving period in connection with a partial amortization. A partial amortization would occur if we were required to add receivables and the applicable Originator did not designate sufficient eligible accounts and we elected to avoid an early amortization event by commencing a partial amortization.

     The revolving period for each series will be scheduled to end on or no later than a specified date, at which time a new period will begin during which principal collections available to that series will be used to repay the notes of that series. That new period is called an amortization period if partial principal payments are made each month, and is called an accumulation period if the available principal is accumulated for a series over one or more months to pay off a class of notes in full on an expected payment date. If the amount paid or accumulated each month is limited to some specified figure, then the period is called a controlled amortization period or controlled accumulation period, respectively.

     However, each series will also be subject to early amortization events, which could cause the revolving period to end earlier than scheduled or could terminate an existing amortization period or accumulation period. Upon an early amortization event, an early amortization period will begin, during which principal will be payable to noteholders monthly and will not be subject to any controlled amount or accumulation provision. Finally, a series with an accumulation period may specify some adverse events as accumulation events, rather than early amortization events, resulting in an early start to an accumulation period or removing any limitation based on a controlled accumulation amount.

     Principal payments for any class of notes will be paid from collections of principal receivables allocated to the related series and from other sources specified in the accompanying prospectus supplement. In the case of a series with more than one class of notes, the noteholders of one or more classes may receive payments of principal at different times. The accompanying prospectus supplement will describe the manner, timing and priority of payments of principal to noteholders of each class.

     Funds on deposit in any principal account for a series may be subject to a guaranteed rate agreement or guaranteed investment contract or other arrangement intended to assure a minimum rate of return on the investment of those funds if specified in the related prospectus supplement. In order to enhance the likelihood of the payment in full of the principal amount of a class of notes at the end of an accumulation period, that class of notes may be subject to a principal guaranty or other similar arrangement if specified in the related prospectus supplement.

Length of Controlled Accumulation Period

     The prospectus supplement for any series having a controlled accumulation period will specify the date on which that period is scheduled to commence and the scheduled length of that period.

     If specified in the prospectus supplement for any series having a controlled accumulation period, the issuer will also suspend the controlled accumulation period if the issuer:

•	obtains a qualified maturity agreement in which an Eligible Institution agrees to deposit in the related principal account on the expected principal payment date for each class of notes of that series an amount equal to the outstanding principal balance of those notes as of their respective expected principal payment dates; and

•	delivers an opinion of counsel to the indenture trustee to the effect that the qualified maturity agreement is enforceable against the provider of that agreement.

     The issuer will pledge as security to the indenture trustee, for the benefit of the noteholders of the related series, all right, title and interest in any qualified maturity agreement.

     If the issuer obtains a qualified maturity agreement, the issuer will cause the provider of that agreement to deposit in the principal account for the related series or class on or before its expected principal payment date an amount equal to the outstanding principal balance of that series or class. However, on the expected principal payment date for any series or class, the issuer may instead elect to fund all or a portion of the required deposit from either the proceeds of a new series or collections of principal receivables and other amounts allocated to that series or class for that purpose.

     A qualified maturity agreement for any series or class will terminate at the close of business on the related expected principal payment date. However, the issuer will terminate a qualified maturity agreement earlier than the expected principal payment date if one of the following occurs:

(1)	the institution providing the qualified maturity agreement ceases to be an Eligible Institution and the issuer either obtains a substitute qualified maturity agreement or is permitted to terminate the qualified maturity agreement without obtaining a substitute qualified maturity agreement under the circumstances described in the following paragraph; or

(2)	an early amortization event occurs for the related series.

     If the institution providing a qualified maturity agreement ceases to be an Eligible Institution, the issuer will use its best efforts to obtain a substitute qualified maturity agreement, unless the issuer would be permitted to terminate the qualified maturity agreement without obtaining a substitute qualified maturity agreement. The issuer will not be required to obtain a substitute qualified maturity agreement when a qualified maturity agreement is terminated if:

•	the termination occurs prior to the date on which the controlled accumulation period is scheduled to begin based on the master servicer’s estimate of the number of months needed to fully fund the principal account, as determined on the determination date preceding the termination of the qualified maturity agreement; and

•	the available reserve account amount equals the required reserve account amount, unless the qualified maturity agreement is terminated prior to the first date on which a deposit to the reserve account would have been required to be made pursuant to the related indenture supplement.

     If the issuer is unable to obtain a substitute qualified maturity agreement and the conditions described in the preceding sentence are not satisfied, the controlled accumulation period will commence on the date described in the following paragraph and the issuer will not terminate the qualified maturity agreement until the amount on deposit in the principal account is sufficient to pay in full all classes of notes that were covered by such qualified maturity agreement.

     If the institution providing a qualified maturity agreement ceases to qualify as an Eligible Institution prior to the earlier of the expected principal payment date for the related series or class and the commencement of the early amortization period for that series and the issuer does not obtain a substitute qualified maturity agreement, the controlled accumulation period will begin on the later of:

•	the date on which the controlled accumulation period was scheduled to begin based on the master servicer’s estimate of the number of months needed to fully fund the principal account; and

•	the first day of the Monthly Period following the day on which the institution providing the qualified maturity agreement ceased to be an Eligible Institution.

Multiple Issuance Series

     If specified in the accompanying prospectus supplement, a series may be a multiple issuance series. In a multiple issuance series, notes of any class can be issued on any date so long as the issuer has received confirmation from the rating agencies then rating any outstanding notes of the multiple issuance series that the issuance will not impair its rating and the other conditions of issuance set forth in the indenture are met. All of the subordinated notes of a multiple issuance series provide subordination protection to all of the senior notes of the same series, regardless of whether the subordinated notes are issued before, at the same time as, or after the senior notes of that series. As part of a multiple issuance series, we expect the issuer to issue different classes of notes or additional notes of an already issued class, at different times. Neither you nor any other noteholder will have the right to consent to the issuance of future notes of a multiple issuance series.

New Issuances of Notes

     The issuer may, from time to time, issue one or more new series or, for any multiple issuance series, notes of any class for that series. We will define all principal terms of each new series in an indenture supplement. Each series issued may have terms and enhancements that are different than those for any other series. No prior noteholders’ consent will be required for the issuance of an additional series, and we do not expect to request such consents. We may offer any series or class relating to a new series or a multiple issuance series under this prospectus, a prospectus supplement or other disclosure document in transactions either registered under the Securities Act or exempt from registration under the Securities Act either directly or through one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

     No new series or, for any multiple issuance series, notes of any class for that series, may be issued unless we satisfy various conditions, including that:

(1)	each rating agency confirms that the new issuance will not impair its rating of any outstanding class of notes;

(2)	we certify, based on the facts known to the certifying officer, that the new issuance will not cause an early amortization event or an event of default or materially and adversely affect the amount or timing of distributions to be made to any class of noteholders;

(3)	after giving effect to the new issuance, the Note Trust Principal Balance is not less than the Required Principal Balance; and

(4)	we deliver an opinion of counsel to the effect that, for federal income tax purposes:

(a)	except as otherwise stated in the related indenture supplement, the notes of the new series will be characterized as debt;

(b)	the issuance will not adversely affect the tax characterization as debt of any outstanding class of notes that were characterized as debt at the time of their issuance;

(c)	the new issuance will not cause the issuer to be deemed to be an association or publicly traded partnership taxable as a corporation; and

(d)	the new issuance will not cause or constitute an event in which tax gain or loss would be recognized by any noteholder.

     The conditions specified in clauses (1), (2), (3) and (4)(b) and (d) above will not apply to the first two series of notes issued by the issuer.

     For any multiple issuance series, there are no restrictions on the timing or amount of any additional issuance of notes, so long as the conditions described above are met. As of the date of any additional issuance of an outstanding class of notes of a multiple issuance series, the outstanding principal balance of that series will be increased to reflect the principal amount of the additional notes. When issued, the additional notes of an outstanding class of notes of a multiple issuance series will be equally and ratably entitled to the benefits of the indenture and the related indenture supplement as the other outstanding notes of that class without preference, priority or distinction.

     The issuer may, from time to time, issue a series that will be allocated receivables and/or collections relating to excess concentrations. “Excess concentrations” may be determined to be receivables of one or more dealers, manufacturers or distributors, or receivables secured by one or more types of products.

Representations and Warranties

     As of the date on which any receivable is transferred by us to the issuer, we represent to the issuer that, among other things:

•	such receivable is an Eligible Receivable on the date of such transfer;

•	the receivables purchase and contribution agreement between us and the issuer creates a valid and continuing ownership or security interest in such receivable, which will be prior to all liens other than liens permitted by the receivables purchase and contribution agreement or by the receivables sale agreement among us and the Originators;

•	subject to liens permitted by, or as otherwise contemplated by, the receivables purchase and contribution agreement, we (i) have not pledged, assigned, sold or granted a security interest in, or otherwise conveyed any of such receivable and (ii) have not authorized the filing of and are not aware of any financing statements filed against us that included a description of collateral covering such receivable;

•	we own and have good and marketable title to such receivable free and clear of any lien, other than liens permitted by the receivables purchase and contribution agreement or by the receivables sale agreement among us and the Originators;

•	all required governmental approvals in connection with the transfer of such receivable to the issuer have been obtained and remain in full force and effect; and

•	we have caused within 10 days after each designation of an account, filings of all appropriate financing statements in the appropriate office in the appropriate jurisdiction under applicable law in order to perfect the ownership interest of the issuer in such receivable.

     For purposes of the representations above, liens permitted by the receivables purchase and contribution agreement or by the receivables sale agreement among us and the Originators include liens for taxes or assessments or other governmental charges not yet due and payable, unperfected workers’, mechanics’, suppliers’ or similar liens arising in the ordinary course of business and liens created in favor of, or created by, the issuer.

     If any of these representations is not true in any material respect for any receivable transferred by us to the issuer, as of the date specified in the representation, and as a result of the breach the issuer’s rights in such receivable or the proceeds of such receivables are impaired or are not available to the issuer free and clear of any lien, other than liens permitted by the receivables purchase and contribution agreement or by the receivables sale agreement among us and the Originators, then, following the applicable cure period referred to below, such receivable will be deemed to be an “ineligible receivable” and we will be required to accept reassignment of the ineligible receivable. We will be permitted 60 days to cure the breach or a longer period not to exceed 120 days agreed to by the issuer after we discover the breach or receive notice of the breach from the issuer.

     We will purchase such ineligible receivable for a cash purchase price equal to the outstanding principal amount of such receivable, plus accrued and unpaid finance charges thereon as of the end of the preceding Monthly Period, by no later than the date on which collections of receivables for the related Monthly Period are required to be deposited in the collection account as described under “Description of the Notes - Application of Collections.”

     On each day on which we transfer receivables to the issuer, we will also make representations and warranties to the issuer as to:

•	our valid existence and good standing as a corporation and our ability to perform our obligations under the receivables sale agreement and the receivables purchase and contribution agreement;

•	our qualification to do business and good standing in each jurisdiction where our ownership or lease of property or the conduct of our business requires us to be qualified, subject to materiality qualifiers;

•	our due authorization, execution, delivery and performance of each transaction document to which we are a party; and

•	the enforceability of each transaction document against us as legal, valid and binding obligations subject to permitted insolvency- and equity-related exceptions.

     If any of the representations and warranties described in the immediately preceding paragraph is false in any material respect and the breach of the representation or warranty has a material adverse effect on the receivables transferred by us to the issuer or the availability of the proceeds of such receivables to the issuer, then we will be obligated to accept retransfer of all of the receivables transferred by us to the issuer. We will be permitted 60 days after we receive notice of such breach, or a longer period, not to exceed 150 days, as may be specified in the notice, to cure the breach.

     The reassignment price would equal the aggregate amount of outstanding receivables held by the issuer as of the end of the last preceding Monthly Period, but will in no event be less than the aggregate outstanding principal balances for all series of notes, in each case as of the payment date on which the reassignment is scheduled to be made, plus accrued and unpaid interest on all series of notes through the payment date, plus any other applicable amounts specified in any prospectus supplement.

     Reassignment of any affected receivables is the sole remedy respecting any breach of the representations and warranties described above.

     On the closing date for the first two series of notes issued by the issuer, we will also make the following representations and warranties to the issuer:

•	the receivables purchase and contribution agreement between us and the issuer creates a valid and continuing ownership or security interest in the note trust certificate in favor of the issuer, which is prior to all other liens, other than liens permitted by the receivables purchase and contribution agreement;

•	immediately prior to the conveyance of the note trust certificate pursuant to the receivables purchase and contribution agreement, we had good and marketable title to the note trust certificate free and clear of all liens, other than liens permitted by the receivables purchase and contribution agreement; and

•	all authorizations, consents, orders or approvals of or registrations or declarations with any governmental authority required to be obtained, effected or given by us in connection with the conveyance of the note trust certificate to the issuer have been duly obtained, effected or given and are in full force and effect.

Addition of Accounts

     We have the option to designate additional accounts in respect of the issuer, the receivables in which will be sold to us and assigned by us to the issuer, if an Originator is willing to designate additional accounts under the receivables sale agreement among us and the Originators. We may continue designating additional accounts without obtaining confirmation of the rating of any outstanding notes, so long as the following limits are not exceeded with respect to receivables held by the issuer:

•	during the calendar quarter in which such addition occurs, the number of new accounts for dealers that are financing products of the type already being financed by an Originator and that are purchasing such products from manufacturers with which an Originator has an existing business arrangement, does not exceed ten percent (10%) of the number of all accounts designated by us with respect to the issuer as of the end of the preceding calendar quarter, and

•	during the twelve months ending at the beginning of such calendar quarter, the number of new accounts designated by us does not exceed twenty percent (20%) of the number of all accounts designated by us as of the beginning of such twelve-month period.

     An account that is removed from the list of accounts applicable to the issuer for the purpose of permitting an Originator to convey a participation interest in receivables arising in such account and that, after such participation interest is created, is designated as an additional account by us with an addition date that is no more than forty-five (45) days after its removal date, will not need to satisfy the limits described above.

     We may exceed these limitations or add accounts acquired by an Originator from another entity if the Rating Agency Condition is satisfied.

     In addition, if at the end of any Monthly Period, the Free Equity Amount is less than the Minimum Free Equity Amount or the Note Trust Principal Balance is less than the Required Principal Balance, we will be required to make an addition of accounts to the issuer on or before the tenth (10th) business day following that Monthly Period. The amount of the required addition is the amount necessary so that the Free Equity Amount and the Note Trust Principal Balance, in each case computed on a pro forma basis as if the additional accounts have been designated prior to the end of the Monthly Period, would at least equal the Minimum Free Equity Amount and Required Principal Balance, respectively.

     When we designate additional accounts in respect of the issuer, we must satisfy several conditions, including:

•	we must give the issuer prior notice of such designation, and if the additional accounts would exceed the limits described above for additional accounts or include accounts purchased by an Originator from any other entity, then each rating agency must confirm that the addition will not impair its rating of any outstanding class of notes;

•	we must deliver a written assignment to the issuer;

•	we must represent and warrant that:

•	each additional account is an Eligible Account and each receivable in such additional account is an Eligible Receivable as of the applicable cut-off date relating to such additional accounts;

•	no selection procedures that we believe to be materially adverse to the issuer or any of its creditors were used in selecting the additional accounts from the available eligible accounts;

•	we are not insolvent on the addition date;

•	the receivables purchase and contribution agreement and the related assignment transfer ownership to the issuer, or create a valid security interest in favor of the issuer, in the receivables in such accounts free and clear of any liens except for liens permitted under the receivables sale agreement or the receivables purchase and contribution agreement; and

•	we must deliver an opinion of counsel with respect to the perfection of the transfer.

Removal of Accounts

     We also have the right, from time to time, to remove one or more accounts from the list of designated accounts and to require the reassignment to us of all receivables in the removed accounts, whether the receivables already exist or arise after the designation. If an account is removed from the list of designated accounts, receivables related to that account will no longer be transferred to the issuer. Our right to remove Eligible Accounts is subject to the satisfaction of several conditions, including that:

(1)	each rating agency confirms that the removal will not impair its rating of any outstanding class of notes;

(2)	we certify that:

(a)	we reasonably believe that individual accounts or administratively convenient groups of accounts were chosen for removal on a random basis;

(b)	we reasonably believe that no selection procedures believed by us to be materially adverse to the issuer or its creditors were used in selecting the removed accounts; and

(c)	we reasonably believe that the removal will not cause an early amortization event; and

(3)	the principal amount of the receivables in the removed accounts will not exceed a specified amount.

     We do not need to satisfy such conditions in order to remove accounts other than Eligible Accounts.

     The issuer may transfer receivables to us from time to time, whether or not in connection with a removal of the related account. We may transfer such receivables to one of our shareholders or to another affiliate of ours that is not at that time an Originator.

     In addition an Originator may also choose to stop making advances to a dealer, manufacturer or distributor under a particular account from time to time.

Issuer Accounts

     On or prior to the closing date for the first series issued by the issuer, the issuer will establish, and thereafter will maintain, a collection account and an excess funding account. Both the collection account and the excess funding account must be a segregated account maintained in the corporate trust department of the indenture trustee or maintained with a depository institution that has either a short-term or long-term unsecured debt rating acceptable to each of the rating agencies.

     The funds on deposit in these accounts may only be invested in highly rated liquid investments that meet the criteria described in the indenture or the related indenture supplement.

Funding Period

     On the closing date for any series of notes, the total amount of principal receivables held by the issuer and that are available to that series, plus the portion of the note trust certificate allocable to that series, may be less than the total principal amount of the notes of that series. If this occurs, the initial collateral amount for that series of notes will be less than the principal amount of that series of notes. In this case, the related prospectus supplement will set forth the terms of the funding period, which is the period from that series’ closing date to the earliest of:

•	the date that series’ collateral amount equals the sum of the principal amount of that series of notes and any required excess collateral amount for that series;

•	the date specified in the related prospectus supplement, which will be no later than one year after that series’ closing date; and

•	the commencement of an early amortization period.

     During the funding period, the portion of the collateral amount not invested in principal receivables will be maintained by the issuer either as cash held in a prefunding account or, if the maximum funding period for any series is longer than one month, in the form of eligible investments of a type approved by the rating agencies for the related series. On the closing date for that series of notes, this amount may be up to one hundred percent (100%) of the principal balance of that series of notes. The collateral amount for that series will increase as new principal receivables are transferred to the issuer or as the collateral amounts of other outstanding series of notes are reduced. The collateral amount may decrease due to investor charge-offs allocated to the series.

     During the funding period, the issuer will pay to us funds on deposit in the prefunding account as the collateral amount increases. If the portion of the collateral amount that is not invested in principal receivables will be maintained by the issuer in the form of eligible investments, rather than cash, then on the maturity date for any eligible investment the issuer will either pay the proceeds of the eligible investment to us to the extent of any increase in the collateral amount or, if the collateral amount has not been increased by an amount at least equal to those proceeds, will deposit any remaining proceeds not transferred to us into the excess funding account. If the collateral amount for that series is not increased so that the initial collateral amount equals the sum of the initial principal balance of the notes of that series and the required excess collateral amount for that series by the end of the funding period, the issuer will repay to noteholders any amount remaining in the prefunding account or any proceeds of eligible investments held in the excess funding account.

     The prospectus supplement for a series with a funding period will set forth:

•	the series’ initial collateral amount;

•	the initial principal balance of the series of notes;

•	the date on which the series’ collateral amount is expected to equal the sum of the series’ initial principal balance and the required excess collateral amount for that series; and

•	the date by which the funding period will end.

Application of Collections

     The issuer currently is required to deposit, or will cause to be deposited by the master servicer, into the collection account, all payments made on receivables held by the issuer during any Monthly Period by no later than the business day preceding the first payment date after the end of that Monthly Period. The issuer may continue making monthly deposits of these collections, so long as GE Capital remains the master servicer and one of the following conditions is satisfied:

(1)	the master servicer provides to the issuer a letter of credit, surety bond or other arrangement covering risk of collection from the master servicer acceptable to the rating agencies;

(2)	the master servicer has and maintains a short-term debt rating of at least A-1 by Standard & Poor’s, P-1 by Moody’s and F1 by Fitch, if rated by Fitch; or

(3)	with respect to collections allocated to any series, any other conditions specified in the related indenture supplement are satisfied.

     If in the future the above requirements are no longer satisfied, the issuer or the master servicer, on behalf of the issuer, will be required to deposit all payments made on the receivables held by the issuer into the collection account by no later than the second business day after processing.

     The master servicer, on behalf of the issuer, is only required to make daily or periodic deposits to the collection account during any Monthly Period to the extent that the funds are expected to be needed for deposit into other issuer accounts or for distribution to noteholders or other parties on or prior to the related payment date. For this purpose, estimates of interest due on each series of notes and other issuer expenses will be used to determine what funds are expected to be needed for deposit or distribution, based on the assumption that no early amortization event or event of default will occur, unless the issuer has actual knowledge that such an event has occurred. If the collection account balance ever exceeds the amount expected to be needed for those deposits or distributions, the master servicer, on behalf of the issuer, may withdraw the excess and release it to the issuer for the issuer’s own use. Subject to the immediately preceding sentence, the issuer may retain and pay, or cause to be paid, directly to the master servicer the servicing fee for any series and will not be required to deposit those amounts in the collection account.

     After giving effect to the allocations to us as described below under “Description of the Notes - Overconcentrations”, the master servicer, on behalf of the issuer, will allocate all non-principal collections and principal collections among each series of securities and us based on the respective allocation percentages for each series and our allocation percentage. Our allocation percentage at any time will equal one hundred percent (100%) minus the total of the applicable allocation percentages for all outstanding series. Our allocation percentage of non-principal collections and principal collections will first be deposited in the excess funding account to the extent required to maintain a Free Equity Amount that is not less than the Minimum Free Equity Amount. Any remaining non-principal collections and principal collections will be available for distribution by the issuer to us or our assigns. Subject to the limitation described above, the collections allocated to each series will be retained in the collection account or applied as described in the related prospectus supplement.

Overconcentrations

     Allocations of “overconcentrations” relating to dealers, manufacturers and product lines will be made as follows:

•	On each determination date relating to a payment date, the issuer will determine whether a Dealer Overconcentration exists with respect to any dealer that is not a manufacturer, and, if any Dealer Overconcentration does exist, will calculate the Dealer Overconcentration Percentage for each Overconcentrated Dealer. For so long as a Dealer Overconcentration exists, the Dealer Overconcentration Percentage of (i) all principal collections relating to each Overconcentrated Dealer, (ii) all non-principal collections relating to each Overconcentrated Dealer, and (iii) all Default Amounts relating to each Overconcentrated Dealer with respect to each Monthly Period will be allocated to us.

•	On each determination date relating to a payment date, after giving effect to the allocations described in preceding paragraph, the issuer will determine whether a Manufacturer Overconcentration exists with respect to any manufacturer, and, if any Manufacturer Overconcentration does exist, will calculate the Manufacturer Overconcentration Percentage for each Overconcentrated Manufacturer. For so long as a Manufacturer Overconcentration exists, the Manufacturer Overconcentration Percentage of (i) all principal collections relating to each Overconcentrated Manufacturer, (ii) all non-principal collections relating to each Overconcentrated Manufacturer, and (iii) all Default Amounts relating to each Overconcentrated Manufacturer with respect to each Monthly Period will be allocated to us.

•	On each determination date relating to a payment date, after giving effect to the allocations described in the two preceding paragraphs, the issuer will determine whether a Product Line Overconcentration exists with respect to any product line, and, if any Product Line Overconcentration does exist, will calculate the Product Line Overconcentration Percentage for each Overconcentrated Product Line. For so long as a Product Line Overconcentration exists, the Product Line Overconcentration Percentage of (i) all principal collections relating to each Overconcentrated Product Line, (ii) all non-principal collections relating to each Overconcentrated Product Line, and (iii) all Default Amounts relating to each Overconcentrated Product Line with respect to each Monthly Period will be allocated to us.

Shared Excess Non-Principal Collections

     If a series is identified in the prospectus supplement for that series as included in a group, non-principal collections allocated to that series in excess of the amount needed to make deposits or payments for the benefit of that series may be shared with other series that are included in the same group. The master servicer on behalf of the issuer will allocate the aggregate of the excess non-principal collections for all series in the same group to cover any payments required to be made out of non-principal collections for any series in that group that have not been covered out of the non-principal collections allocable to those series. If the non-principal shortfalls exceed the excess non-principal collections for any group for any Monthly Period, excess non-principal collections will be allocated pro rata among the applicable series based on the relative amounts of non-principal shortfalls.

Shared Principal Collections

     Each series will share excess principal collections with each other series unless the related prospectus supplement excludes that series from this sharing arrangement. If a principal sharing series is allocated principal in excess of the amount needed for deposits or distributions of principal collections, that excess will be shared with other principal sharing series. The master servicer, on behalf of the issuer, will allocate the aggregate of the shared principal collections for all principal sharing series to cover any principal shortfalls for other principal sharing series and, if applicable, to cover any other applicable amounts specified for that purpose in the related prospectus supplements. Principal shortfalls for each series will be calculated as described in the related prospectus supplements.

     If the principal shortfalls exceed the amount of shared principal collections for any Monthly Period, shared principal collections for all principal sharing series will be allocated pro rata among the applicable series based on the relative amounts of principal shortfalls. If shared principal collections exceed principal shortfalls, the balance will be available for distribution by the issuer to us or our assigns or will be deposited in the excess funding account under the circumstances described under “ — Excess Funding Account” below.

Excess Funding Account

     If the Free Equity Amount is less than the Minimum Free Equity Amount, then, subject to the terms of the indenture supplements for series issued by the issuer, certain available principal collections will be deposited into the excess funding account to the extent necessary so that the Free Equity Amount is not less than the Minimum Free Equity Amount. Funds on deposit in the excess funding account will be withdrawn and paid to us on any day to the extent that the Free Equity Amount exceeds the Minimum Free Equity Amount. If one or more series issued by the issuer is in an amortization period, then, subject to the limitations in the indenture, funds may be withdrawn from the excess funding account to be applied to principal shortfalls, if any, with respect to each such series that is a principal sharing series.

     Investment earnings on amounts on deposit in the excess funding account will be treated as non-principal collections and allocated to each series based on the respective allocation percentages for each series.

Defaulted Receivables; Investor Charge-Offs

     Receivables held by the issuer will be charged-off by the master servicer on behalf of the issuer as uncollectible in accordance with the credit and collection policies. Each series issued by the issuer will be allocated a portion of defaulted receivables held by the issuer. In addition, each series issued by the issuer will be allocated a portion of defaulted receivables allocated to the note trust certificate. For a description of allocations of defaulted receivables to the note trust certificate, see “The Note Trust Certificate - Series 2004-NTC Supplement” in this prospectus.

     On each payment date, if the sum of the defaulted receivables allocated to any series is greater than the non-principal collections and other funds available to cover those amounts as described in the related prospectus supplement, then the collateral amount for that series will be reduced by the amount of the excess. Any reductions in the collateral amount for any series on account of defaulted receivables will be reinstated to the extent that non-principal collections and other amounts on deposit in the collection account are available for that purpose on any subsequent payment date as described in the related prospectus supplement.

Final Payment of Principal

     If so specified in the prospectus supplement relating to a series, we will have the option to exercise a clean-up call with respect to that series, but only if the purchase price paid to the issuer is sufficient to pay all amounts owing to the noteholders of that series and all other amounts specified for that series in the related indenture supplement.

     For any series, the related prospectus supplement may specify additional conditions to our purchase option.

     Each prospectus supplement will specify the final maturity date for the related notes, which will generally be a date falling substantially later than the expected principal payment date. For any class of notes, principal will be due and payable on the final maturity date. Additionally, the failure to pay principal in full not later than the final maturity date will be an event of default, and the indenture trustee or holders of a specified percentage of the notes of that series will have the rights described under “The Indenture — Events of Default; Rights upon Event of Default” in this prospectus.

Early Amortization Events

     The revolving period for your series will continue through the date specified in the accompanying prospectus supplement unless an early amortization event occurs prior to that date.

     An early amortization event may occur with respect to any series upon the occurrence of any event specified in the prospectus supplement for such series. On the date on which an early amortization event with respect to a series occurs, the early amortization period or, if so specified in the prospectus supplement for such series, the controlled accumulation period will commence. If, because of the occurrence of an early amortization event with respect to a series, the early amortization period for such series begins earlier than the scheduled commencement of an amortization period or prior to an expected principal payment date for such series, noteholders of such series will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the notes of such series.

     In addition to the consequences of an early amortization event discussed above, unless otherwise specified in the accompanying prospectus supplement, if insolvency or similar proceedings under the Bankruptcy Code or similar laws occur with respect to us, on the day of that event we will immediately cease to transfer principal receivables to the issuer and promptly give notice to the indenture trustee and the Owner Trustee of this event. Any principal receivables or participation interests transferred to the issuer prior to the event, as well as collections on those principal receivables, participation interests and non-principal collections accrued at any time with respect to those principal receivables, will continue to be part of the assets in which the issuer has an interest.

     If the only early amortization event to occur is our insolvency, the court may have the power to require the continued transfer of receivables to us, in which event we will continue to transfer receivables to the issuer. See “Risk Factors - Bankruptcy of an Originator or the Transferor or Other Parties Could Result in Delays and Reductions in Payments on the Notes” in this prospectus.

Matters Regarding the Transferor Interest

     The trust agreement for the issuer provides that we may sell, assign, pledge or otherwise transfer our interest in all or a portion of our interest in the issuer, which we may refer to as the “transferor interest.” Before we may transfer our interest in the transferor interest, the following must occur:

(1)	each rating agency confirms that the transfer will not impair its rating of any outstanding class of notes;

(2)	we deliver an opinion of counsel to the effect that, for federal income tax purposes:

(a)	the transfer will not adversely affect the tax characterization as debt of any outstanding class of notes that were characterized as debt at the time of their issuance;

(b)	the transfer will not cause the issuer to be deemed to be an association or publicly traded partnership taxable as a corporation; and

(c)	the transfer will not cause or constitute an event in which tax gain or loss would be recognized by any noteholder; and

(3)	we deliver an opinion to the effect that the transfer does not require registration of the interest under the Securities Act or state securities laws except for any registration that has been duly completed and become effective.

Reports to Noteholders

     Noteholders of each series issued by the issuer will receive reports with information on the series and the issuer. The indenture trustee will forward, or cause to be forwarded, to each noteholder of record a report, prepared by the master servicer, for its series on the payment dates for that series. The report will contain the information specified in the related indenture supplement. If a series has multiple classes, information will be provided for each class, as specified in the related indenture supplement.

     Periodic information to noteholders of a series generally will include:

•	the total amount distributed;

•	the amount of principal and interest for distribution;

•	non-principal collections and principal collections allocated to the issuer and each series of notes;

•	the aggregate amount of principal receivables held by the issuer and the Note Trust Principal Balance;

•	the collateral amount and the collateral amount as a percentage of the Note Trust Principal Balance;

•	the aggregate outstanding balance of accounts broken out by delinquency status;

•	the aggregate defaults allocated to the series;

•	the amount of reductions, if any, to the collateral amount due to defaulted receivables allocated to the series and any reimbursements of previous reductions to the collateral amount;

•	the monthly servicing fee for that series;

•	the amount available under the credit enhancement, if any, for the series or each class of the series;

•	the “pool factor,” which is the ratio of the current collateral amount to the initial collateral amount;

•	if the series or a class of the series bears interest at a floating or variable rate, information relating to that rate;

•	for any payment date during a funding period, the remaining balance in the prefunding account; and

•	for the first payment date that is on or immediately following the end of a funding period, the amount of any remaining balance in the prefunding account that has not been used to fund the purchase of receivables and is being paid as principal on the notes.

     The issuer will also provide to each person who at any time during the preceding calendar year was a noteholder of record a statement containing the information that is required to enable the noteholders to prepare their federal, state and other income tax returns.

Amendments

     The receivables purchase and contribution agreement may be amended by us and the issuer, the servicing agreement may be amended by the master servicer and the issuer, and the receivables sale agreement may be amended by us and the Originators, in each case without the consent of the noteholders. However, the issuer will covenant to the indenture trustee that it will not amend the receivables purchase and contribution agreement or the servicing agreement or consent to any amendment of the receivables sale agreement, unless:

(1)	the issuer has received a certificate from one of our authorized officers stating that, in our reasonable belief, the amendment will not materially and adversely affect the interests of the noteholders; or

(2)	each rating agency confirms that the amendment will not impair its rating of any outstanding class of notes; or

(3)	the issuer obtains the consent of noteholders representing more than sixty-six and two-thirds percent (66 2/3%) of the then-outstanding principal balance of the notes of each series affected by the amendment for which we have not delivered to the issuer a certificate of an authorized officer stating that, in our reasonable belief, the amendment will not:

(a)	result in the occurrence of an early amortization event or an event of default; or

(b)	materially and adversely affect the amount or timing of distributions to be made to the noteholders of that series.

     The issuer will also covenant to the indenture trustee that, notwithstanding the foregoing clauses (1) through (3) above, the issuer will not enter into any amendment of the receivables purchase and contribution agreement or the servicing agreement or consent to any amendment of the receivables sale agreement if the amendment:

(1)	reduces the amount of, or delays the timing of:

(a)	any distributions to be made to noteholders of any series; or

(b)	the amount available under any credit enhancement, in each case, without the consent of each affected noteholder;

(2)	changes the manner of calculating the interest of any noteholder without the consent of each affected noteholder; or

(3)	reduces the percentage of the outstanding principal balance of the notes required to consent to any amendment, without the consent of each affected noteholder.

     For purposes of clause (1) above, changes in early amortization events or events of default that decrease the likelihood of the occurrence of those events will not be considered delays in the timing of distributions.

THE INDENTURE

     We have summarized some of the terms of the indenture below. The summary is not complete and is qualified in its entirety by reference to the indenture.

Events of Default; Rights Upon Event of Default

     An event of default will occur under the indenture for any series of notes upon the occurrence of any of the following events:

(1)	the issuer fails to pay principal of any note of that series when it becomes due and payable on the Series Maturity Date for that series of notes;

(2)	the issuer fails to pay interest when it becomes due and payable and the default continues for a period of thirty-five (35) days;

(3)	bankruptcy, insolvency or similar events relating to the issuer;

(4)	the issuer fails to observe or perform covenants or agreements made in the indenture in respect of the notes of that series, and:

(a)	the failure continues, or is not cured, for sixty (60) days after notice to the issuer by the indenture trustee or to the issuer and the indenture trustee by noteholders representing twenty-five percent (25%) or more of the then-outstanding principal balance of that series of notes; and

(b)	as a result, the interests of such noteholders are materially and adversely affected, and continue to be materially and adversely affected during the sixty (60) day period; or

(5)	any additional event specified as an event of default in the indenture supplement related to that series.

     An event of default will not occur if the issuer fails to pay the full principal amount of a note on its expected principal payment date (although such failure may constitute an early amortization event for notes of such series).

     An event of default with respect to one series of notes will not necessarily be an event of default with respect to any other series of notes.

     If an event of default referred to in clause (1), (2) or (4) above occurs and is continuing with respect to any series of notes, the indenture trustee or noteholders holding a majority of the then-outstanding principal balance of the notes of the affected series may declare the principal of the notes of that series to be immediately due and payable. If an event of default referred to in clause (3) above occurs and is continuing, the unpaid principal and interest due on the notes automatically will be deemed to be declared due and payable. Before a judgment or decree for payment of the money due has been obtained by the indenture trustee with respect to the notes of a particular series, noteholders holding a majority of the then-outstanding principal balance of the notes of that series may rescind the declaration of acceleration of maturity if:

(1)	the issuer has paid or deposited with the indenture trustee all principal and interest due on such notes and all other amounts that would then be due if the event of default giving rise to the acceleration had not occurred, including all amounts then payable to the indenture trustee; and

(2)	all events of default for such series (other than the non-payment of the principal or interest of the notes of such series) have been cured or waived.

     Subject to those provisions for indemnification and those limitations contained in the indenture, noteholders holding not less than a majority of the then-outstanding principal balance of the notes of the affected series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee with respect to such series if an event of default has occurred and is continuing. Prior to the acceleration of the maturity of the notes of the affected series, the noteholders holding not less than a majority of the then-outstanding principal balance of each class of the notes of the affected series or, with respect to any series with two or more classes, each class may also waive any event of default with respect to the notes of such series, except a default in the payment of principal or interest or a default relating to a covenant or provision of the indenture that cannot be modified without the waiver or consent of each affected noteholder of that series.

     After acceleration of a series of notes, principal collections and non-principal collections allocated to those notes will be applied to make monthly principal and interest payments on the notes until the Series Maturity Date for such notes. Funds in the collection account and the other trust accounts for an accelerated series of notes and funds in the excess funding account that are available to that series will be applied immediately to pay principal of and interest on those notes.

     Upon acceleration of the maturity of a series of notes following an event of default, the indenture trustee will have a lien on the collateral for those notes for its unpaid fees and expenses that ranks senior to the lien of those notes on the collateral.

     In general, the indenture trustee will enforce the rights and remedies of the holders of accelerated notes. No noteholder will have the right to institute any proceeding with respect to the indenture unless the following conditions are met:

•	such noteholder has previously given the indenture trustee written notice of a continuing event of default;

•	the noteholders of at least twenty-five percent (25%) of the then-outstanding principal balance of each affected series request the indenture trustee in writing to institute a proceeding as indenture trustee;

•	such noteholder or noteholders offer indemnification to the indenture trustee that is satisfactory to the indenture trustee against the costs, expenses and liabilities of instituting a proceeding;

•	the indenture trustee has not instituted a proceeding within sixty (60) days after receipt of the request and offer of indemnification; and

•	during the sixty (60)-day period following receipt of the request and offer of indemnification, the indenture trustee has not received from noteholders holding more than fifty percent (50%) of the then-outstanding principal balance of the notes of each affected series a direction inconsistent with the request.

     If the indenture trustee receives conflicting or inconsistent requests and indemnity from two or more groups of noteholders of any affected series, each representing no more than fifty percent (50%) of the then-outstanding principal balance of that series, the indenture trustee in its sole discretion may determine what action, if any, will be taken.

     Each holder of a note will have an absolute and unconditional right to receive payment of the principal of and interest in respect of that note as principal and interest become due and payable, and to institute suit for the enforcement of any payment of principal and interest then due and payable and those rights may not be impaired without the consent of that noteholder.

     Subject to the provisions of the indenture relating to the duties of the indenture trustee, if any series of notes has been accelerated following an event of default, the indenture trustee may do one or more of the following:

•	institute proceedings in its own name and as trustee for the collection of all amounts then payable on the notes of the affected series, enforce any judgment obtained and collect from the issuer money determined to be due; or

•	take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee and the noteholders of the affected series.

     Subject to the conditions described in the following sentence, the indenture trustee also may cause the issuer to sell principal receivables, which will be randomly selected, in an amount equal to the collateral amount for the series of accelerated notes plus such series’ share of the non-principal receivables held by the issuer. Before exercising this remedy, the indenture trustee must receive an opinion of counsel to the effect that exercise of this remedy complies with applicable federal and state securities laws and one of the following conditions must be satisfied:

•	receipt by the indenture trustee of the consent of all noteholders of the affected series;

•	determination by the indenture trustee that any proceeds from exercising the remedy will be sufficient to discharge in full all principal and interest due on the accelerated notes, and the indenture trustee is directed to exercise such remedy by noteholders holding more than fifty percent (50%) of the then-outstanding principal balance of the affected series; or

•	determination by the indenture trustee that the assets may not continue to provide sufficient funds for the payment of principal of and interest on those notes as they would have become due if the notes had not been accelerated, and the indenture trustee obtains the consent of noteholders holding at least sixty-six and two-thirds percent (66 2/3%) of the then-outstanding principal balance of each class of the notes of the affected series.

     The remedies described above are the exclusive remedies provided to noteholders, and each noteholder by accepting its interest in the notes of any series and the indenture trustee expressly waive any other remedy that might have been available under the Uniform Commercial Code.

     The indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the noteholders if:

(1)	the indenture trustee is advised by counsel that the action it is directed to take is in conflict with applicable law or the indenture;

(2)	the indenture trustee determines in good faith that the requested actions would be illegal or involve the indenture trustee in personal liability or be unjustly prejudicial to noteholders not making the request or direction; or

(3)	the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request.

     The indenture trustee will covenant and the noteholders will be deemed to covenant that they will only institute against the issuer any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy law if noteholders holding not less than sixty-six and two-thirds percent (66 2/3%) of the outstanding principal balance of each class of each series of notes have approved such filing. They will also covenant or be deemed to have covenanted not to institute this type of proceeding against us or the underlying trust in any case.

     None of us, the administrator, the Owner Trustee, the indenture trustee, the master servicer, or the underlying trust, nor any holder of an ownership interest in the issuer, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the issuer contained in the indenture. The notes will represent obligations solely of the issuer, and the notes will not be insured or guaranteed by us, the master servicer, the administrator, the Owner Trustee, the indenture trustee, or any other person or entity.

Covenants

     The indenture provides that the issuer may not consolidate with, merge into or sell its business to, another entity, unless:

(1)	the entity:

(a)	is organized under the laws of the United States or any one of its states;

(b)	is not required to register as an “investment company” under the Investment Company Act of 1940;

(c)	expressly assumes, by supplemental indenture, the issuer’s obligation to make due and punctual payments upon the notes and the performance of every covenant of the issuer under the indenture;

(d)	in the case of a sale of the issuer’s business, expressly agrees, by supplemental indenture, that (i) all right, title and interest so conveyed or transferred by the issuer will be subject and subordinate to the rights of the noteholders and (ii) it will make all filings with the SEC required by the Exchange Act in connection with the notes; and

(e)	in the case of a sale of the issuer’s business, expressly agrees to indemnify the indenture trustee for any loss, liability or expense arising under the indenture and the notes;

(2)	no event of default will exist immediately after the merger, consolidation or sale;

(3)	each rating agency confirms that the transaction will not impair its rating of any outstanding class of notes;

(4)	the issuer will have received an opinion of counsel to the effect that for federal income tax purposes:

(a)	the transaction will not adversely affect the tax characterization as debt of any outstanding class of notes that were characterized as debt at the time of their issuance;

(b)	the transaction will not cause the issuer to be deemed to be an association or publicly traded partnership taxable as a corporation; and

(c)	the transaction will not cause or constitute an event in which tax gain or loss would be recognized by any noteholder;

(5)	any action necessary to maintain the lien and security interest created by the indenture will have been taken; and

(6)	the issuer has delivered to the indenture trustee an opinion of counsel stating that the consolidation, merger or sale satisfies all requirements under the indenture and that the supplemental indenture is duly authorized, executed and delivered and, subject to customary limitations and qualifications, is enforceable.

     As long as the notes are outstanding, the issuer will not, among other things:

•	except as expressly permitted by the indenture, the receivables purchase and contribution agreement or the receivables sale agreement or other related document, sell, transfer, exchange or otherwise dispose of any of the assets of the issuer; however, you should be aware that the issuer may sell receivables from time to time to one or more of our affiliates or to one or more third parties so long as the Rating Agency Condition has been satisfied.

•	claim any credit on, or make any deduction from payments in respect of the principal and interest payable in respect of, the notes—other than amounts withheld under the Code or applicable state law—or assert any claim against any present or former noteholder because of the payment of taxes levied or assessed upon the assets of the issuer that secure the notes;

•	voluntarily dissolve or liquidate in whole or in part or reorganize its business or affairs;

•	permit (A) the validity or effectiveness of the indenture or the lien under the indenture to be impaired, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture, except as may be expressly permitted by the indenture, (B) any lien or other claim of a third party to be created with respect to the assets of the issuer securing the notes, except as permitted by the indenture, or (C) the lien of the indenture not to constitute a valid first priority perfected security interest in the assets of the issuer that secure the notes, except as permitted by the indenture;

•	engage in any business or activity other than in connection with, or relating to, the financing, purchasing, owning, selling and servicing of the receivables and the other property securing the notes, the issuance of the notes and the other transactions contemplated by the trust agreement and related documents and activities incidental thereto;

•	incur, assume or guarantee any indebtedness other than the notes, except as contemplated by the indenture and related documents; or

•	make any loan or advance to any person.

Modification of the Indenture

     The issuer and the indenture trustee may, without the consent of any noteholders, enter into one or more supplemental indentures for any of the following purposes:

•	to correct or amplify the description of any property subject to the lien of the indenture, or to enhance the indenture trustee’s lien under the indenture, or to add to the property pledged to secure the notes;

•	to reflect the agreement of another entity to assume the role of the issuer when permitted under the indenture;

•	to add to the covenants of the issuer, for the benefit of the noteholders, or to surrender any right or power of the issuer if such surrender would not have a material adverse effect on the noteholders;

•	to transfer or pledge any property to the indenture trustee for the benefit of the noteholders;

•	to cure any ambiguity, to correct or supplement any provision in the indenture or in any supplemental indenture that may be inconsistent with any other provision in the indenture or in any supplemental indenture or to make any other provisions concerning matters arising under the indenture or in any supplemental indenture as long as that action would not materially adversely affect the interests of the noteholders;

•	to appoint a successor to the indenture trustee with respect to the notes and to add to or change any of the provisions of the indenture to allow more than one indenture trustee to act under the indenture, in each case subject to the applicable terms of the indenture;

•	to modify, eliminate or add to the provisions of the indenture as necessary to qualify the indenture under the Trust Indenture Act of 1939, or any similar federal statute later enacted; or

•	to permit the issuance of one or more new series of notes under the indenture.

     The issuer and the indenture trustee may also, without the consent of any noteholders, enter into one or more supplemental indentures to amend the indenture or any indenture supplement, upon:

(1)	the issuer’s delivery of a certificate from one of our authorized officers to the effect that all requirements for the amendment have been satisfied and, in the reasonable belief of the certifying officer, the action will not (i) cause an early amortization event or an event of default or (ii) materially and adversely affect the amount or timing of payments to be made to the noteholders of any series or class; and

(2)	receipt by the issuer of an opinion of counsel to the effect that for federal income tax purposes:

(a)	such action will not adversely affect the tax characterization as debt of notes of any outstanding series or class that were characterized as debt at the time of their issuance;

(b)	such action will not cause the issuer to be deemed to be an association or publicly traded partnership taxable a corporation; and

(c)	such action will not cause or constitute an event in which tax gain or loss would be recognized by any noteholder.

     The issuer and the indenture trustee may also, without the consent of the noteholders of any series, enter into one or more supplemental indentures to add, modify or eliminate any provisions necessary or advisable in order to enable the issuer to avoid the imposition of state or local income or franchise taxes on the issuer’s property or its income; provided, that the indenture trustee receives a certificate from one of our authorized officers to the effect that the proposed action does not adversely affect the rights, duties or obligations of the indenture trustee or the issuer under the indenture.

     The issuer and the indenture trustee will not, without prior notice to each rating agency and the consent of each noteholder affected, enter into any supplemental indenture to:

•	change the due date of payment of any installment of principal of or interest on any note or reduce the principal amount of a note, the note interest rate or the redemption price of the note or change any place of payment where, or the currency in which, any note or interest thereon is payable;

•	impair the right to institute suit for the enforcement of specified payment provisions of the indenture;

•	reduce the percentage of the aggregate principal amount of the notes of any series, whose consent is required (a) for execution of any supplemental indenture or (b) for any waiver of compliance with specified provisions of the indenture or of some defaults under the indenture and their consequences provided in the indenture;

•	reduce the percentage of the aggregate principal amount of the notes required to direct the indenture trustee to direct the issuer to sell assets of the issuer if the proceeds of the sale would be insufficient to pay the principal amount and interest due on those notes;

•	decrease the percentage of the aggregate principal amount of the notes required to amend the sections of the indenture that specify the percentage of the principal amount of the notes of a series necessary to amend the indenture or other related agreements;

•	modify provisions of the indenture prohibiting the voting of notes held by the issuer, any other party obligated on the notes, us, or any of our or their affiliates; or

•	permit the creation of any lien superior or equal to the lien of the indenture with respect to any of the collateral for any notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on the collateral or deprive any noteholder of the security provided by the lien of the indenture.

     The issuer and the indenture trustee may otherwise, with the consent of noteholders holding at least sixty-six and two-thirds percent (66 2/3%) of the then-outstanding principal balance of the notes of each series adversely affected, enter into one or more supplemental indentures to add provisions to or change in any manner or eliminate any provision of the indenture or the indenture supplement relating to such series or to change the rights of the noteholders under the indenture and such series supplement.

Annual Compliance Statement

     The issuer will be required to present to the indenture trustee each year a written statement as to the performance of its obligations under the indenture.

Indenture Trustee’s Annual Report

     If required under the Trust Indenture Act of 1939, the indenture trustee will be required to mail to the noteholders each year a brief report relating to any change in its eligibility and qualification to continue as indenture trustee under the indenture, any change in the property and funds physically held by the indenture trustee and any action it took that materially affects the notes and that has not been previously reported. If none of the events described in the preceding sentence occurred during the previous twelve (12) months, no report will be required to be delivered.

List of Noteholders

     Holders of not less than ten percent (10%) of the outstanding principal balance of any series of notes may obtain access to the list of noteholders the indenture trustee maintains for the purpose of communicating with other noteholders. The indenture trustee may elect not to allow the requesting noteholders access to the list of noteholders if the indenture trustee agrees to mail the requested communication or proxy, on behalf and at the expense of the requesting noteholders, to all noteholders of record.

Satisfaction and Discharge of Indenture

     The indenture will be discharged with respect to the notes upon the delivery to the indenture trustee for cancellation of all the notes or, with specific limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.

The Indenture Trustee

     The indenture trustee may resign at any time. Noteholders holding not less than sixty-six and two-thirds percent (66 2/3%) of the aggregate outstanding principal balance of the notes of all series may remove the indenture trustee and may appoint a successor indenture trustee. In addition, the issuer will remove the indenture trustee if it ceases to be eligible to continue as an indenture trustee under the indenture or if the indenture trustee becomes insolvent or otherwise becomes legally unable to act as indenture trustee. If the indenture trustee resigns or is removed, the issuer will then be obligated to appoint a successor indenture trustee. If a successor indenture trustee does not assume the duties of indenture trustee within sixty (60) days after the retiring indenture trustee resigns or is removed, the retiring indenture trustee, the issuer or noteholders representing not less than a majority of the aggregate outstanding principal balance of the notes of all series may petition a court of competent jurisdiction to appoint a successor indenture trustee. In addition, if the indenture trustee ceases to be eligible to continue as indenture trustee, any noteholder may petition a court of competent jurisdiction for the removal of the indenture trustee and the appointment of a successor indenture trustee.

     If a default occurs under the indenture, under the Trust Indenture Act of 1939, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for one or more classes or series of notes. In that case, a successor indenture trustee will be appointed for one or more of those classes or series of notes and may provide for rights of senior noteholders to consent to or direct actions by the indenture trustee which are different from those of subordinated noteholders. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee for any class or series of notes will not become effective until the successor indenture trustee accepts its appointment.

     The indenture trustee is not responsible for the accuracy, validity or adequacy of any of the information contained in this prospectus.

     As of the closing date for the first two series of notes issued by the issuer, the indenture trustee will appoint Deutsche Bank Trust Company Americas as paying agent, note registrar and authenticating agent under the indenture.

Matters Regarding the Administrator

     The administrator will, to the extent provided in the administration agreement, provide the notices and perform on behalf of the issuer other administrative obligations required by the indenture, including directing the paying agent to make payments on the notes.

THE NOTE TRUST CERTIFICATE

General

     The note trust certificate will be issued to us pursuant to a series supplement to the pooling and servicing agreement, and we will transfer the note trust certificate to the issuer. The note trust certificate may increase or decrease in size from time to time in accordance with that series supplement and without the consent of any noteholder. The underlying trust will not pay interest on the outstanding balance of the note trust certificate. To the extent described in the prospectus supplement, collections allocated to the note trust certificate by the underlying trust will be treated as principal collections or non-principal collections for purposes of making allocations to series of notes issued by the issuer.

Pooling and Servicing Agreement

     Following is a summary of selected terms of the pooling and servicing agreement for the underlying trust. The summary is not complete and is qualified in its entirety by reference to the pooling and servicing agreement for the underlying trust. We have filed the pooling and servicing agreement and the amendments thereto as exhibits to the registration statement relating to this prospectus.

     New Issuances of Investor Certificates. The pooling and servicing agreement for the underlying trust provides that, in any one or more issuance supplements to the pooling and servicing agreement, CDF Financing may direct the trustee for the underlying trust to issue one or more series of certificates. An issuance supplement may only modify or amend the terms of the pooling and servicing agreement for the underlying trust as applied to the related series. There is no limit to the number of new issuances CDF Financing may cause under the pooling and servicing agreement for the underlying trust.

     No new series of certificates may be issued by the underlying trust unless CDF Financing satisfies various conditions, including that:

(1)	each rating agency confirms that the issuance of such new series will not impair its rating of any outstanding series or class of certificates issued by the underlying trust; and

(2)	CDF Financing delivers an opinion to the effect that:

(a)	the transaction will not adversely affect the characterization of the certificates of any outstanding series or class issued by the underlying trust either as debt, or as partnership interests, or as an undivided ownership interest in the underlying trust receivables;

(b)	the transaction will not cause or constitute a taxable event with respect to any certificateholders or the underlying trust; and

(c)	each class of certificates of the new series issued by the underlying trust will be characterized either as debt, or as partnership interests, or as an undivided ownership interest in the underlying trust receivables.

     Representations and Warranties. Pursuant to the pooling and servicing agreement, CDF Financing represents and warrants that:

•	Each receivable and all other trust assets existing on the closing date for the series issued by the underlying trust in 1993 or, in the case of additional accounts relating to the underlying trust, on the applicable addition date, and on each transfer date relating to the underlying trust receivables, has been conveyed to the underlying trust free and clear of any lien.

•	With respect to each receivable and all other trust assets existing on the closing date for the series issued by the underlying trust in 1993 or, in the case of additional accounts relating to the underlying trust, on the applicable addition date, and on each transfer date relating to the underlying trust receivables, all consents, licenses, approvals or authorizations of or registrations or declarations with any governmental authority required to be obtained, effected or given by CDF Financing in connection with the conveyance of that receivable or other trust assets to the underlying trust have been duly obtained, effected or given and are in full force and effect.

•	On the cut-off date for the series issued by the underlying trust in 1993, each initial account relating to the underlying trust was an eligible account, and on the applicable additional cut-off date each applicable additional account is an eligible account, as defined in the pooling and servicing agreement. On the date any receivable is transferred to the underlying trust, the related account or additional account was or is an eligible account or if it was or is an ineligible account on that date as defined in the pooling and servicing agreement, that account is being removed from the underlying trust in accordance with the pooling and servicing agreement.

•	On the closing date for the series issued by the underlying trust in 1993, in the case of the initial accounts relating to the underlying trust, and, in the case of the additional accounts relating to the underlying trust, on the applicable additional cut-off date, and on each transfer date, each receivable conveyed to the underlying trust on that date is an eligible receivable as defined in the pooling and servicing agreement or, if that receivable is not an eligible receivable, the related account is an eligible account as defined in the pooling and servicing agreement.

     If any representation and warranty described in the preceding paragraphs is not true and correct and that breach has a material adverse effect on the certificateholders’ interest in the applicable receivable or account, then within thirty (30) days, or any longer period as may be agreed to by the trustee of the underlying trust, after the earlier to occur of the discovery of that breach by CDF Financing or the servicer for the underlying trust or receipt of written notice of that breach by CDF Financing or the servicer for the underlying trust, that receivable or, in the case of a breach relating to an account, all receivables in the related account, will be reassigned to CDF Financing on the terms and conditions set forth below; provided, that CDF Financing will not be required to accept the reassignment if, by the end of the thirty (30) day period, or a longer period of time as may be agreed to by the trustee of the underlying trust, the breached representation and warranty is then true and correct in all material respects and any material adverse effect caused thereby has been cured.

     The applicable receivable will be reassigned to CDF Financing on or before the end of the calendar month in which that reassignment obligation arises by CDF Financing directing the servicer to deduct the principal amount of that receivable, exclusive of the discount portion of that receivable, from the pool balance as defined in the pooling and servicing agreement. In the event that the deduction would cause the pool balance to be less than the required participation amount as defined in the pooling and servicing agreement on the preceding determination date — after giving effect to the allocations, payments, withdrawals and deposits to be made on the payment date following that determination date — then, on the date on which that reassignment is to occur, CDF Financing will be obligated to make a deposit into the collection account in immediately available funds equal to an amount specified in the pooling and servicing agreement, provided, that if such amount is not so deposited, the amount to be deducted relating to the applicable receivable will be instead deducted from the pool balance but only to the extent the pool balance is not reduced below the required participation amount and any remaining amount not so deducted will not be reassigned and will remain part of the underlying trust. The reassignment of the receivable to CDF Financing and the payment of the applicable amount specified in the pooling and servicing agreement will be the sole remedy with respect to any breach of the representations and warranties described in the preceding paragraph available to certificateholders of the underlying trust or the trustee of the underlying trust on behalf of such certificateholders.

     As of the closing date for each series issued by the underlying trust, CDF Financing will represent and warrant to the underlying trust that:

•	CDF Financing is a limited liability company duly organized and validly existing and in good standing under the law of the State of Delaware and has, in all material respects, full power, authority and legal right to own its properties and conduct its business as presently owned and conducted, and to execute, deliver and perform its obligations under the pooling and servicing agreement and to execute and deliver the certificates issued pursuant to the pooling and servicing agreement and applicable series supplement.

•	CDF Financing is duly qualified to do business and, where necessary, is in good standing as a foreign limited liability company, or is exempt from that requirement, and has obtained all necessary licenses and approvals in each jurisdiction in which the conduct of its business requires that qualification except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations under the pooling and servicing agreement.

•	The execution and delivery of the pooling and servicing agreement and the applicable supplement and the receivables contribution and sale agreement to which it is a party and any applicable enhancement agreement and the execution and delivery to the trustee for the underlying trust of any certificates issued by the underlying trust by CDF Financing and the consummation of the transactions provided for or contemplated by the pooling and servicing agreement and the applicable supplement and the receivables contribution and sale agreement and any applicable enhancement agreement, have been duly authorized by CDF Financing by all necessary limited liability company action on the part of CDF Financing.

•	The execution and delivery of the pooling and servicing agreement, the applicable supplement, the receivables contribution and sale agreement to which it is a party and any applicable enhancement agreement and any certificates issued by the underlying trust, the performance of the transactions contemplated by the pooling and servicing agreement and the applicable supplement and the receivables contribution and sale agreement to which it is a party and any applicable enhancement agreement and the fulfillment their respective terms, will not conflict with, result in any breach of any of the material terms and provisions of, or, with or without notice or lapse of time or both, a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which CDF Financing is a party or by which it or its properties are bound.

•	The execution and delivery of the pooling and servicing agreement, the applicable supplement, the receivables contribution and sale agreement to which it is a party and any applicable enhancement agreement and any certificates issued by the underlying trust, the performance of the transactions contemplated thereby and the fulfillment of their respective terms applicable to CDF Financing, will not conflict with or violate any material requirements of law applicable to it.

•	There are no proceedings or, to the best knowledge of CDF Financing, investigations pending or threatened against CDF Financing before any governmental authority (i) asserting the invalidity of the pooling and servicing agreement, the applicable supplement, any of the receivables contribution and sale agreement to which it is a party and any applicable enhancement agreement or the certificates issued by the underlying trust, (ii) seeking to prevent the issuance of the certificates issued by the underlying trust or the consummation of any of the transactions contemplated thereby, (iii) seeking any determination or ruling that, in the reasonable judgment of CDF Financing, would materially and adversely affect the performance by CDF Financing of its obligations under such documents, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of such documents or (v) seeking to affect adversely the income tax attributes of the underlying trust under the United States Federal or any state income, single business or franchise tax systems.

•	All appraisals, authorizations, consents, orders, approvals or other actions of any person or entity or of any governmental body or official required in connection with the execution and delivery of the pooling and servicing agreement, the applicable supplement, the receivables contribution and sale agreement to which it is a party and any applicable enhancement agreement and the certificates issued by the underlying trust, the performance of the transactions contemplated thereby, and the fulfillment of their respective terms, have been obtained, except where the failure to so obtain that item will not have a material adverse effect on its ability to render that performance.

•	The pooling and servicing agreement and the applicable supplement and the receivables contribution and sale agreement to which it is a party and any applicable enhancement agreement each constitutes a legal, valid and binding obligation of CDF Financing enforceable against CDF Financing in accordance with its terms, except as that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as that enforceability may be limited by general principles of equity, whether considered in a suit at law or in equity.

•	As of the closing date for the series issued by the underlying trust in 1993, in the case of the initial accounts relating to the underlying trust, as of the applicable addition date, in the case of the additional accounts relating to the underlying trust, and as of the applicable removal date, in the case of removed accounts relating to the underlying trust, the applicable schedule to the pooling and servicing agreement contains an accurate and complete listing in all material respects of all the accounts relating to the underlying trust as of the cut-off date for the series issued by the underlying trust in 1993, the applicable additional cut-off date or the applicable removal date, as the case may be, and the information contained therein with respect to the identity of such accounts and the receivables existing thereunder is true and correct in all material respects as of the cut-off date for the series issued by the underlying trust in 1993, that applicable additional cut-off date or that removal date, as the case may be.

•	The pooling and servicing agreement or, in the case of additional accounts relating to the underlying trust, the related assignment constitutes a valid sale, transfer and assignment to the underlying trust of all right, title and interest of CDF Financing in the receivables and the collateral security and the proceeds thereof and all of CDF Financing’s rights, remedies, powers and privileges with respect to the receivables under the receivables contribution and sale agreement to which it is a party and the related financing agreements and vendor agreements, if any, and, upon the filing of the financing statements described in the pooling and servicing agreement with the applicable filing office and, in the case of the receivables and the proceeds thereof, upon the creation thereof, the underlying trust will have a perfected ownership interest in that property, free of the liens of any other person or entity, except for liens permitted under the pooling and servicing agreement. Except as otherwise provided in the pooling and servicing agreement, neither CDF Financing nor any person or entity claiming through or under CDF Financing has any claim to or interest in the assets of the underlying trust.

     In the event that the breach of any of the representations and warranties described in the preceding paragraphs has a material adverse effect on the interests of the holders of the outstanding series of certificates issued by the underlying trust, then either the trustee for the underlying trust or the holders of certificates of all outstanding series issued by the underlying trust evidencing not less than a majority of the aggregate unpaid principal amount of all outstanding series issued by the underlying trust, by written notice to CDF Financing and CDF, as servicer — and to the trustee for the underlying trust pooling and servicing agreement and any enhancement provider, if notice is given by certificateholders — may direct CDF Financing to purchase the certificateholders’ interest in the underlying trust within sixty (60) days of that notice, or within any longer period specified in that notice.

     The Overconcentration Amount. Pursuant to the pooling and servicing agreement, some concentrations of principal receivables in the underlying trust are characterized collectively as the overconcentration amount. The overconcentration amount on any determination date means the sum of an asset based lending receivable overconcentration, an accounts receivable overconcentration, a manufacturer overconcentration and a product line overconcentration on that determination date with respect to the underlying trust receivables. Dealer overconcentrations are not included for this purpose. Rather, dealer overconcentrations are in effect allocated to the dealer overconcentration series for the underlying trust. If on any determination date the overconcentration amount as of the end of the preceding calendar month exceeds zero, and the overconcentration amount is not reduced to zero within five (5) business days after the related payment date, then an early amortization event for that series issued by the underlying trust will result pursuant to the related series supplement to the pooling and servicing agreement, unless the rating agencies that have rated each outstanding series of certificates issued by the underlying trust have determined that the existence of the overconcentration amount will not result in a downgrade or withdrawal of such ratings. CDF Financing may attempt to reduce the overconcentration amount to zero by removing receivables from the underlying trust. However, in attempting to reduce the overconcentration amount to zero, CDF Financing will not be permitted to remove an underlying trust receivable (a) that has been classified by the servicer as sold and unpaid or insufficient funds for more than sixty (60) days, (b) that has been charged off, (c) as to which the related dealer is in bankruptcy or insolvency proceedings, or (d) if the servicer for the underlying trust believes that the receivable will be charged off in the foreseeable future or that the related dealer will be in bankruptcy or insolvency proceedings in the foreseeable future.

     Addition of Accounts. CDF Financing has the right to add additional accounts to the computer file, microfiche list or other list of accounts previously delivered to the trustee of the underlying trust, and to transfer receivables to the underlying trust relating to such additional accounts, if it satisfies enumerated conditions set forth in the pooling and servicing agreement, including, but not limited to, the giving of notices, satisfaction of certain eligibility criteria for accounts, the delivery of assignments and opinions and the absence of any early amortization events with respect to the underlying trust. In addition, the pooling and servicing agreement provides that under certain circumstances, CDF Financing is required to designate additional accounts, and to transfer the related receivables to the underlying trust. Additional accounts and the related receivables may not be of the same credit quality as the accounts and receivables which are in the underlying trust at the time the additional accounts are designated by CDF Financing. Additional accounts may have been originated by CDF using credit criteria different from those which were applied to existing accounts in the underlying trust. No assurance can be given that CDF Financing would be able to, or would be permitted to, designate additional accounts, and transfer the related receivables to the underlying trust, at any particular time.

     Removal of Accounts. CDF Financing will have the right at any time to remove accounts from the computer file, microfiche list or other list of accounts previously delivered to the trustee of the underlying trust. The pooling and servicing agreement provides that CDF Financing, or the servicer for the underlying trust on its behalf, will remove ineligible accounts relating to the underlying trust. If such an account was an ineligible account at the time it was originally designated as an account, then prior to the time that account is removed the pooling and servicing agreement contemplates that a portion of the collections on non-principal receivables relating to that account will be allocated to CDF Financing. All underlying trust receivables existing in any removed account relating to the underlying trust — other than an account that was an ineligible account at the time it was originally designated as an account — as of the removal date for such account will continue to be part of the underlying trust. The termination of an account by a dealer upon such dealer’s payment in full of the underlying trust receivables in the related account will not be a removal of such account for purposes of the foregoing. Participation interests in underlying trust receivables may be created before or after those receivables have been transferred to the underlying trust. Amounts payable by the related dealers that are allocable to participation interests will not be part of the underlying trust receivables and will not belong to the underlying trust. Participation interests may be transferred to one or more third parties.

     Allocations of Collections, Defaulted Amounts and Miscellaneous Payments to the Dealer Overconcentration Series. The underlying trust has issued a series known as the “dealer overconcentration series.” The supplement to the pooling and servicing agreement for the dealer overconcentration series does not assign to the dealer overconcentration series any accumulation or early amortization period. The dealer overconcentration series does not bear interest.

     If Underlying Trust Dealer Overconcentrations exist, the dealer overconcentration series will be allocated a percentage of principal collections, non-principal collections, and defaulted amounts as well as a portion of miscellaneous payments relating to receivables of Underlying Trust Overconcentrated Dealers.

•	An “Underlying Trust Dealer Overconcentration” will exist with respect to a dealer (an “Underlying Trust Overconcentrated Dealer”) if the aggregate amount of the principal receivables owed by such dealer and held by the underlying trust exceeds the applicable Underlying Trust Dealer Concentration Limit.

•	The “Underlying Trust Dealer Concentration Limit” is a dollar amount calculated as a percentage of the Underlying Trust Pool Balance as of the end of each calendar month (the “Underlying Trust Concentration Limit Percentage”). If a dealer is among the eight dealers owing the largest amount of principal receivables held by the underlying trust as of the end of a calendar month (the “Underlying Trust Top 8 Dealers”), the Underlying Trust Concentration Limit Percentage is 2.5%. If the dealer is not among the Underlying Trust Top 8 Dealers, the Underlying Trust Concentration Limit Percentage is 2%. The Underlying Trust Concentration Limit Percentage for the Underlying Trust Top 8 Dealers, as well as the Underlying Trust Concentration Limit Percentage for the other dealers, may be increased or decreased from time to time without the consent of any holders of certificates issued by the underlying trust if the applicable rating agencies indicate that they will not reduce or withdraw their respective ratings on the series issued by the underlying trust in connection with that increase or decrease.

     For purposes of the definitions of Underlying Trust Dealer Overconcentration, Underlying Trust Overconcentrated Dealer and Underlying Trust Top 8 Dealers, a dealer and all of its affiliates that are dealers will be considered to be a single dealer.

     Principal and non-principal collections, as well as defaulted amounts and miscellaneous payments, will be allocated for any Underlying Trust Overconcentrated Dealer between (a) the dealer overconcentration series and (b) CDF Financing and all outstanding series (other than the dealer overconcentration series) issued by the underlying trust. The percentage of principal and non-principal collections, as well as defaulted amounts and miscellaneous payments for each Underlying Trust Overconcentrated Dealer to be allocated to the dealer overconcentration series will be referred to as the Underlying Trust Overconcentration Percentage; the percentage allocated to CDF

Financing and the outstanding series (other than the dealer overconcentration series) issued by the underlying trust will be referred to as the Underlying Trust Unconcentrated Percentage.

•	The “Underlying Trust Overconcentration Percentage” for each Underlying Trust Overconcentrated Dealer will be determined by the servicer for the underlying trust after the end of each calendar month and will be equal to a fraction, expressed as a percentage:

•	the numerator of which is the aggregate amount of principal receivables held by the underlying trust in all accounts of that Underlying Trust Overconcentrated Dealer as of the end of the preceding calendar month minus the product of (i) the Underlying Trust Concentration Limit Percentage for that Underlying Trust Overconcentrated Dealer and (ii) the Underlying Trust Unconcentrated Pool Balance as of the end of that preceding calendar month, and

•	the denominator of which is the aggregate amount of principal receivables held by the underlying trust in all accounts of that Underlying Trust Overconcentrated Dealer as of the end of that preceding calendar month.

•	The “Underlying Trust Unconcentrated Percentage” for each Underlying Trust Overconcentrated Dealer will be equal to 100% minus the Underlying Trust Overconcentration Percentage for that Underlying Trust Overconcentrated Dealer.

•	The “Underlying Trust Unconcentrated Pool Balance” means, as of the end of any calendar month, the lesser of:

•	(1) the Underlying Trust Pool Balance at the end of that calendar month, and

•	(2)(a)(i) the Underlying Trust Pool Balance minus (ii) the sum of the principal receivables held by the underlying trust in all accounts of all Underlying Trust Overconcentrated Dealers at the end of that calendar month, divided by (b)(i) 100% minus (ii) the sum of (x) the product of (A) the number of Underlying Trust Overconcentrated Dealers as to which the applicable Underlying Trust Concentration Limit Percentage is 2.5% and (B) 2.5%, (y) the product of (A) the number of Underlying Trust Overconcentrated Dealers as to which the applicable Underlying Trust Concentration Limit Percentage is 2% and (B) 2%, and (z) the product of (A) the number of Underlying Trust Overconcentrated Dealers as to which the applicable Underlying Trust Concentration Limit Percentage is other than 2.5% or 2%, and (B) in each case, the Underlying Trust Concentration Limit Percentage corresponding to the relevant Underlying Trust Overconcentrated Dealers.

•	The “Underlying Trust Pool Balance” means, as of the time of determination, the product of (a) the aggregate of principal receivables held by the underlying trust (without deducting the Underlying Trust Discount Portion), other than all ineligible receivables, multiplied by (b) 1.00 minus the discount factor applicable to the underlying trust.

•	The “Underlying Trust Discount Portion” means, for an underlying trust receivable, the portion of that receivable equal to the product of the discount factor applicable to the underlying trust and the outstanding principal balance of that receivable.

     The supplement to the pooling and servicing agreement for the dealer overconcentration series does not designate a separate “floating allocation percentage” or “principal allocation percentage” for the dealer overconcentration series.

     Allocations Among Series Other than the Dealer Overconcentration Series. The applicable series supplement to the pooling and servicing agreement for each series issued by the underlying trust will specify how collections of non-principal receivables and principal receivables with respect to the underlying trust receivables, defaulted amounts and miscellaneous payments relating to the underlying trust receivables will be allocated to that series. Allocations to a series other than the dealer overconcentration series issued by the underlying trust are subject to the prior allocations to the dealer overconcentration series. Amounts so allocated to any series will not, except as specified in the related series supplement, be available to any other series. On each payment date relating to the applicable series issued by the underlying trust, (a) the servicer for the underlying trust will allocate excess principal collections with respect to the underlying trust, as described below, to each series as set forth in the related series supplement to the pooling and servicing agreement and (b) the servicer for the underlying trust will instruct the trustee of the underlying trust to withdraw from the collection account and pay to CDF Financing: (1) an amount equal to the excess, if any, of (a) the aggregate amount, if any, for all outstanding series issued by the underlying trust, including the note trust certificate, of collections of principal receivables with respect to the underlying trust which the related series supplements specify are to be treated as “excess principal collections” for that payment date, over (b) the aggregate amount, if any, for all outstanding series issued by the underlying trust which the related series supplements specify are “principal shortfalls” for that payment date; and (2) without duplication, the aggregate amount for all outstanding series of that portion of principal collections which the related series supplements specify are to be allocated and paid to CDF Financing for that payment date.

     Termination. The underlying trust will terminate on the earliest to occur of: (1) the day following the payment date on which the aggregate invested amounts for all series issued by the underlying trust are zero, if CDF Financing elects to terminate the underlying trust at that time; (2) if (a) an insolvency event relating to CDF Financing occurs, or CDF Financing violates its covenant not to sell receivables to third parties or creates a lien on receivables, and (b) the trustee of the underlying trust sells the underlying trust receivables, the date on which proceeds of that receivables sale are distributed to certificateholders for the underlying trust; and (3) December 31, 2014. Upon the termination of the underlying trust, all right, title and interest in the underlying trust receivables and other funds of the underlying trust, other than amounts held in the trust deposit accounts for the final payment of principal and interest to certificateholders for the underlying trust, will ultimately be transferred to the issuer.

     Matters Regarding the Servicer for the Underlying Trust. Pursuant to the pooling and servicing agreement, the servicer for the underlying trust is responsible for servicing and administering the underlying trust receivables and collecting payments due thereunder in accordance with its customary and usual servicing procedures in effect from time to time for servicing wholesale receivables comparable to such receivables, which the servicer for the underlying trust services for its own account. Pursuant to the pooling and servicing agreement, the servicer for the underlying trust is permitted to change the terms relating to the accounts if no early amortization event with respect to the underlying trust series outstanding will occur as a result of the change. Pursuant to the pooling and servicing agreement, the servicer for the underlying trust agrees to maintain custody of all documents, instruments or records that evidence or relate to the receivables as custodian for the benefit of the certificateholders of the underlying trust and the trustee of the underlying trust. The servicer for the underlying trust, and any successor servicer for the underlying trust, may under certain circumstances delegate its duties to another entity.

     In the pooling and servicing agreement, the servicer for the underlying trust covenants that:

•	it will duly satisfy all obligations on its part to be fulfilled under or in connection with the underlying trust receivables and accounts relating thereto, will maintain in effect all qualifications required under requirements of law in order to service the underlying trust receivables and accounts relating thereto and will comply in all material respects with all requirements of law in connection with servicing the underlying trust receivables and the accounts relating thereto, the failure to comply with which would have a material adverse effect on any outstanding series of certificates issued by the underlying trust;

•	it will not permit any rescission or cancellation of an underlying trust receivable except as ordered by a court of competent jurisdiction or other government authority and except for a negotiated work-out of defaulted underlying trust receivables that enhances the underlying trust’s recovery on those defaulted receivables;

•	it will do nothing to impair the rights of the certificateholders of the underlying trust in the underlying trust receivables; and

•	it will not reschedule, revise or defer payments due on any underlying trust receivable except in accordance with its policies and procedures.

   If CDF Financing or the servicer for the underlying trust discovers, or receives written notice, that any covenant of the servicer for the underlying trust set forth above has not been complied with in all material respects, the noncompliance has a material adverse effect on the certificateholders’ interest in an underlying trust receivable or the related account and the noncompliance, and any material adverse effect caused by the noncompliance, has not been cured within thirty (30) days thereafter, or any longer period as the trustee of the underlying trust may agree to, then, the servicer for the underlying trust will purchase that underlying trust receivable or all underlying trust receivables in that account, as applicable; and that purchase will be made on the determination date following the expiration of the thirty (30) day cure period, or following the expiration of a longer period as may be agreed to by the trustee of the underlying trust, and the servicer for the underlying trust will be obligated to deposit into the collection account an amount equal to the purchase price of that underlying trust receivable. The purchase by the servicer for the underlying trust constitutes the sole remedy available to the certificateholders if the applicable covenants of the servicer for the underlying trust are not complied with and the applicable receivables will be automatically assigned to the servicer for the underlying trust.

   The servicer for the underlying trust’s compensation for its servicing activities and reimbursement for its expenses will be a monthly servicing fee, payable in arrears on each payment date.

   The pooling and servicing agreement provides that the servicer for the underlying trust may not resign from its obligations and duties under the pooling and servicing agreement, except on determination that those duties are no longer permissible under applicable law. No resignation of the servicer for the underlying trust will become effective until the trustee of the underlying trust or a successor to the servicer for the underlying trust has assumed the servicing responsibilities and obligations under the pooling and servicing agreement.

   In the event of any default by the servicer for the underlying trust, the trustee of the underlying trust, by written notice to the servicer for the underlying trust, may terminate all of the rights and obligations of the servicer for the underlying trust and appoint a new servicer for the underlying trust. The trustee of the underlying trust will as promptly as possible appoint a successor servicer and if no successor servicer has been appointed by the trustee of the underlying trust and has accepted that appointment by the time the servicer for the underlying trust ceases to act as servicer for the underlying trust, the trustee of the underlying trust will automatically be appointed as the successor servicer. Prior to any appointment of a new servicer for the underlying trust, the trustee of the underlying trust will review any bids obtained from potential servicers meeting certain eligibility requirements set forth in the pooling and servicing agreement to serve as successor servicer.

     Amendments. The pooling and servicing agreement for the underlying trust and any series supplement to the pooling and servicing agreement may be amended by CDF Financing, CDF, as servicer thereunder and the trustee for the underlying trust, without the consent of the certificateholders of any series issued by the underlying trust if: either (i) CDF Financing delivers to the trustee of the underlying trust a certificate of an authorized officer stating that, in its reasonable belief, the amendment will not adversely affect in any material respect the interests of any certificateholder of any series issued by the underlying trust, or (ii) each rating agency confirms that the amendment will not impair its rating of any outstanding series or class of certificates issued by the underlying trust.

     The Trustee for the Underlying Trust. Wilmington Trust Company, a Delaware banking corporation, currently acts as trustee of the underlying trust under the pooling and servicing agreement. The trustee of the underlying trust is located at, and any request for copies of statements, certificates and reports furnished to the trustee of the underlying trust should be addressed to the trustee of the underlying trust at 1100 N. Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration. The parties to the pooling and servicing agreement may from time to time enter into normal banking and trustee relationships with the trustee for the underlying trust and its affiliates. The trustee of the underlying trust, in its individual or other capacity, may become the owner or pledgee of certificates issued by the underlying trust and may deal with parties to the pooling and servicing agreement in banking and other transactions with the same rights it would have if it were not the trustee of the underlying trust. The pooling and servicing agreement does not require the trustee of the underlying trust to make any initial or periodic general examination of the underlying trust receivables or any records relating to the underlying trust receivables for the purpose of establishing the presence or absence of defects, compliance with representations and warranties of CDF Financing or for any other purpose or to make any initial or periodic general examination of the servicer of the underlying trust for the purpose of establishing the compliance by the servicer of the underlying trust with its representations or warranties, the observation of its obligations under the pooling and servicing agreement or for any other purpose. For purposes of meeting the legal requirements of applicable jurisdictions, the trustee of the underlying trust will have the power to appoint a co-trustee or separate trustees of all or a part of the underlying trust. In the event of that type of appointment, all rights, powers, duties and obligations will be conferred or imposed on the trustee of the underlying trust and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee of the underlying trust will be incompetent or unqualified to perform certain acts, singly on the separate trustee or co-trustee. The trustee of the underlying trust may resign at any time, in which event CDF Financing will be obligated to appoint a successor trustee. General Electric Capital Services, Inc. may remove the trustee of the underlying trust at any time and from time to time in the sole discretion of General Electric Capital Services, Inc. Upon removal of the trustee, General Electric Capital Services, Inc. will appoint a successor trustee. Any resignation or removal of the trustee of the underlying trust and appointment of a successor trustee does not become effective until the acceptance of the appointment by the successor trustee.

Series 2004-NTC Supplement

     General. The note trust certificate will be issued to us pursuant to a series 2004-NTC supplement to the pooling and servicing agreement. The note trust certificate represents the interest in the principal receivables in the underlying trust not represented by any other series issued by the underlying trust (and, without duplication, that is not represented by the Underlying Trust Required Participation Amount). Following is a summary of selected terms of the series 2004-NTC supplement. The summary is not complete and is qualified in its entirety by reference to the series 2004-NTC supplement.

     Allocations to the Note Trust Certificate. After giving effect to allocations to the dealer overconcentration series issued by the underlying trust, principal collections on underlying trust receivables will be allocated to the note trust certificate based on the principal allocation percentage for the note trust certificate. With respect to any month, the principal allocation percentage for the note trust certificate will be the percentage equivalent—which may not exceed 100%—of a fraction:

•	the numerator of which is the lesser of (i) the aggregate of the collateral amounts for all outstanding series issued by the issuer as of the close of business on the last day of the prior month (or, for purposes of the month in which the issuer has issued its first two series, July 31, 2004), except that if a series issued by the issuer is no longer in its revolving period, its collateral amount, for the purpose of this calculation, shall be its collateral amount as of the end of its revolving period, and (ii) the result of (A) the Underlying Trust Unconcentrated Pool Balance as of such day, minus (B) the Underlying Trust Required Participation Amount; and

•	the denominator of which is the greater of:

(a)	the Underlying Trust Unconcentrated Pool Balance as of such date; and

(b)	the sum of the numerators used to calculate the applicable allocation percentages for all series (including the note trust certificate) issued by the underlying trust; provided, that if for any payment date for the note trust certificate, the sum of the principal allocation percentage for the note trust certificate, the floating allocation percentages for all other outstanding underlying trust series in their revolving periods and the principal allocation percentages for all other outstanding underlying trust series in their early amortization or accumulation periods exceeds 100%, then after giving effect to any allocations to the dealer overconcentration series, principal collections on the underlying trust receivables shall be allocated among all underlying trust series (including the note trust certificate) pari passu and pro rata on the basis of such floating allocation percentages and principal allocation percentages.

     After giving effect to allocations to the dealer overconcentration series issued by the underlying trust, non-principal collections on the underlying trust receivables and defaulted receivables held by the underlying trust and certain miscellaneous payments will be allocated to the note trust certificate based on the floating allocation percentage for the note trust certificate. With respect to any month, the floating allocation percentage for the note trust certificate will be the percentage equivalent—which may not exceed 100%—of a fraction:

•	the numerator of which is the lesser of (i) the aggregate of the collateral amounts for all outstanding series issued by the issuer as of the close of business on the last day of the prior month (or, for purposes of the month in which the issuer has issued its first two series, July 31, 2004), and (ii) the result of (A) the Underlying Trust Unconcentrated Pool Balance as of such day, minus (B) the Underlying Trust Required Participation Amount; and

•	the denominator of which is the greater of:

(a)	the Underlying Trust Unconcentrated Pool Balance as of such date; and

(b)	the sum of the numerators used to calculate the floating rate allocation percentages for all series (including the note trust certificate) issued by the underlying trust.

     Application of Collections With Respect to the Note Trust Certificate. On each payment date with respect to the note trust certificate, non-principal collections and certain miscellaneous payments with respect to underlying trust receivables for the prior month that are allocable to the note trust certificate, and principal collections with respect to the underlying trust receivables for the prior month that are allocable to the note trust certificate, will be generally applied in the following order:

(1)	to pay to the servicer for the underlying trust, a portion of the servicing fee with respect to the underlying trust for such payment date; and

(2)	the balance, if any, shall be allocated and paid to the issuer as the holder of the note trust certificate.

     Revolving Period. The note trust certificate will be in a revolving period beginning on the closing date for the first two series issued by the issuer. Such revolving period is expected to continue until the termination of the underlying trust.

Description of the Receivables Contribution and Sale Agreement Between CDF and the Limited Partnership

     General. The following summary describes certain terms of the receivables contribution and sale agreement between CDF and the Limited Partnership, but it does not purport to be complete and is qualified in its entirety by reference to such agreement. We have filed the receivables contribution and sale agreement between CDF and the Limited Partnership, including the amendment thereto, as an exhibit to the registration statement relating to this prospectus.

     Sale or Transfer of Receivables. Pursuant to the receivables contribution and sale agreement, CDF has contributed or sold to the Limited Partnership all of its right, title and interest in and to all of the underlying trust receivables in each account and all collateral security with respect thereto. At the time that the receivables contribution and sale agreement between CDF and the Limited Partnership was entered into, Deutsche Business Services Corporation was a party to the receivables contribution and sale agreement and sold receivables to the Limited Partnership. Since that time, Deutsche Business Services Corporation has ceased selling receivables to the Limited Partnership.

     Representations and Warranties. Pursuant to the receivables contribution and sale agreement between CDF and the Limited Partnership, CDF represents and warrants to the Limited Partnership that:

•	Each underlying trust receivable and all collateral security existing on the closing date for the series issued by the underlying trust in 1993, or, in the case of additional accounts relating to the underlying trust, on the applicable addition date, and on each transfer date, has been conveyed to the Limited Partnership free and clear of any lien.

•	With respect to each underlying trust receivable and all collateral security existing on the closing date for the series issued by the underlying trust in 1993, or, in the case of additional accounts relating to the underlying trust, on the applicable addition date, and on each transfer date, all consents, licenses, approvals or authorizations of or registrations or declarations with any governmental authority required to be obtained, effected or given by CDF in connection with the conveyance of that receivable or collateral security to the Limited Partnership have been duly obtained, effected or given and are in full force and effect.

•	On the cut-off date for the series issued by the underlying trust in 1993, each initial account relating to the underlying trust is an eligible account as defined in the pooling and servicing agreement and, in the case of additional accounts relating to the underlying trust, on the applicable additional cut-off date, the additional account is an eligible account as defined in the pooling and servicing agreement.

•	On the closing date for the series issued by the underlying trust in 1993, in the case of the initial accounts relating to the underlying trust, on the applicable additional cut-off date, in the case of additional accounts relating to the underlying trust, and on each transfer date, each receivable conveyed to the Limited Partnership on that date is an eligible receivable as defined in the pooling and servicing agreement or, if that receivable is not an eligible receivable, the receivable is conveyed to the Limited Partnership in accordance with the receivables contribution and sale agreement.

•	Each participation agreement, if any, relating to receivables conveyed by CDF permits the transfer of those receivables to the Limited Partnership and the underlying trust and provides that the undivided interest of such participant is pari passu in all respects (other than non-subordinated interest strips and fees) with the remaining undivided interest in the related receivables.

     In the event any representation and warranty described above is not true and correct as of the date specified therein with respect to any underlying trust receivable or account relating thereto and the Limited Partnership is, in connection therewith, required to purchase that underlying trust receivable or all underlying trust receivables in such account pursuant to the pooling and servicing agreement, then, within thirty (30) days (or such longer period as may be agreed to by the Limited Partnership) of the earlier to occur of the discovery of any such event by CDF or the Limited Partnership, or receipt by CDF or the Limited Partnership of written notice of any such event given by the trustee or any enhancement providers, CDF will repurchase the underlying trust receivable or underlying trust receivables, if any, of which the Limited Partnership is required to accept reassignment pursuant to the pooling and servicing agreement. The obligation of CDF to repurchase any underlying trust receivable will constitute the sole remedy respecting the event giving rise to that obligation available to the Limited Partnership and to the certificateholders (or the trustee on behalf of holders of certificates issued by the underlying trust).

     Pursuant to the receivables contribution and sale agreement, CDF also represents and warrants to the Limited Partnership as of the closing date for each series issued by the underlying trust, that:

•	CDF is a corporation duly organized and validly existing and in good standing under the laws of the state of its incorporation and has, in all material respects, full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under the receivables contribution and sale agreement.

•	CDF is duly qualified to do business and, where necessary, is in good standing as a foreign corporation (or is exempt from such requirement) and has obtained all necessary licenses and approvals in each jurisdiction in which the conduct of its business requires such qualification except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations under the receivables contribution and sale agreement.

•	The execution and delivery of the receivables contribution and sale agreement and the consummation of the transactions provided for or contemplated by the receivables contribution and sale agreement have been duly authorized by CDF by all necessary corporate action on the part of CDF and are within its corporate powers.

•	The execution and delivery of the receivables contribution and sale agreement, the performance of the transactions contemplated by the receivables contribution and sale agreement and the fulfillment of the terms of the receivables contribution and sale agreement, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which CDF is a party or by which it or its properties are bound.

•	The execution and delivery of the receivables contribution and sale agreement, the performance of the transactions contemplated by the receivables contribution and sale agreement and the fulfillment of the terms of the receivables contribution and sale agreement applicable to CDF, will not conflict with or violate any material requirements of law applicable to CDF or conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which CDF is a party or by which CDF is bound.

•	There are no proceedings or, to the best knowledge of CDF, investigations, pending or threatened against CDF, before any governmental authority (i) asserting the invalidity of the receivables contribution and sale agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by the receivables contribution and sale agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of CDF, would materially and adversely affect the performance by CDF of its obligations under the receivables contribution and sale agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of the receivables contribution and sale agreement or (v) seeking to affect adversely the income tax attributes of the underlying trust under the United States federal or any state income, single business or franchise tax systems.

•	All appraisals, authorizations, consents, orders, approvals or other actions of any person or entity or of any governmental body or official required in connection with the execution and delivery of the receivables contribution and sale agreement, the performance of the transactions contemplated by the receivables contribution and sale agreement, and the fulfillment of the terms of the receivables contribution and sale agreement, have been obtained.

•	The receivables contribution and sale agreement constitutes a legal, valid and binding obligation of CDF enforceable against CDF in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

•	As of the closing date for the series issued by the underlying trust in 1993, in the case of initial accounts relating to the underlying trust, as of the applicable addition date, in the case of the additional accounts relating to the underlying trust, and, as of the applicable removal date relating to the underlying trust, in the case of removed accounts, the applicable schedule to the receivables contribution and sale agreement contains an accurate and complete listing in all material respects of all the accounts as of the cut-off date for the series issued by the underlying trust in 1993, the applicable additional cut-off date or the applicable removal date, as the case may be, and the information contained therein with respect to the identity of such accounts and the receivables existing thereunder is true and correct in all material respects as of the cut-off date for the series issued by the underlying trust in 1993, such applicable additional cut-off date or such removal date, as the case may be.

•	The receivables contribution and sale agreement or, in the case of additional accounts relating to the underlying trust, the related assignment constitutes a valid sale, transfer and assignment to the Limited Partnership of all right, title and interest of CDF in the receivables and the collateral security relating thereto and the proceeds thereof. Upon the filing of the financing statements described in the receivables contribution and sale agreement with the applicable filing offices and, in the case of the underlying trust receivables thereafter created and the proceeds thereof, upon the creation thereof, the Limited Partnership will have a first priority perfected ownership interest in such property. Except as otherwise provided in the pooling and servicing agreement, neither CDF nor any person or entity claiming through or under CDF has any claim to or interest in the underlying trust assets.

     In the event of the breach of the representations and warranties described in the immediately preceding paragraphs and if, in connection with that breach the Limited Partnership is obligated under the pooling and servicing agreement to purchase the certificateholders’ interest in the underlying trust, CDF will be obligated to repurchase the underlying trust receivables from the Limited Partnership for an amount equal to the amount the Limited Partnership is required to deposit under the pooling and servicing agreement in connection with its purchase of the certificateholders’ interest. The obligation of CDF to purchase underlying trust receivables as described in the preceding sentence will constitute the sole remedy against CDF for its breach of the applicable representations and warranties available to the Limited Partnership, CDF Financing, the certificateholders of series issued by the underlying trust or the trustee of the underlying trust on behalf of the certificateholders.

     Cessation of Sale and Receivables; Termination. The receivables contribution and sale agreement provides that CDF will sell receivables to the Limited Partnership until the earlier of (a) the occurrence of one or more specified early amortization events, and (b) the termination of the underlying trust. However, the receivables contribution and sale agreement provides that, under some circumstances, CDF may sell receivables to the Limited Partnership even if CDF is a party to insolvency proceedings. The receivables contribution and sale agreement will terminate immediately after the underlying trust terminates.

Description of the Receivables Contribution and Sale Agreement Between the Limited Partnership and CDF Financing

     General. The following summary describes certain terms of the receivables contribution and sale agreement between the Limited Partnership and CDF Financing, but it does not purport to be complete and is qualified in its entirety by reference to such agreement. We have filed the receivables contribution and sale agreement between the Limited Partnership and CDF Financing, including the amendment thereto, as an exhibit to the registration statement relating to this prospectus.

     Sale or Transfer of Receivables. Pursuant to the receivables sale and contribution agreement between the Limited Partnership and CDF Financing, the Limited Partnership has contributed or sold to CDF Financing all of its right, title and interest in and to all of the underlying trust receivables in each account relating to the underlying trust and all collateral security with respect thereto.

     Representations and Warranties. Pursuant to the receivables contribution and sale agreement between the Limited Partnership and CDF Financing, the Limited Partnership makes representations and warranties that are similar to the representations and warranties made by CDF to the Limited Partnership as described under “The Note Trust Certificate — Description of the Receivables Contribution and Sale Agreement Between CDF and the Limited Partnership” in this prospectus. The remedy for a breach of a representation and warranty made by the Limited Partnership to CDF Financing is limited in a manner that is similar to the limit on the remedy for a breach of a representation and warranty made by CDF to the Limited Partnership, as described under “The Note Trust Certificate — Description of the Receivables Contribution and Sale Agreement Between CDF and the Limited Partnership” in this prospectus.

     Cessation of Sale and Receivables; Termination. The receivables contribution and sale agreement between the Limited Partnership and CDF Financing provides for a limit on the sale of receivables and for termination in a manner that is similar to that applicable to the receivables contribution and sale agreement between CDF and the Limited Partnership, as described under “The Note Trust Certificate — Description of the Receivables Contribution and Sale Agreement Between CDF and the Limited Partnership” in this prospectus.

DESCRIPTION OF THE SERVICING AGREEMENT

     Following is a summary of selected terms of the servicing agreement between the issuer and the master servicer. The summary is qualified in its entirety by reference to the servicing agreement.

General

     Pursuant to the servicing agreement, the issuer appoints the master servicer to service the receivables held by the issuer.

Servicing Procedures

     As master servicer, GE Capital will agree to conduct the servicing, administration and collection of the receivables owned by the issuer with reasonable care and diligence, in accordance with the underlying loan agreements, and in accordance with the credit and collection policies of the issuer. On or prior to the closing date for the first series of notes issued by the issuer, the issuer will adopt the credit and collection policies of GE Capital as such policies may be in effect from time to time. For purposes of servicing, administering and collecting the receivables, the issuer and the master servicer have agreed that the issuer’s credit and collection policies will be the same as those of GE Capital.

     The master servicer, on behalf of the issuer, will apply collections for each Monthly Period as described in the indenture and each indenture supplement. With respect to each series issued by the issuer, the master servicer will make the allocations and disbursements for such series on behalf of the issuer as is required to be made by the issuer under the terms of the indenture and the indenture supplement for such series.

Servicing Compensation and Payment of Expenses

     The master servicer receives a fee for its servicing activities. The share of the servicing fee allocable to each series for any payment date will be equal to one-twelfth of the product of (a) the servicing fee rate for that series and (b) the collateral amount for that series (less the portion of the note trust certificate allocable to that series) on the last day of the prior Monthly Period (or, for purposes of the month in which the first two series are issued by the issuer as of July 31, 2004).

     The master servicer will pay from its servicing compensation expenses of servicing the receivables held by the issuer, other than federal, state and local income and franchise taxes, if any, of the issuer or the underlying trust.

     Each series’ servicing fee is payable each period from non-principal collections allocated to the series and, if applicable, from other available amounts pursuant to the related indenture supplement. The noteholders are not responsible for any servicing fee allocable to any series; however, payment of the servicing fee allocable to a series will have priority over amounts payable to noteholders of such series pursuant to the indenture supplement for such series.

Servicer Advances

     The master servicer will have the right, but not the obligation, to make advances to the collection account with respect to delinquent receivables, in the event that there is a shortfall in collections required to make payments on a payment date pursuant to the applicable indenture supplement. However, the master servicer will not make any such advances (a) with respect to a defaulted receivable or (b) if the master servicer does not reasonably believe that future collections on the applicable delinquent receivable will equal or exceed the amount of such advance (and interest on such advance). The master servicer will be entitled to be reimbursed for any advances made by it from collections on all receivables held by the issuer, not just from collections on the receivables in respect of which the master servicer has made an advance. Any advance by the master servicer will bear interest until repaid at a rate per annum specified in the servicing agreement.

Matters Regarding the Master Servicer

     The master servicer may not resign from its obligations and duties, except:

•	upon a determination by the master servicer that performance of its duties is no longer permissible under applicable law, and there is no commercially reasonable action that the master servicer could take to make the performance of its duties permissible under applicable law; or

•	with the consent of the issuer, if the master servicer has found a replacement servicer that is an eligible servicer.

     If the master servicer resigns or is terminated, the issuer will appoint a successor.

     The master servicer’s resignation will not become effective until a successor has assumed the master servicer’s obligations and duties. The issuer will notify each rating agency upon the appointment of a successor servicer. The master servicer may delegate any of its duties to another entity, but the master servicer’s delegation of its duties will not relieve it of its liability and responsibility with respect to the delegated duties.

     The master servicer will indemnify the issuer and its affiliates, and their respective directors, officers, employees, trustees or agents for any losses suffered as a result of the master servicer’s material breach of its obligations under the servicing agreement, except in each case, for losses resulting from the bad faith, gross negligence or willful misconduct by the indemnified party or recourse for receivables which a dealer, manufacturer or distributor does not pay because of its financial condition. No indemnity payments by the master servicer will be paid from the assets of the issuer.

     Except as provided in the preceding paragraph, neither the master servicer nor any of its directors, officers, employees or agents will be liable to the issuer, the Owner Trustee, the indenture trustee, the noteholders or any other person or entity for any action or for refraining from taking any action in good faith in its capacity as master servicer under the servicing agreement. In addition, the master servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the servicing agreement and which in its reasonable opinion may expose it to any expense or liability.

     The master servicer may consolidate with, merge into, or sell its business to, another entity in accordance with the servicing agreement on the following conditions:

(1)	the entity, if other than the master servicer, formed by the consolidation or merger or that acquires the master servicer’s property or assets:

(a)	is organized and existing under the laws of the United States or any one of its states or the District of Columbia;

(b)	expressly assumes, by a supplemental agreement, every covenant and obligation of the master servicer; and

(c)	is an eligible servicer, unless upon effectiveness of the merger, consolidation or transfer, a successor servicer assumed the obligations of the master servicer pursuant to the servicing agreement;

(2)	the master servicer delivers to the issuer an officer’s certificate stating that the merger, consolidation or transfer and the related supplemental agreement comply with any applicable terms of the servicing agreement and that all conditions precedent relating to the applicable transaction have been complied with and an opinion of counsel to the effect that, the related supplemental agreement is valid and binding with respect to the surviving entity, enforceable against the surviving entity, subject to insolvency- and equity-related assumptions; and

(3)	the master servicer delivers notice of the applicable transaction to each rating agency.

Representations, Warranties and Covenants of the Master Servicer

     The master servicer will make customary representations and warranties to the issuer as of the closing date for each series, including that:

•	the master servicer is duly organized, validly existing and in good standing in its jurisdiction of organization and is duly qualified to do business and in good standing in each jurisdiction in which the servicing of the receivables held by the issuer requires it to be qualified, except where the failure to comply would not reasonably be expected to have a material adverse effect on the master servicer’s ability to perform its obligations under the servicing agreement or a material adverse effect on the receivables held by the issuer or the issuer’s interests in such receivables;

•	the master servicer has the power and authority to execute and deliver the servicing agreement and perform its obligations under the servicing agreement, and the servicing agreement is a valid and binding obligation of the master servicer, enforceable against it, subject to insolvency- and equity-related exceptions; and

•	no consent of, notice to, filing with or permits, qualifications or other action by any governmental authority is required for the due execution, delivery and performance by the master servicer of the servicing agreement, other than those that have already been obtained or made or where the failure to obtain such consent or take such action, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the master servicer’s ability to perform its obligations under the servicing agreement or a material adverse effect on the receivables held by the issuer or the issuer’s interests in such receivables.

     The master servicer will covenant and agree as follows:

•	to satisfy all obligations on its part under and in connection with the receivables held by the issuer and the related accounts;

•	to maintain all qualifications required under law in order to properly service such receivables and materially comply with applicable laws in connection with servicing such receivables and related accounts, if the failure to comply with those laws would cause a material adverse effect on the master servicer’s ability to perform its obligations under the servicing agreement and related documents or a material adverse effect on the receivables held by the issuer or the interests of the issuer in such receivables; and

•	not to permit any rescission or cancellation of a receivable held by the issuer except as ordered by a court or other governmental authority or in the ordinary course of its business and in accordance with the credit and collection policies.

     If the master servicer breaches the above covenants with respect to any receivables held by the issuer or the related account, and as a result, the rights of the issuer in, to or under such receivables are materially impaired or the proceeds of such receivables are not available to the issuer free and clear of any lien, then no later than sixty (60) days from the earlier to occur of the discovery of the breach by the master servicer or the receipt by the master servicer of notice of the breach from the issuer, all receivables in the accounts to which the breach relates will be assigned to the master servicer. On or prior to the related payment date, the master servicer will pay the issuer an amount equal to the amount of the receivables required to be assigned to the master servicer. The master servicer will not be required to accept assignment of the receivables if on any day prior to the end of the sixty (60) day period described above, the relevant breach has been cured and the covenant has been complied with in all material respects and the master servicer has delivered an officer’s certificate describing the nature of the breach and the manner in which the breach was cured. The issuer has covenanted in the indenture to provide prompt notice of the breach of the covenants described above upon discovery by the issuer of a breach if such a breach would constitute a servicer default.

Servicer Default

     The occurrence of any of the following events constitutes a servicer default:

(1)	failure by the master servicer to make any payment, transfer or deposit on or before the date occurring five (5) business days after the date that payment, transfer or deposit is required to be made or given by the master servicer under the servicing agreement; provided that, if the failure could not have been prevented by the exercise of reasonable due diligence by the master servicer and such failure was caused by an act of God or other similar occurrence, then a servicer default will not be deemed to occur until thirty-five (35) business days after the date of such failure;

(2)	failure on the part of the master servicer to observe or perform in any material respect any of its other covenants or agreements if the failure has a material adverse effect on the issuer which continues unremedied for a period of sixty (60) days after notice to the master servicer by the issuer; provided that, if such failure could not have been prevented by the exercise of reasonable due diligence by the master servicer and such failure was caused by an act of God or other similar occurrence, then the master servicer will have an additional sixty (60) days to cure the default;

(3)	the master servicer delegates its duties, except as specifically permitted under the servicing agreement, and the delegation continues for fifteen (15) days after written notice to the master servicer by the issuer;

(4)	any representation, warranty or certification made by the master servicer in the servicing agreement, or in any certificate delivered in accordance with the servicing agreement, proves to have been incorrect when made if it:

(a)	has a material adverse effect on the issuer; and

(b)	continues to be incorrect in any material respect for a period of sixty (60) days after notice to the master servicer by the issuer; provided that, if the error or defect could not have been prevented by the exercise of reasonable due diligence by the master servicer and such error or defect was caused by an act of God or other similar occurrence, then the master servicer will have an additional sixty (60) days to cure the default;

(5)	specific bankruptcy, insolvency, liquidation, or similar events relating to the master servicer; or

(6)	any other event specified as a servicer default in the accompanying prospectus supplement.

     The issuer will covenant to the indenture trustee that it will notify the master servicer of any failure or breach by the master servicer described above if directed to do so by the indenture trustee or holders of notes constituting not less than twenty-five percent (25%) of the aggregate outstanding principal balance of the notes of all series or, with respect to any failure by the master servicer or any breach by the master servicer of a representation, warranty or certification that does not relate to all series, holders of notes constituting not less than twenty-five percent (25%) of the aggregate outstanding principal balance of all series to which the failure or the applicable representation, warranty or certification relates.

     If a servicer default occurs, for so long as it has not been remedied, the issuer may give notice to the master servicer, terminating all the servicing responsibilities of the master servicer under the servicing agreement. The issuer will covenant to the indenture trustee that it will deliver notice to the master servicer terminating the servicing responsibilities of the master servicer under the servicing agreement if a servicer default described in clause (5) above occurs or if any other servicer default occurs and it is directed to terminate the master servicer by the holders of notes constituting not less than fifty percent (50%) of the aggregate outstanding principal balance of each affected series of notes.

     Within thirty (30) days after the issuer gives notice of termination to the master servicer, the issuer will appoint a successor servicer. If no successor has been appointed and has accepted the appointment by the time the master servicer ceases to act as master servicer, the indenture trustee will automatically become the successor. If the indenture trustee is legally unable to act as master servicer, or if the noteholders representing a majority of the outstanding balance of all series so request in writing to the indenture trustee, the indenture trustee will appoint, or petition a court of competent jurisdiction to appoint, an eligible servicer.

     The issuer has covenanted in the indenture to enforce the obligations of the master servicer under the servicing agreement and if a servicer default arises from the failure of the master servicer to perform any of its duties or obligations under the servicing agreement with respect to the receivables, the issuer will take all reasonable actions available to it to remedy that failure. However, any default by the master servicer in the performance of its obligations under the servicing agreement, other than a default described in clause (1) or clause (5) above, may be waived by the issuer, but only upon consent of the noteholders holding not less than sixty-six and two-thirds percent (66 2/3%) of the then-outstanding principal balance of the notes of each series as to which that default relates.

     If a conservator or receiver or bankruptcy trustee is appointed for the master servicer, the conservator or receiver or bankruptcy trustee may have the power to prevent the issuer from appointing a successor servicer.

Evidence as to Compliance

     The servicing agreement provides that on or before March 31 of each calendar year, beginning with 2005, the master servicer will have a firm of independent certified public accountants furnish a report to the issuer to the effect that:

•	the accounting firm has applied certain agreed upon procedures and has examined certain documents and records relating to the servicing of the accounts, compared the information contained in the master servicer’s monthly reports delivered during the prior calendar year with those documents and records, and that based upon those procedures, no matters came to the attention of that accounting firm that caused them to believe that servicing was not conducted in compliance with specified sections of the servicing agreement, and

•	the accounting firm has compared specified amounts set forth in the periodic reports prepared by the master servicer for the prior calendar year with the master servicer’s computer reports and that, in the accounting firm’s opinion, the amounts are in agreement, in either case, except for any discrepancies or exceptions they consider immaterial or that are otherwise disclosed.

     The servicing agreement also provides that on or before March 31 of each calendar year, beginning with 2005, the master servicer will deliver to the issuer a certificate of an authorized officer to the effect that the master servicer has performed in all material respects its obligations under the servicing agreement during the preceding year, or, if there has been a default in the performance of any of such obligations, specifying the nature and status of the default.

Subservicing

     The master servicer will have the right from time to time to delegate its duties with respect to the servicing, administration and collection of the receivables, pursuant to one or more subservicing agreements in form and substance acceptable to the master servicer. We expect that the master servicer will enter into such subservicing agreements with one or more Originators. Notwithstanding any delegation of its duties pursuant to a subservicing agreement, the master servicer will remain responsible for the performance of its duties under the servicing agreement between the issuer and the master servicer.

Amendments

     The servicing agreement (and any subservicing agreement) may be amended without the consent of the noteholders.

CREDIT ENHANCEMENT

General

     For any series, credit enhancement may be provided with respect to one or more of the related classes. Credit enhancement may be in the form of setting the collateral amount for that series at an amount greater than the initial principal amount of the notes in that series, the subordination of one or more classes of the notes of that series, a letter of credit, the establishment of a cash collateral guaranty or account, a surety bond, an insurance policy, a spread account, a reserve account, the use of cross support features or another method of credit enhancement described in the accompanying prospectus supplement, or any combination of these. If so specified in the accompanying prospectus supplement, any form of credit enhancement may be structured so as to be drawn upon by more than one class to the extent described in that accompanying prospectus supplement. Any credit enhancement that constitutes a guarantee of the applicable notes will be separately registered under the Securities Act unless exempt from registration under the Securities Act.

     The prospectus supplement for each series will describe the related credit enhancement. Often, the credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the notes and interest thereon. If losses occur which exceed the amount covered by the credit enhancement or which are not covered by the credit enhancement, noteholders will bear their allocable share of deficiencies.

     If credit enhancement is provided with respect to a series, the accompanying prospectus supplement will include a description of:

•	the amount payable under that credit enhancement;

•	any conditions to payment not described here; and

•	the conditions, if any, under which the amount payable under that credit enhancement may be reduced and under which that credit enhancement may be terminated or replaced.

     The accompanying prospectus supplement may also set forth additional information with respect to any credit enhancement provider, including:

•	a brief description of its principal business activities;

•	its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

•	if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business; and

•	its total assets, and its stockholders’ or policy holders’ surplus, if applicable, and other appropriate financial information as of the date specified in the prospectus supplement.

     If so specified in the accompanying prospectus supplement, credit enhancement with respect to a series may be available to pay principal of the notes of that series following the occurrence of one or more early amortization events with respect to that series. The credit enhancement provider will have an interest in the cash flows in respect of the receivables to the extent described in that prospectus supplement.

Subordination

     If so specified in the accompanying prospectus supplement, one or more classes of notes of any series will be subordinated as described in the accompanying prospectus supplement to the extent necessary to fund payments with respect to the senior notes. The rights of the holders of these subordinated notes to receive distributions of principal and/or interest on any payment date for that series will be subordinate in right and priority to the rights of the holders of senior notes, but only to the extent set forth in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, subordination may apply only in the event that a specified type of loss is not covered by another credit enhancement.

     The accompanying prospectus supplement will also set forth information concerning:

•	the circumstances in which subordination of one or more classes will be applicable;

•	the manner, if any, in which the amount of subordination will decrease over time; and

•	the conditions under which amounts available from payments that would otherwise be made to holders of those subordinated notes will be distributed to holders of senior notes.

     If collections of receivables otherwise distributable to holders of a subordinated class of a series will be used as support for a class of another series, the accompanying prospectus supplement will specify the manner and conditions for applying that cross-support feature.

Letter of Credit

     If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by one or more letters of credit. A letter of credit may provide limited protection against some losses in addition to or in lieu of other credit enhancement. The issuer of the letter of credit will be obligated to honor demands with respect to that letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to any conditions as are specified in the accompanying prospectus supplement.

     The maximum liability of the issuer of a letter of credit under its letter of credit will generally be an amount equal to a percentage specified in the accompanying prospectus supplement of the initial collateral amount of a series or a class of that series. The maximum amount available at any time to be paid under a letter of credit will be set forth in the accompanying prospectus supplement.

Cash Collateral Guaranty, Cash Collateral Account or Excess Collateral

     If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by the following:

•	a cash collateral guaranty, secured by the deposit of cash or permitted investments in a cash collateral account, reserved for the beneficiaries of the cash collateral guaranty;

•	a cash collateral account; or

•	a collateral amount in excess of the initial principal amount of the notes for that series.

     The amounts on deposit in the cash collateral account or available under the cash collateral guaranty may be increased under the circumstances described in the accompanying prospectus supplement which may include:

•	to the extent we elect to apply collections of principal receivables allocable to the excess collateral to decrease the excess collateral;

•	to the extent collections of principal receivables allocable to the excess collateral must be deposited into the cash collateral account; and

•	to the extent excess non-principal collections must be deposited into the cash collateral account.

     The amount available from the cash collateral guaranty, the cash collateral account and any excess collateral will be limited to an amount specified in the accompanying prospectus supplement. The accompanying prospectus supplement will set forth the circumstances under which payments are made to beneficiaries of the cash collateral guaranty from the cash collateral account or from the cash collateral account directly.

Surety Bond or Insurance Policy

     If so specified in the accompanying prospectus supplement, insurance with respect to a series or one or more of the related classes will be provided by one or more insurance companies. This insurance will guarantee, with respect to one or more classes of the related series, distributions of interest or principal in the manner and amount specified in the accompanying prospectus supplement.

     If so specified in the accompanying prospectus supplement, a surety bond will be purchased for the benefit of the holders of any series or class of that series to assure distributions of interest or principal with respect to that series or class of notes in the manner and amount specified in the accompanying prospectus supplement.

     If an insurance policy or a surety bond is provided for any series or class, the provider of the insurance policy or surety bond will be permitted to exercise the voting rights of the noteholders of the applicable series or class to the extent described in the prospectus supplement for that series. For example, if specified in the related prospectus supplement, the provider of the insurance policy or surety bond, rather than the noteholders of that series, may have the sole right to:

•	consent to amendments to the indenture or direct the issuer to take any action under the receivables purchase and contribution agreement, the pooling and servicing agreement for the underlying trust, the servicing agreement or any other document applicable to that series;

•	if an event of default occurs, accelerate the notes of that series or direct the indenture trustee to exercise any remedy available to the noteholders; or

•	waive any event of default or early amortization event for that series.

Spread Account

     If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by the periodic deposit of all or a portion of available excess cash flow from the assets of the issuer into a spread account intended to assist with subsequent distribution of interest and principal on the notes of that class or series in the manner specified in the accompanying prospectus supplement.

Reserve Account

     If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes or any related enhancement will be provided by a reserve account. The reserve account may be funded, to the extent provided in the accompanying prospectus supplement, by an initial cash deposit, the retention of a portion of periodic distributions of principal or interest or both otherwise payable to one or more classes of notes, including the subordinated notes, or the provision of a letter of credit, promissory note, derivative contract, guarantee, insurance policy or other form of credit or any combination of these arrangements. The reserve account will be established to assist with the payment of principal or interest on the notes of that series or the related class or the payment of any other amount specified in the accompanying prospectus supplement in the manner provided in the accompanying prospectus supplement.

DESCRIPTION OF THE RECEIVABLES SALE AGREEMENT

     Following is a summary of selected terms of the receivables sale agreement between us and the Originators. The summary is qualified in its entirety by reference to the receivables sale agreement.

Sale of Receivables

     Under the receivables sale agreement, the Originators will sell to us receivables in the accounts designated under that agreement and, in the future, may sell to us receivables in additional accounts from and after the related addition dates. An Originator may stop selling receivables to us.

Representations and Warranties

     In the receivables sale agreement, each Originator represents and warrants to us as of each date on which a receivable is transferred to us by such Originator that:

•	such receivable is an Eligible Receivable on the date it is transferred to us;

•	the receivables sale agreement creates a valid and continuing ownership interest in the receivables, which will be prior to all other liens other than liens permitted by the receivables sale agreement;

•	immediately prior to the conveyance of the receivables under the receivables sale agreement, such Originator owned and had good and marketable title to each such receivable free and clear of any lien, claim or encumbrance other than liens permitted by the receivables sale agreement;

•	all required governmental approvals in connection with the transfer of each such receivable to us have been obtained and remain in full force and effect;

•	such Originator will have caused within 10 days after the closing date for the first series issued by the issuer or within 10 days after each designation of an account, filings of all appropriate financing statements in the appropriate offices in the appropriate jurisdictions under applicable law in order to perfect our ownership of the receivables; and

•	subject to liens permitted by the receivables sale agreement, such Originator has not pledged, assigned, sold or granted a security interest in, or otherwise conveyed any of the receivables and has not authorized the filing of and is not aware of any financing statements filed against such Originator that included a description of collateral covering receivables.

     For purposes of the representations above, liens permitted by the receivables sale agreement include liens for taxes or assessments or other governmental charges not yet due and payable, unperfected workers’, mechanics’, suppliers’ or similar liens arising in the ordinary course of business and liens created in favor of, or created by, us.

     If any of these representations is not true in any material respect for any receivables as of the date specified in the representation and as a result of the breach our rights in such receivables or the proceeds of such receivables are impaired or are not available to us free and clear of any lien, other than liens permitted by the receivables sale agreement, then, following the applicable cure period referred to below, the receivable will be deemed to be an ineligible receivable and will be subject to repurchase by the applicable Originator as described below. The applicable Originator will be permitted sixty (60) days to cure the breach or a longer period not to exceed one hundred twenty (120) days agreed to by us after such entity discovers the breach or receives notice of the breach from us.

     The applicable Originator will repurchase each ineligible receivable for a purchase price equal to the purchase price paid by us for that receivable, less any collections received on the receivable since the date we purchased the receivable. The applicable Originator will pay the repurchase price on the first date on which additional receivables are sold to us after the repurchase obligation arises. The repurchase price will first be netted against the purchase price payable by us for receivables sold by such Originator to us, except that if we inform such Originator that we require funds to make payments on account of the related ineligible receivable under the receivables purchase and contribution agreement or one of the other related documents, such Originator will instead pay the full repurchase price to us in cash.

     In the receivables sale agreement, each Originator will also make representations and warranties as to:

•	its valid existence and good standing under the laws of its jurisdiction of organization and its ability to perform its obligations under the receivables sale agreement;

•	its qualification to do business and good standing in each jurisdiction where its ownership or lease of property or the conduct of its business requires it to be qualified and where the failure to be so qualified would have a material adverse effect on its ability to perform its obligations under the transaction documents, the validity or enforceability of the transaction documents, the receivables or our interest or its interest therein;

•	the due authorization of its execution, delivery and performance of the receivables sale agreement and each transaction document to which it is a party;

•	the execution, delivery and performance by it of the receivables sale agreement and each transaction document to which it is a party do not violate any law or governmental regulation, except where a violation could not reasonably be expected to have a material adverse effect on its ability to perform its obligations under the transaction documents, the validity or enforceability of the transaction documents, the receivables or our interest or its interest therein; and

•	the enforceability of each of the transaction documents against it as legal, valid and binding obligations, subject to permitted insolvency- and equity- related exceptions.

     If any of the representations and warranties described in the immediately preceding paragraph is false in any material respect and the breach of the representation or warranty has a material adverse effect on the receivables that we acquired from such Originator or the availability of the proceeds of the receivables to us, then the applicable Originator will be obligated to accept retransfer of all of the receivables that it transferred to us. The applicable Originator will be permitted sixty (60) days after it receives notice of such breach, or a longer period, not to exceed one hundred fifty (150) days, as may be specified in the notice, to cure the breach.

     The reassignment price for such receivables would be payable on the first payment date following the Monthly Period in which the reassignment obligation arises and would be equal to the purchase price paid by us for such receivables, less all collections on such receivables received by us.

Covenants

     In the receivables sale agreement, each Originator covenants that it will comply with and perform its obligations under the financing agreements relating to the accounts and its policies and procedures relating to the accounts unless the failure to do so would not materially or adversely affect our rights.

Merger or Consolidation

     Each Originator will covenant that it will not consolidate with or merge into any other entity or convey its business substantially as an entirety to any entity unless:

(1)	the entity, if other than the applicable Originator, formed by the consolidation or merger or that acquires the property or assets of such Originator:

(a)	is organized under the laws of the United States or any one of its states; and

(b)	expressly assumes, by a supplemental agreement, to perform every covenant and obligation of the applicable Originator under the receivables sale agreement;

(2)	the applicable Originator delivers to us an officer’s certificate stating that the merger, consolidation or transfer and the related supplemental agreement comply with any applicable terms of the receivables sale agreement and that all conditions precedent relating to the applicable transaction have been complied with, and an opinion of counsel to the effect that the related supplemental agreement is legal, valid and binding with respect to the surviving entity, subject to permitted insolvency- and equity- related exceptions; and

(3)	the applicable Originator delivers notice of the applicable transaction to each rating agency.

Amendments

     The receivables sale agreement may be amended without the consent of the noteholders.

Other Originators

     The receivables sale agreement may be amended without the consent of the noteholders in order to add an affiliate of an Originator (including any joint venture to which an Originator is a party) as an “originator” and “seller” party to the receivables sale agreement. If such amendment occurs after the date of the prospectus supplement for your series, no information relating to such affiliate will be provided to you.

Termination

     If an Originator becomes a debtor in a bankruptcy case, or other specified liquidation, insolvency or similar events occur with respect to an Originator, or if an Originator becomes unable for any reason to transfer receivables to us in accordance with the receivables sale agreement, the receivables sale agreement provides that we will immediately cease to purchase receivables from such Originator under the receivables sale agreement. If we become a debtor in a bankruptcy case, or other specified liquidation, insolvency or similar events occur with respect to us, the receivables sale agreement provides that we will immediately cease to purchase receivables under the receivables sale agreement.

     The receivables sale agreement provides that an Originator may cease to be a party to such agreement on a date selected by such Originator and upon prior notice thereof to us.

DESCRIPTION OF RECEIVABLES PURCHASE AND CONTRIBUTION AGREEMENT

     Following is a summary of selected terms of the receivables purchase and contribution agreement between us and the issuer. The summary is qualified in its entirety by reference to the receivables purchase and contribution agreement.

Sale and Transfer of Assets

     Under the receivables purchase and contribution agreement, we will sell to the issuer receivables in accounts designated under that agreement and, in the future, we may sell to the issuer receivables in additional accounts from and after the related addition dates. Pursuant to the receivables purchase and contribution agreement, we will transfer the note trust certificate to the issuer.

Representations and Warranties

     In the receivables purchase and contribution agreement, we will make representations and warranties to the issuer as of each date on which we transfer receivables to the issuer. See “Description of the Notes — Representations and Warranties” in this prospectus.

Addition and Removal of Accounts

     We have the option to designate additional accounts in respect of the issuer, the receivables in which will be sold to us and assigned by us to the issuer, if an Originator is willing to designate additional accounts under the receivables sale agreement among us and the Originators. See “Description of the Notes — Addition of Accounts” in this prospectus. We also have the right to remove one or more accounts from the list of designated accounts relating to the issuer. See “Description of the Notes — Removal of Accounts” in this prospectus.

Repurchase of Delinquent Receivables

     From time to time, we will have the right, but not the obligation, to repurchase delinquent receivables from the issuer. No assurance can be given that we will exercise our right to repurchase such receivables. Upon any such repurchase, we may transfer such receivables as a dividend to one or more of our shareholders.

Merger or Consolidation

     In the receivables purchase and contribution agreement, we will covenant that we will not consolidate or merge with any other entity or convey our business substantially as an entirety to any other entity unless:

(1)	the entity, if other than us, formed by the consolidation or merger or that acquires our property or assets:

(a)	is organized under the laws of the United States or any one of its states; and

(b)	expressly assumes, by a supplemental agreement, to perform every covenant and obligation of ours under the receivables purchase and contribution agreement;

(2)	we deliver to the issuer an officer’s certificate stating that the merger, consolidation or transfer and the related supplemental agreement comply with any applicable terms of the receivables purchase and contribution agreement between us and the issuer and that all conditions precedent relating to the applicable transaction, and an opinion of counsel to the effect that the related supplemental agreement is legal, valid and binding with respect to the surviving entity, subject to permitted insolvency and equity-related exceptions; and

(3)	we deliver notice of the applicable transaction to each rating agency.

Amendments

     The receivables purchase and contribution agreement may be amended without the consent of the noteholders.

Termination

     The receivables purchase and contribution agreement provides that we may terminate that agreement on a date selected by us by giving notice thereof to the issuer.

NOTE RATINGS

     Any rating of the notes by a rating agency will indicate:

•	its view on the likelihood that noteholders will receive required interest and principal payments; and

•	its evaluation of the receivables and the availability of any credit enhancement for the notes. Among the things a rating will not indicate are:

•	the likelihood that principal payments will be paid on a scheduled date;

•	the likelihood that an early amortization event or an event of default will occur;

•	the likelihood that a U.S. withholding tax will be imposed on non-U.S. noteholders;

•	the marketability of the notes;

•	the market price of the notes; or

•	whether the notes are an appropriate investment for any purchaser.

     A rating will not be a recommendation to buy, sell or hold the notes. A rating may be lowered or withdrawn at any time by a rating agency.

     We will request a rating of the notes offered by this prospectus and the accompanying prospectus supplement from at least one rating agency. Rating agencies other than those requested could assign a rating to the notes and, if so, that rating could be lower than any rating assigned by a rating agency chosen by us. Except as otherwise expressly stated, any reference in this prospectus or the accompanying prospectus supplement to a rating agency refers to a rating agency selected by us to rate the securities issued by the issuer.

U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material U.S. Federal income tax consequences of the purchase, ownership and disposition of the notes. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), proposed, temporary and final Treasury regulations promulgated thereunder, and published rulings and court decisions currently in effect. The current tax laws and the current regulations, rulings and court decisions may be changed, possibly retroactively. The portions of this summary which relate to matters of law or legal conclusions represent the opinion of Mayer, Brown, Rowe & Maw LLP, special Federal tax counsel for the issuer, as qualified in this summary. Mayer, Brown, Rowe & Maw LLP has prepared or reviewed the statements in this prospectus under the heading “U.S. Federal Income Tax Consequences” and is of the opinion that they are correct in all material respects.

     The following summary does not furnish information in the level of detail or with the attention to an investor’s specific tax circumstances that would be provided by an investor’s own tax advisor. For example, it does not discuss the tax consequences of the purchase, ownership and disposition of the notes by investors that are subject to special treatment under the Federal income tax laws, including banks and thrifts, insurance companies, regulated investment companies, dealers in securities, holders that will hold the notes as a position in a “straddle” for tax purposes or as part of a “synthetic security” or “conversion transaction” or other integrated investment comprised of the notes and one or more other investments, trusts and estates and pass-through issuers, the equity holders of which are any of these specified investors. In addition, the discussion regarding the notes is limited to the Federal income tax consequences of the initial investors and not a purchaser in the secondary market and also is limited to investors who have purchased notes and hold those notes as capital assets within the meaning of section 1221 of the Code.

     The issuer will be provided with an opinion of Mayer, Brown, Rowe & Maw LLP regarding certain Federal income tax matters discussed below. An opinion of Mayer, Brown, Rowe & Maw LLP, however, is not binding on the Internal Revenue Service (the “IRS”) or the courts. Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by an issuer with terms similar to those of the notes and the certificates. As a result, the IRS may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IRS.

Tax Characterization of the Issuer

     Mayer, Brown, Rowe & Maw LLP is of the opinion that the issuer will not be an association (or publicly traded partnership) taxable as a corporation for Federal income tax purposes. This opinion is based on the assumption of compliance by all parties with the terms of the trust agreement and related documents.

     If the issuer were taxable as a corporation for Federal income tax purposes, the issuer would be subject to corporate income tax on its taxable income. The issuer’s taxable income would include all its income on the dealer floorplan loans, possibly reduced by its interest expense on the notes. Any corporate income tax imposed on the issuer could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any tax that is unpaid by the issuer.

Tax Consequences to the Holders of the Notes

     Treatment of the Notes as Indebtedness. The issuer will agree, and if you purchase notes, you will agree by your purchase of the notes, to treat the notes as debt for Federal, state and local income and franchise tax purposes. Mayer, Brown, Rowe & Maw LLP is of the opinion that the notes will be classified as debt for Federal income tax purposes. The discussion below assumes the notes are classified as debt for Federal income tax purposes.

     OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not indexed securities or strip notes. Additionally, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under Treasury regulations (the “OID Regulations”) relating to original issue discount (“OID”). This discussion assumes that any OID on the notes is a de minimis amount, within the meaning of the OID Regulations. Under the OID Regulations, the notes will have OID to the extent the principal amount of the notes exceeds their issue price. Further, if the notes have any OID, it will be de minimis if it is less than 0.25% of the principal amount of the notes multiplied by the number of full years included in their term. If these conditions are not satisfied for any given series of notes and as a result the notes are treated as issued with OID, additional tax considerations for these notes will be disclosed in the applicable prospectus supplement.

     Based on the above assumptions, except as discussed below, the notes will not be considered issued with OID. If you buy notes you will be required to report as ordinary interest income the stated interest on the notes when received or accrued in accordance with your method of tax accounting. Under the OID Regulations, if you hold a note issued with a de minimis amount of OID, you must include this OID in income, on a pro rata basis, as principal payments are made on the note. If you purchase a note in the secondary market for more or less than its principal amount, you generally will be subject, respectively, to the premium amortization or market discount rules of the Code.

     If you have purchased a note that has a fixed maturity date of not more than one year from the issue date of the note (a “Short-Term Note”) you may be subject to special rules. Under the OID Regulations, all stated interest on a Short-Term Note will be treated as OID. If you are an accrual basis holder of a Short-Term Note or a cash basis holder specified in Section 1281 of the Code, including regulated investment companies, you will generally be required to report interest income as OID accrues on a straight-line basis over the term of each interest period. If you are a cash basis holder of a Short-Term Note other than those specified in Section 1281 of the Code, you will, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the Short-Term Note. However, if you are a cash basis holder of a Short-Term Note reporting interest income as it is paid, you may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note. This interest expense would be deferred until the taxable disposition of the Short-Term Note. If you are a cash basis taxpayer, you may elect under Section 1281 of the Code to accrue interest income on all non-government debt obligations with a term of one year or less. If you have so elected, you would include OID on the Short-Term Note in income as it accrues, but you would not be subject to the interest expense deferral rule. Special rules not discussed in this summary apply to a Short-Term Note purchased for more or less than its principal amount.

     Sale or Other Disposition of Notes. Upon the sale of a note, a noteholder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the noteholder’s adjusted basis in the note. The adjusted tax basis of a note will equal the noteholder’s cost for the note, increased by any market discount, OID and gain previously included in the noteholder’s income with respect to the note and decreased by the amount of premium, if any, previously amortized and by the amount of principal payments previously received on the note. Any gain or loss will be capital gain or loss, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income. In the case of an individual taxpayer, any capital gain on the sale of a note will be taxed at the taxpayer’s ordinary income tax rate if the note is held for not more than 12 months and at the taxpayer’s maximum capital gains rate if the note is held for more than 12 months.

     Foreign Holders. If you are a non-resident alien, foreign corporation or other non-U.S. person (a “Foreign Person”), any interest paid to or accrued by you (including OID) generally will be considered “portfolio interest” and generally will not be subject to U.S. Federal income tax and withholding tax provided that the income is effectively connected with your conduct of a trade or business carried on in the United States and:

     (i) you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of us or the issuer;

     (ii) you are not a controlled foreign corporation that is related to us or the issuer through stock ownership;

     (iii) you are not a bank whose receipt of interest on a note is described in section 881(c)(3)(A) of the Code; and

     (iv) the interest is not contingent interest described in section 871(h)(4) of the Code.

     To qualify for this exemption from taxation, you, or a financial institution holding the note on your behalf, must provide, in accordance with specified procedures, a paying agent of the issuer with a statement to the effect that you are not a U.S. person. Currently these requirements will be met if you provide your name and address, and certify, under penalties of perjury, that you are not a U.S. person (which certification may be made on an IRS Form W-8BEN or substantially similar form), or if a financial institution holding the note on your behalf certifies, under penalties of perjury, that the required statement has been received by it and furnishes a paying agent with a copy of the statement.

     If you are a Foreign Person and interest paid or accrued to you is not “portfolio interest,” then it will be subject to a 30% withholding tax unless you provide the issuer or its paying agent, as the case may be, with a properly executed:

•	IRS Form W-8BEN, claiming an exemption from withholding tax or a reduction in withholding tax under the benefit of a tax treaty; or

•	IRS Form W-8ECI, stating that interest paid on the note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

     If you are a Foreign Person engaged in a trade or business in the United States and interest on the note is effectively connected with your conduct of the trade or business, although you will be exempt from the withholding tax discussed above, you will be subject to U.S. Federal income tax on interest on a net income basis in the same manner as if you were a U.S. person. In addition if you are a foreign corporation, you may be subject to a branch profits tax equal to 30%, or lower treaty rate, of your effectively connected earnings and profits for the taxable year, subject to adjustments.

     If you are a Foreign Person, any capital gain realized by you on the sale, redemption, retirement or other taxable disposition of a note by you will be exempt from U.S. Federal income and withholding tax; provided that:

•	the gain is not effectively connected to your conduct of a trade or business in the United States; and

•	if you are an individual Foreign Person, you have not been present in the United States for 183 days or more in the taxable year.

     Backup Withholding. If you are not an exempt holder, including a corporation, tax-exempt organization, qualified pension and profit-sharing issuer, individual retirement account or non-resident alien who provides certification as to status as a non-resident, you will be required to provide, under penalties of perjury, a certificate containing your name, address, correct federal taxpayer identification number and a statement that you are not subject to backup withholding. If you are not an exempt holder and fail to provide the required certification, the issuer will be required to withhold a percentage of the amount otherwise payable to you, and remit the withheld amount to the IRS as a credit against your Federal income tax liability. A backup withholding rate of 28% is in effect for payments made in the taxable year 2004 and thereafter. Under current law, the backup withholding rate will be increased to 31% for payments made after the taxable year 2010. Information returns will be sent annually to the IRS and to you setting forth the amount of interest paid on the notes owned by you and the amount of tax withheld on those payments.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of Mayer, Brown, Rowe & Maw LLP, the IRS successfully asserted that one or more of the notes did not represent debt for Federal income tax purposes, the notes might be treated as equity interests in the issuer. In this case, the issuer would be treated as a partnership. This partnership would not, however, be treated as a publicly traded partnership taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in a partnership could have adverse tax consequences to you. For example, if you are a foreign person, income to you might be subject to U.S. tax and U.S. tax return filing and withholding requirements, and if you are an individual holder, you might be subject to certain limitations on your ability to deduct your share of issuer expenses.

STATE TAX CONSEQUENCES

     The above discussion does not address the tax consequences of the purchase, ownership or disposition of the notes under any state or local tax law. We suggest that you consult your own tax advisors regarding the state and local tax consequences of the purchase, ownership and disposition of the notes.

ERISA CONSIDERATIONS

     The prospectus supplement for each series of notes will specify whether the notes offered by that prospectus supplement are eligible for purchase by employee benefit plans.

     Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as an individual retirement account, Keogh plan or other plan covered by Section 4975 of the Code, from engaging in specified transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to these benefit plans. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons or the fiduciaries of the benefit plan. Title I of ERISA also requires that fiduciaries of a benefit plan subject to ERISA make investments that are prudent, diversified (unless clearly prudent not to do so), and in accordance with the governing plan documents.

     Some transactions involving the purchase, holding or transfer of the notes might be deemed to constitute or result in prohibited transactions under ERISA and Section 4975 of the Code if assets of the issuer were deemed to be assets of a benefit plan or “plan assets”. Under a regulation issued by the United States Department of Labor, the assets of the issuer would be treated as plan assets of a benefit plan for the purposes of ERISA and the Code only if the benefit plan acquires an “equity interest” in the issuer and none of the exceptions to plan assets contained in the regulation is applicable. An equity interest is defined under the regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there can be no assurances in this regard, it appears that, at the time of their initial issuance, the notes should be treated as debt without substantial equity features for purposes of the regulation. The debt characterization of the notes could change after their initial issuance if the issuer incurs losses. This risk of reclassification is enhanced for classes of notes that are subordinated to other classes of notes.

     However, without regard to whether the notes are treated as an equity interest for these purposes, the acquisition or holding of the notes by or on behalf of benefit plans could be considered to give rise to a prohibited transaction if we, the issuer, the underwriters, the Owner Trustee, the master servicer, the administrator, a counterparty to a derivative contract, if any, or the indenture trustee, is or becomes a party in interest or a disqualified person with respect to these benefit plans. In that case, various exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the benefit plan fiduciary making the decision to acquire a note. Included among these exemptions are:

•	Prohibited Transaction Class Exemption 96-23, regarding transactions effected by “in-house asset managers”;

•	Prohibited Transaction Class Exemption 95-60, regarding transactions effected by insurance company general accounts;

•	Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds;

•	Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts; and

•	Prohibited Transaction Class Exemption 84-14, regarding transactions effected by “qualified professional asset managers.”

     By your acquisition of a note, you will be deemed to represent and warrant that either (i) your purchase and holding of a note is not with the assets of an employee benefit plan or (ii) your purchase and holding of the note will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

     Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements, but may be subject to state or other federal law requirements which may impose restrictions similar to those under ERISA and the Code discussed above.

     If you are a benefit plan fiduciary considering the purchase of any of the notes, you should consult your tax and legal advisors regarding whether the assets of the issuer would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

PLAN OF DISTRIBUTION

     Subject to the terms and conditions set forth in an underwriting agreement to be entered into with respect to each series of notes, the issuer will sell the notes to each of the underwriters named in that underwriting agreement and in the accompanying prospectus supplement, and each of those underwriters will severally agree to purchase from the issuer, the principal amount of notes set forth in that underwriting agreement and in the accompanying prospectus supplement, subject to proportional adjustment on the terms and conditions set forth in the related underwriting agreement in the event of an increase or decrease in the aggregate amount of notes offered by this prospectus and by the accompanying prospectus supplement.

     In each underwriting agreement, the several underwriters will agree, subject to the terms and conditions set forth in that underwriting agreement, to purchase all the notes offered by this prospectus and by the accompanying prospectus supplement if any of those notes are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in specified circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

     Each prospectus supplement will set forth the price at which each series of notes or class being offered initially will be offered to the public and any concessions that may be offered to dealers participating in the offering of those notes. After the initial public offering, the public offering price and those concessions may be changed.

     Each underwriting agreement will provide that we will indemnify the related underwriters against specified liabilities, including liabilities under the Securities Act of 1933.

     The place and time of delivery for any series of notes in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

REPORTS TO NOTEHOLDERS

     The master servicer will prepare monthly and annual reports that will contain information about the issuer. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principles. Unless and until definitive notes are issued, the reports will be sent to Cede & Co. which is the nominee of DTC and the registered holder of the notes. No financial reports will be sent to you. See “Description of the Notes—Book-Entry Registration,” “—Reports to Noteholders” and “Description of the Servicing Agreement — Evidence as to Compliance” in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

     We filed a registration statement relating to the notes with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

     We will file with the SEC all required annual, monthly and special SEC reports and other information about the issuer.

     You may read and copy any reports, statements or other information we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov.).

     The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will be filed under our name and will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the issuer and Distribution Financial Services Floorplan Master Trust until we terminate our offering of the notes.

     As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents—unless the exhibits are specifically incorporated by reference—at no cost, by writing or calling General Electric Capital Corporation, 44 Old Ridgebury Road, Danbury, Connecticut 06810, Telephone: (203) 796-5554, Attention: Capital Markets Operations.

GLOSSARY OF TERMS FOR PROSPECTUS

     “Aggregate Principal Receivables” is defined in the accompanying prospectus supplement under “Glossary of Terms for Prospectus Supplement.”

     “BAC” means Brunswick Acceptance Company, LLC, a Delaware limited liability company.

     “Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq.

     “BIAS” is defined under “The Financing Business—Credit Underwriting Process” in this prospectus.

     “Brunswick” is defined under “Important Parties — Brunswick Acceptance Company, LLC” in this prospectus.

     “CDF” means GE Commercial Distribution Finance Corporation, a Nevada corporation.

     “CDF Financing” means CDF Financing, L.L.C., a Delaware limited liability company.

     “Code” is defined under “U. S. Federal Income Tax Consequences” in this prospectus.

     “Dealer Concentration Limit” means a dollar amount calculated as a percentage (the “Concentration Limit Percentage”) of the outstanding balance of principal receivables held by the issuer plus the outstanding balance of principal receivables held in the underlying trust allocable to the note trust certificate as of the end of each Monthly Period, subject to the following limitations:

•	If the dealer is ranked first or second owing the largest amount of such principal receivables as of the end of a Monthly Period, the Concentration Limit Percentage shall equal two and one-half percent (2.5%).

•	If the dealer is ranked third or fourth owing the largest amount of such principal receivables as of the end of a Monthly Period, the Concentration Limit Percentage shall equal two percent (2.0%).

•	If the dealer is ranked fifth through seventh owing the largest amount of such principal receivables as of the end of a Monthly Period, the Concentration Limit Percentage shall equal one and three-quarters percent (1.75%).

•	If the dealer is ranked eighth through eleventh owing the largest amount of such principal receivables as of the end of a Monthly Period, the Concentration Limit Percentage shall equal one and one-half percent (1.5%).

•	If the dealer is ranked twelfth through sixteenth owing the largest amount of such principal receivables as of the end of a Monthly Period, the Concentration Limit Percentage shall equal one and one quarter percent (1.25%).

•	If the dealer is ranked seventeenth through twenty-sixth owing the largest amount of such principal receivables as of the end of a Monthly Period, the Concentration Limit Percentage shall equal one percent (1.0%).

•	If the dealer is ranked twenty-seventh through forty-first owing the largest amount of such principal receivables as of the end of a Monthly Period, the Concentration Limit Percentage shall equal three quarters of one percent (0.75%).

•	If the dealer is ranked forty-second or lower owing the largest amount of such principal receivables as of the end of a Monthly Period, the Concentration Limit Percentage shall equal one-half of one percent (0.5%).

Notwithstanding the foregoing, any percentage specified in the definition of Dealer Concentration Limit may, if the Rating Agency Condition is satisfied, be increased to be such larger percentage of the outstanding balance of principal receivables held by the issuer plus the outstanding balance of principal receivables held in the underlying trust allocable to the note trust certificate as of the end of each Monthly Period as is stated in the notice from each applicable rating agency in connection with the satisfaction of the Rating Agency Condition.

     “Dealer Overconcentration” means, on any determination date, with respect to an Overconcentrated Dealer, the excess, if any, of (a) the outstanding balance of the principal receivables held by the issuer that are owed by such dealer plus the outstanding balance of the principal receivables held by the underlying trust allocable to the note trust certificate that are owed by such dealer over (b) the applicable Dealer Concentration Limit.

     “Dealer Overconcentration Percentage” means, with respect to an Overconcentrated Dealer, a fraction, calculated as of the end of each Monthly Period, expressed as a percentage, (a) the numerator of which is the excess, if any, of (i) the outstanding balance of the principal receivables held by the issuer that are owed by such dealer plus the outstanding balance of the principal receivables held by the underlying trust allocable to the note trust certificate that are owed by such dealer, over (ii) the Dealer Concentration Limit for such dealer, and (b) the denominator of which is the outstanding balances of all such principal receivables owed by such dealer.

     “Default Amount” is defined in the accompanying prospectus supplement under “Glossary of Terms for Prospectus Supplement.”

     “DTC” means The Depository Trust Company.

     “Eligible Institution” means (A) a depository institution, which may include the Owner Trustee or a trustee that (i) is organized under the laws of the United States, (ii) has Federal Deposit Insurance Corporation deposit insurance and (iii) has a long-term unsecured debt rating or a certificate of deposit rating acceptable to each rating agency or (B) any other institution acceptable to each rating agency which may include the master servicer.

     “Eligible Account” means a revolving credit arrangement payable in U.S. dollars between an Originator and a dealer, manufacturer or distributor, which arrangement, as of the date of determination with respect thereto:

•	is in favor of a dealer, manufacturer or distributor (i) which is doing business in the United States, (ii) which has not been identified by an Originator as being the subject of any voluntary or involuntary bankruptcy proceeding or liquidation proceeding, and (iii) in which neither GE Capital nor any affiliate of GE Capital has an equity investment;

•	is serviced by an Originator or an affiliate of the Originator; and

•	arises under a financing agreement that is in full force and effect.

     “Eligible Receivable” means a receivable:

     (a) that has arisen under an Eligible Account;

     (b) that was created in compliance with the credit and collection policies and all requirements of law applicable to the related Originator, other than those requirements of law the failure to comply with would not have a material adverse effect on us or any of our creditors or assigns, and pursuant to a financing agreement that complies with all requirements of law applicable to the related Originator, other than those requirements of law the failure to comply with would not have a material adverse effect on us or any of our creditors or assigns;

     (c) with respect to which all consents, licenses, approvals or authorizations of, or registrations with, any governmental authority required to be obtained or made by the related originator in connection with the creation of such receivable or the execution, delivery and performance by the related Originator of the related financing agreement, have been duly obtained or made and are in full force and effect as of the date of creation of such receivable, but the failure to so obtain or make any such consent, license, approval, authorization or registration will not exclude a receivable from being an Eligible Receivable if such failure would not have a material adverse effect on us or our assigns;

     (d) as to which, at the time of its transfer to us, the applicable Originator will have good and marketable title free and clear of all liens (other than permitted encumbrances);

     (e) that is the subject of a valid transfer and assignment from the applicable Originator to us of all such Originator’s right, title and interest therein;

     (f) that at and after the time of transfer to us is the legal, valid and binding payment obligation of the dealer, manufacturer or distributor thereof, legally enforceable against such dealer, manufacturer or distributor in accordance with its terms, except as enforceability may be limited by applicable debtor relief laws, and by general principles of equity (whether considered in a suit at law or in equity);

     (g) that constitutes an “account”, “chattel paper” or “general intangible” within the meaning of the Uniform Commercial Code Section 9-102;

     (h) as to which, at the time of its transfer to us, the applicable Originator has not taken any action which, or failed to take any action the omission of which, would, at the time of transfer to us, impair our rights therein;

     (i) that, at the time of its transfer to us, has not been waived or modified except as permitted by the receivables sale agreement or a related document;

     (j) that, at the time of its transfer to us, is not subject to any right of rescission, setoff, counterclaim or any other defense of the dealer, manufacturer or distributor (including the defense of usury), other than defenses arising out of debtor relief laws and except as the enforceability of such receivable may be limited by general principles of equity (whether considered in a suit at law or equity) unless the applicable Originator makes an adjustment pursuant to the receivables sale agreement;

     (k) as to which, at the time of its transfer to us, the applicable Originator has satisfied all obligations to be fulfilled by such Originator under the related financing agreement as of the time it is transferred to us; and

     (l) which at the time of transfer to us is secured, to the extent required by the related financing agreement, by, inter alia, a first priority perfected security interest (whether by prior filing, purchase money security interest statutory priority, or subordination agreement from prior filers or otherwise) in the related product or other assets financed by the related advance (except that such security interest need not be a first priority perfected security interest if (i) the rating agencies rating the outstanding series have confirmed that the absence of a first priority perfected security interest will not result in a reduction or withdrawal of the ratings of the outstanding series or classes of series rated by those rating agencies, (ii) we consent with respect thereto, or (iii) the requirement therefor has been waived in accordance with, or the failure to have a perfected security interest is otherwise permitted by, the credit and collection policies). Notwithstanding the foregoing, CDF (in respect of accounts relating to the underlying trust) and CDF or other Originators (in respect of accounts relating to the issuer) may purchase receivables from dealers, manufacturers or distributors without perfecting their respective interests against such dealers, manufacturers or distributors, and may make advances to small dealers without perfecting their respective interests in the assets financed by such advances.

     Nothing in the definition of Eligible Receivable shall prevent any delayed funding receivable from being an Eligible Receivable.

     “Exchange Act” is defined in the accompanying prospectus supplement under "Glossary of Terms for Prospectus Supplement.”

     “Foreign Person” is defined in this prospectus under “U.S. Federal Income Tax Consequences — Tax Consequences to the Holders of the Notes.”

     “Free Equity Amount” is defined in the accompanying prospectus supplement under “Glossary of Terms for Prospectus Supplement.”

     “Investor Default Amount” is defined in the accompanying prospectus supplement under “Glossary of Terms for Prospectus Supplement.”

     “IRS” is defined in this prospectus under “U. S. Federal Income Tax Consequences”.

     “Limited Partnership” is defined in the accompanying prospectus supplement under “Glossary of Terms for Prospectus Supplement.”

     “Manufacturer Concentration Limit” means a dollar amount calculated as fifteen percent (15%) of the sum of the outstanding balance of principal receivables held by the issuer plus the outstanding balance of principal receivables held by the underlying trust allocable to the note trust certificate on the last day of the applicable Monthly Period (in the case of each of the manufacturers that is among the three (3) manufacturers which are parties to floorplan agreements covering the largest aggregate outstanding balance of such principal receivables), or ten percent (10%) of the outstanding balance of principal receivables held by the issuer plus the outstanding balance of principal receivables held by the underlying trust allocable to the note trust certificate on the last day of such Monthly Period (in the case of manufacturers other than such top three (3) manufacturers) or, in each case, if the Rating Agency Condition is satisfied, such larger percentage of the outstanding balance of principal receivables held by the issuer plus the outstanding balance of principal receivables held by the underlying trust as is stated in the notice from each applicable rating agency in connection with the satisfaction of the Rating Agency Condition.

     “Manufacturer Overconcentration” means, on any determination date, with respect to all accounts covered by a floorplan agreement with the same manufacturer as obligor, the excess, if any, of (a) the aggregate outstanding balance of principal receivables held by the issuer in accounts covered by a floorplan agreement with the same manufacturer, plus the aggregate outstanding balance of principal receivables held by the underlying trust in respect of such accounts allocable to the note trust certificate on the last day of the Monthly Period immediately preceding such determination date that are covered by a floorplan agreement with such manufacturer, over (b) the Manufacturer Concentration Limit for such manufacturer.

     “Manufacturer Overconcentration Percentage” means, with respect to an Overconcentrated Manufacturer, a fraction, calculated as of the end of each Monthly Period, expressed as a percentage, (a) the numerator of which is the excess, if any, of (i) the outstanding balance of all principal receivables held by the issuer and covered by a floorplan agreement with such manufacturer plus the outstanding balance of all principal receivables held by the underlying trust and owed by such manufacturer allocable to the note trust certificate, over (ii) the Manufacturer Concentration Limit for such manufacturer, and (b) the denominator of which is the outstanding balances of all such principal receivables.

     “Minimum Free Equity Amount” is defined in the accompanying prospectus supplement under “Glossary of Terms for Prospectus Supplement.”

     “Monthly Period” means, as to any payment date, the preceding calendar month.

     “Note Trust Principal Balance” is defined under “Glossary of Terms for Prospectus Supplement” in the prospectus supplement.

     “OID” is defined in this prospectus under “U. S. Federal Income Tax Consequences — Tax Consequences to the Holders of the Notes.”

     “OID Regulations” is defined in this prospectus under “U.S. Federal Income Tax Consequences — Tax Consequences to the Holders of the Notes.”

     “Originator” is defined under “The Financing Business # General” in this prospectus.

     “Overconcentrated Dealer” means a dealer, that is not a manufacturer, with respect to which a Dealer Overconcentration exists. For purposes of the definition of Overconcentrated Dealer, such a dealer and all of its affiliates that are dealers shall be considered to be a single dealer.

     “Overconcentrated Manufacturer” means a manufacturer with respect to which a Manufacturer Overconcentration exists.

     “Overconcentrated Product Line” means a product line with respect to which a Product Line Overconcentration exists.

     “Owner Trustee” means The Bank of New York (Delaware), a Delaware banking corporation.

     “PCS” is defined under “The Financing Business—Dealer Monitoring” in this prospectus.

     “Product Line Concentration Limit” means, with respect to a product line, a dollar amount calculated as:

•	twenty-five percent (25%) of the sum of the outstanding balance of principal receivables held by the issuer plus the outstanding balance of principal receivables held by the underlying trust allocable to the note trust certificate on the last day of the applicable Monthly Period if such product line is consumer electronics and appliances;

•	twenty-five percent (25%) of the sum of the outstanding balance of principal receivables held by the issuer plus the outstanding balance of principal receivables held by the underlying trust allocable to the note trust certificate on the last day of the applicable Monthly Period if such product line is technology;

•	forty percent (40%) of the sum of the outstanding balance of principal receivables held by the issuer plus the outstanding balance of principal receivables held by the underlying trust allocable to the note trust certificate on the last day of the applicable Monthly Period if such product line is marine;

•	thirty percent (30%) of the sum of the outstanding balance of principal receivables held by the issuer plus the outstanding balance of principal receivables held by the underlying trust allocable to the note trust certificate on the last day of the applicable Monthly Period if such product line is recreational vehicles;

•	twenty-five percent (25%) of the sum of the outstanding balance of principal receivables held by the issuer plus the outstanding balance of principal receivables held by the underlying trust allocable to the note trust certificate on the last day of the applicable Monthly Period if such product line is motorcycles;

•	twenty percent (20%) of the sum of the outstanding balance of principal receivables held by the issuer plus the outstanding balance of principal receivables held by the underlying trust allocable to the note trust certificate on the last day of the applicable Monthly Period if such product line is music;

•	twenty percent (20%) of the sum of the outstanding balance of principal receivables held by the issuer plus the outstanding balance of principal receivables held by the underlying trust allocable to the note trust certificate on the last day of the applicable Monthly Period if such product line is snowmobiles;

•	twenty-five percent (25%) of the sum of the outstanding balance of principal receivables held by the issuer plus the outstanding balance of principal receivables held by the underlying trust allocable to the note trust certificate on the last day of the applicable Monthly Period if such product line is industrial equipment;

•	ten percent (10%) of the sum of the outstanding balance of principal receivables held by the issuer plus the outstanding balance of principal receivables held by the underlying trust allocable to the note trust certificate on the last day of the applicable Monthly Period if such product line is manufactured housing;

•	twenty-five percent (25%) of the sum of the outstanding balance of principal receivables held by the issuer plus the outstanding balance of principal receivables held by the underlying trust allocable to the note trust certificate on the last day of the applicable Monthly Period if such product line is lawn and garden;

•	twenty percent (20%) of the sum of the outstanding balance of principal receivables held by the issuer plus the outstanding balance of principal receivables held by the underlying trust allocable to the note trust certificate on the last day of the applicable Monthly Period if such product line is accounts receivable (including, without limitation, purchases of accounts receivable);

•	twenty percent (20%) of the sum of the outstanding balance of principal receivables held by the issuer plus the outstanding balance of principal receivables held by the underlying trust allocable to the note trust certificate on the last day of the applicable Monthly Period if such product line is asset based lending receivables; provided, that the amount permitted pursuant to this bullet point and the preceding bullet point, when taken together, do not exceed twenty-five percent (25%) of the sum of the outstanding balance of principal receivables held by the issuer plus the outstanding balance of principal receivables held by the underlying trust allocable to the note trust certificate on the last day of the applicable Monthly Period; and

•	twenty percent (20%) of the sum of the outstanding balance of principal receivables held by the issuer plus the outstanding balance of principal receivables held by the underlying trust allocable to the note trust certificate on the last day of the applicable Monthly Period if such product is in a product line other than those listed above;

or, in the case of any of the above paragraphs, if the Rating Agency Condition is satisfied, such larger percentage of the sum of the outstanding balance of principal receivables held by the issuer plus the outstanding balance of principal receivables held by the underlying trust allocable to the note trust certificate as is stated in the notice from each applicable rating agency in connection with the satisfaction of the Rating Agency Condition.

     “Product Line Overconcentration” means, on any determination date, the excess, if any, of (a) the sum of the aggregate outstanding balance of principal receivables held by the issuer plus the outstanding balance of principal receivables held by the underlying trust allocable to the note trust certificate that represent financing for a single product line (according to the classification system of CDF (with respect to underlying trust receivables) or CDF or another Originator (with respect to receivables held by the issuer) on the last day of the Monthly Period immediately preceding such determination date over (b) the Product Line Concentration Limit for such product line.

     “Product Line Overconcentration Percentage” means, with respect to an Overconcentrated Product Line, a fraction, calculated as of the end of each Monthly Period, expressed as a percentage, (a) the numerator of which is the excess, if any, of (i) the sum of the outstanding balance of principal receivables held by the issuer relating to products in such product line plus the outstanding balance of principal receivables held by the underlying trust allocable to the note trust certificate relating to products in such product line, over (ii) the Product Line Concentration Limit for such product line, and (b) the denominator of which is the outstanding balances of such principal receivables.

     “Rating Agency Condition” is defined in the accompanying prospectus supplement under “Glossary of Terms for Prospectus Supplement.”

     “Required Principal Balance” means, as of any date of determination, the sum of the numerators used at such date to calculate the allocation percentages with respect to principal collections for all series issued by the issuer that are outstanding on such date.

     “SEC” means the Securities and Exchange Commission.

     “Securities Act” is defined in the accompanying prospectus supplement under “Glossary of Terms for Prospectus Supplement.”

     “Series Maturity Date”, for any series of notes, will be defined in the indenture supplement for that series.

     “Short-Term Note” is defined in this prospectus under “U.S. Federal Income Tax Consequences — Tax Consequences to the Holders of the Notes.”

     “TCFC” means Transamerica Commercial Finance Corporation, a Delaware corporation.

     “Underlying Trust Unconcentrated Pool Balance” is defined in this prospectus under “The Note Trust Certificate — Pooling and Servicing Agreement — Allocations of Collections, Defaulted Amounts and Miscellaneous Payments to the Dealer Overconcentration Series.”

     “Underlying Trust Required Participation Amount” means, as of the time of determination, an amount equal to the sum of the amounts, for each series issued by the underlying trust (including the note trust certificate but excluding the dealer overconcentration series), obtained by multiplying (1) a percentage for such series specified in the related supplement to the pooling and servicing agreement for that series, by (2) a dollar amount specified in such supplement.

Annex I

Global Clearance, Settlement and

Tax Documentation Procedures

     In most circumstances, the notes offered by this prospectus and the accompanying prospectus supplement will be issued only as “global securities” which are registered and held by a depository. Owners of the global securities may hold their global securities through any of DTC, Clearstream or Euroclear. The global securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding global securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice—i.e., seven calendar day settlement.

     Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding notes will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, and as DTC participants.

     Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

     All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold those positions in accounts as DTC participants.

     Investors electing to hold their global securities through DTC (other than through accounts at Clearstream or Euroclear) will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Global securities will be credited to the securities custody accounts on the settlement date against payment for value on the settlement date.

Secondary Market Trading

     Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and transferor’s accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants, other than the depositaries for Clearstream and Euroclear, will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

     Trading between Clearstream Customers and/or Euroclear Participants. Secondary market trading between Clearstream customers and/or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

A I-1

     Trading between DTC seller and Clearstream customer or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant—other than the depositaries for Clearstream and Euroclear—to the account of a Clearstream customer or a Euroclear participant, the purchaser must send instructions to Clearstream prior to 12:30 p.m. on the settlement date. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the global securities for payment. Payment will then be made by the respective depositary, as the case may be, to the DTC participant’s account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream customer’s or Euroclear participant’s account. Credit for the global securities will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream customer’s or Euroclear participant’s particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective European depositary for the benefit of Clearstream customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently from a trade between two DTC participants.

     Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective European depositary, to another DTC participant. The seller will send instructions to Clearstream before 12:30 p.m. on the settlement date. In these cases, Clearstream or Euroclear will instruct the respective European depositary, as appropriate, to credit the global securities to the DTC participant’s account against payment. The payment will then be reflected in the account of the Clearstream customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream customer’s or Euroclear participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. If the Clearstream customer or Euroclear participant has a line of credit with its respective clearing system and elects to draw on such line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream customer’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

     A beneficial owner of global securities holding securities through Clearstream, Euroclear or through DTC—if the holder has an address outside the U.S.—will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. person required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner provides the appropriate certification for obtaining an exemption or reduced tax rate. See “U.S. Federal Income Tax Consequences” in this prospectus.

A I-2

GE Dealer Floorplan Master Note Trust

Issuer

CDF Funding, Inc. Transferor	General Electric Capital Corporation Master Servicer

Series 2004-1 Asset Backed Securities

$1,202,000,000 Class A Notes
$38,000,000 Class B Notes
$10,000,000 Class C Notes

PROSPECTUS SUPPLEMENT

Underwriters of the Class A Notes

Joint Bookrunners

Banc of America Securities LLC	Citigroup

JPMorgan

Deutsche Bank Securities

Loop Capital Markets, LLC

Underwriters of the Class B Notes and Class C Notes

Banc of America Securities LLC	Citigroup

         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

      We are not offering the notes in any state where the offer is not permitted.

      We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

      Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will deliver a prospectus supplement and prospectus until ninety (90) days after the date of this prospectus.